Exhibit 10.1


                                                                EXECUTION COPY



                                  $350,000,000


                                CREDIT AGREEMENT


                            Dated as of July 9, 2003

                                      Among

                    BUILDING MATERIALS CORPORATION OF AMERICA

                                   as Borrower

                                       and

                  THE INITIAL LENDERS, INITIAL ISSUING BANK AND
                          SWING LINE BANK NAMED HEREIN

          as Initial Lenders, Initial Issuing Bank and Swing Line Bank

                                       and

                               CITICORP USA, INC.

             as Collateral Monitoring Agent and Administrative Agent

                                       and

                          CITIGROUP GLOBAL MARKETS INC.

                        as Lead Arranger and Book Manager

                                       and

                          DEUTSCHE BANK SECURITIES INC.

                              as Syndication Agent

                                       and

             THE CIT GROUP/BUSINESS CREDIT, INC., CONGRESS FINANCIAL
                       CORPORATION AND JPMORGAN CHASE BANK

                           as Co-Documentation Agents

                          T A B L E  O F  C O N T E N T S

SECTION                                                                                                  PAGE
                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01. Certain Defined Terms.........................................................................2
SECTION 1.02. Computation of Time Periods; Other Definitional Provisions...................................39
SECTION 1.03. Accounting Terms.............................................................................39
SECTION 1.04. Currency Equivalents Generally...............................................................39

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES
                            AND THE LETTERS OF CREDIT

SECTION 2.01. The Advances and the Letters of Credit.......................................................39
SECTION 2.02. Making the Advances..........................................................................41
SECTION 2.03. Issuance of and Drawings and Reimbursement Under Letters of Credit...........................43
SECTION 2.04. Repayment of Advances........................................................................45
SECTION 2.05. Termination or Reduction of the Commitments..................................................46
SECTION 2.06. Prepayments..................................................................................47
SECTION 2.07. Interest.....................................................................................48
SECTION 2.08. Fees.........................................................................................49
SECTION 2.09. Conversion of Advances.......................................................................50
SECTION 2.10. Increased Costs, Etc.........................................................................51
SECTION 2.11. Payments and Computations....................................................................53
SECTION 2.12. Taxes........................................................................................55
SECTION 2.13. Sharing of Payments, Etc.....................................................................58
SECTION 2.14. Use of Proceeds..............................................................................58
SECTION 2.15. Defaulting Lenders...........................................................................58
SECTION 2.16. Evidence of Debt.............................................................................61

                                   ARTICLE III

                            CONDITIONS OF LENDING AND
                         ISSUANCES OF LETTERS OF CREDIT

SECTION 3.01. Conditions Precedent to Initial Extension of Credit..........................................62
SECTION 3.02. Conditions Precedent to Each Borrowing and Issuance and Renewal..............................69
SECTION 3.03. Determinations Under Section 3.01............................................................70


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
                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Representations and Warranties of the Borrower...............................................71

                                    ARTICLE V

                            COVENANTS OF THE BORROWER

SECTION 5.01. Affirmative Covenants........................................................................78
SECTION 5.02. Negative Covenants...........................................................................85
SECTION 5.03. Reporting Requirements.......................................................................98
SECTION 5.04. Financial Covenants.........................................................................102

                                   ARTICLE VI

                                EVENTS OF DEFAULT

SECTION 6.01. Events of Default...........................................................................103
SECTION 6.02. Actions in Respect of the Letters of Credit upon Default....................................107

                                   ARTICLE VII

                                   THE AGENTS

SECTION 7.01. Authorization and Action....................................................................107
SECTION 7.02. Agents' Reliance, Etc.......................................................................108
SECTION 7.03. CUSA and Affiliates.........................................................................108
SECTION 7.04. Lender Party Credit Decision................................................................108
SECTION 7.05. Indemnification.............................................................................109
SECTION 7.06. Successor Agents............................................................................110
SECTION 7.07. Appointment of Supplemental Collateral Monitoring Agents....................................110
SECTION 7.08. The Lead Arranger, the Syndication Agent and the Co-Documentation Agent.....................111

                                  ARTICLE VIII

                                  MISCELLANEOUS

SECTION 8.01. Amendments, Etc.............................................................................112
SECTION 8.02. Notices, Etc................................................................................112
SECTION 8.03. No Waiver; Remedies.........................................................................114
SECTION 8.04. Costs and Expenses..........................................................................114
SECTION 8.05. Right of Set-off............................................................................116
SECTION 8.06. Binding Effect..............................................................................116
SECTION 8.07. Assignments and Participations..............................................................116
SECTION 8.08. Execution in Counterparts...................................................................120


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
SECTION 8.09. No Liability of the Issuing Bank............................................................120
SECTION 8.10. Confidentiality.............................................................................121
SECTION 8.11. Release of Collateral.......................................................................121
SECTION 8.12. Jurisdiction, Etc...........................................................................121
SECTION 8.13. Governing Law...............................................................................122
SECTION 8.14. Waiver of Jury Trial........................................................................122
SECTION 8.15. Required Environmental Tasks................................................................122
SECTION 8.16. Agreement to Comply With Court Order........................................................123



SCHEDULES
Schedule I               -       Commitments and Applicable Lending Offices
Schedule II              -       Subsidiary Guarantors
Schedule III             -       Eligible Receivables Matters
Schedule IV              -       Receivable Obligor Matters
Schedule 3.01(a)(v)      -       IRB Properties
Schedule 3.01(a)(v)(C)   -       Survey Properties
Schedule 3.01(a)(v)(D)   -       Collateral Access Agreements
Schedule 3.01(a)(v)(E)   -       Zoning Compliance Letter Properties
Schedule 4.01(a)         -       Equity Investors
Schedule 4.01(b)         -       Subsidiaries
Schedule 4.01(f)         -       Disclosed Litigation
Schedule 4.01(l)         -       Plans, Multiemployer Plans and Welfare Plans
Schedule 4.01(m)         -       Environmental Disclosure
Schedule 4.01(n)         -       Open Years
Schedule 4.01(p)         -       Existing Debt
Schedule 4.01(q)         -       Surviving Debt
Schedule 4.01(r)         -       Liens
Schedule 4.01(s)         -       Owned Real Property
Schedule 4.01(t)(1)      -       Leased Real Property (Lessee)
Schedule 4.01(t)(2)      -       Leased Real Property (Lessor)
Schedule 4.01(u)         -       Investments
Schedule 4.01(v)         -       Intellectual Property
Schedule 4.01(w)         -       Material Contracts
Schedule 5.02(e)         -       Excluded Assets
Schedule 8.15            -       Environmental Tasks and Related Items


EXHIBITS
Exhibit A  -    Form of Revolving Credit Note
Exhibit B  -    Form of Notice of Borrowing
Exhibit C  -    Form of Assignment and Acceptance
Exhibit D  -    Form of Security Agreement
Exhibit E  -    Form of Collateral Agent Agreement
Exhibit F  -    Form of Subsidiary Guaranty
Exhibit G  -    Form of Mortgage
Exhibit H  -    Form of Solvency Certificate


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
Exhibit I  -    Form of Opinion of Counsel to the Loan Parties
Exhibit J  -    Form of Opinion of Local Counsel
Exhibit K  -    Form of Borrowing Base Certificate
Exhibit L  -    Approval Order
Exhibit M  -    Form of Opinion of Richard Weinberg, General Counsel to the
                 Borrower
Exhibit N  -    Form of Basket Report
Exhibit O  -    Form of Intellectual Property Security Agreement (with related
                 Supplement)

                                CREDIT AGREEMENT

                     CREDIT AGREEMENT (this "AGREEMENT") dated as of July 9, 2003 among BUILDING MATERIALS CORPORATION OF AMERICA, a Delaware corporation (the "BORROWER"), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Initial Lenders (the "INITIAL LENDERS"), the financial institution listed on the signature pages hereof as the Initial Issuing Bank (the "INITIAL ISSUING BANK") and the financial institution listed on the signature pages hereof as the Initial Swing Line Bank (the "INITIAL SWING LINE BANK" and, together with the Initial Lenders and the Initial Issuing Bank, the "INITIAL LENDER PARTIES"), CITICORP USA, INC. as collateral monitoring agent (in such capacity, together with any successor collateral agent appointed pursuant to Article VII, the "COLLATERAL MONITORING AGENT") for the Secured Parties (as hereinafter defined), and as administrative agent (in such capacity, together with any successor administrative agent appointed pursuant to Article VII, the "ADMINISTRATIVE AGENT"), CITIGROUP GLOBAL MARKETS INC., as lead arranger and book manager (the "LEAD ARRANGER"), DEUTSCHE BANK SECURITIES INC., as syndication agent (the "SYNDICATION AGENT"), and THE CIT GROUP/BUSINESS CREDIT, INC., CONGRESS FINANCIAL CORPORATION, AND JPMORGAN CHASE BANK, as co-documentation agents (collectively, the "CO-DOCUMENTATION AGENTS", and together with the Collateral Monitoring Agent, the Administrative Agent, the Lead Arranger and the Syndication Agent, the "AGENTS"), for the Lender Parties (as hereinafter defined).

PRELIMINARY STATEMENTS:

                     (1) The Borrower currently has certain outstanding Debt (as hereinafter defined), including (i) Debt under that certain Consolidated and Restated Credit Agreement dated as of December 30, 2002 (as amended as of the date hereof, the "EXISTING REVOLVING CREDIT FACILITY") among the Borrower, The Bank of New York, as swing line lender and administrative agent, and certain other agents and lenders party thereto; (ii) an existing $115,000,000 revolving, three year offering basis trade receivables securitization (and related liquidity facility) due December 17, 2004 (the "EXISTING RECEIVABLES FINANCING"); (iii) an existing letter of credit facility provided by Fleet National Bank in connection with a certain internal revenue bond financing of the facilities of Building Materials Manufacturing Corporation in Shafter, California (as amended as of the date hereof, the "FLEET LC"); (iv) an existing precious metals note due August 2003 (as amended as of the date hereof, the "PRECIOUS METALS NOTE"); (v) certain 7.75% senior notes due June 15, 2005 (the "7.75% SENIOR NOTES") and (vi) certain 10.50% senior notes due September 2003 (as amended as of the date hereof, the "10.50% SENIOR NOTES").

                     (2) The Borrower has a buyout option (the "CHESTER BUYOUT OPTION") exercisable in June 2003 of its sale-leaseback facility with respect to its Chester, South Carolina plant pursuant to the Chester Lease (as hereinafter defined).

                     (3) The Borrower has requested that the Lender Parties lend to it up to $350,000,000 to (i) refinance the Existing Revolving Credit Facility, (ii) refinance the Existing Receivables Financing, (iii) refinance the Fleet LC, (iv) refinance the Precious Metals Note, (v) subject to satisfaction of the Note Financing Requirements (as hereinafter defined), refinance when due the 7.75% Senior Notes; (vi) refinance when due the 10.50% Senior Notes, (vii) finance, if necessary, the exercise of the Chester Buyout Option, (viii) pay related transactions costs, fees and expenses, and (ix) provide financing for working capital, Letters of Credit, Capital Expenditures and other general corporate purposes (each of the transactions described in clauses (i) through (ix) herein being collectively "INTENDED USE TRANSACTIONS"). The Lender Parties have indicated their willingness to agree to lend such amounts on the terms and conditions of this Agreement.

                     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                     SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                      "ADMINISTRATIVE AGENT" has the meaning specified in the recital of parties to this Agreement.

                      "ADMINISTRATIVE AGENT'S ACCOUNT" means the account of the Administrative Agent maintained by the Administrative Agent with Citibank, N.A. at its office at 388 Greenwich Avenue, New York, New York 10043, Account No. 36852248, Attention: Ann Marie Pavco, or such other account as the Administrative Agent shall specify in writing to the Lender Parties.

                      "ADVANCE" means a Revolving Credit Advance, a Swing Line Advance or a Letter of Credit Advance.

                      "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.

                      "AGENTS" has the meaning specified in the recital of parties to this Agreement.

                      "AGREEMENT VALUE" means, for each Hedge Agreement, on any date of determination, an amount determined by the Administrative Agent equal to: (a) in the case of a Hedge Agreement documented pursuant to the Master Agreement (Multicurrency-Cross Border) published by the International Swap and Derivatives Association, Inc. (the "MASTER AGREEMENT"), the amount, if any, that would be payable by any Loan Party or any of its Subsidiaries to its counterparty to such Hedge Agreement, as if (i) such Hedge Agreement was being terminated early on such date of determination, (ii) such Loan Party or Subsidiary was the sole "Affected Party", and (iii) the Administrative Agent was the sole party determining such payment


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
           amount (with the Administrative Agent making such determination pursuant to the provisions of the form of Master Agreement); (b) in the case of a Hedge Agreement traded on an exchange, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement determined by the Administrative Agent based on the settlement price of such Hedge Agreement on such date of determination; or (c) in all other cases, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement determined by the Administrative Agent as the amount, if any, by which (i) the present value of the future cash flows to be paid by such Loan Party or Subsidiary exceeds (ii) the present value of the future cash flows to be received by such Loan Party or Subsidiary pursuant to such Hedge Agreement; capitalized terms used and not otherwise defined in this definition shall have the respective meanings set forth in the above described Master Agreement.

                      "AMORTIZATION BASKET" means $5 million in the aggregate (commencing on the Effective Date).

                      "APPLICABLE LENDING OFFICE" means, with respect to each Lender Party, such Lender Party's Domestic Lending Office in the case of a Base Rate Advance and such Lender Party's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

                      "APPLICABLE MARGIN" means 1.00% per annum for Base Rate Advances and 2.75% per annum for Eurodollar Rate Advances.

                      "APPLIED CREDITS" means credit balances that reduce the principal balance of non-delinquent Receivables of the Loan Parties owed by a particular obligor, to offset delinquent Receivables from such obligor which have been disputed and determined not to be owed by such obligor.

                      "APPROVED FUND" means any Fund that is administered or managed by (a) a Lender Party, (b) an Affiliate of a Lender Party or
           (c) an entity or an Affiliate of an entity that administers or manages a Lender Party.

                      "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender Party and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section
           8.07 and in substantially the form of Exhibit C hereto.

                      "AVAILABLE AMOUNT" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

                      "BASE RATE" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

                                 (a) the rate of interest announced publicly by
                      Citibank, N.A. in New York, New York, from time to time, as Citibank, N.A.'s base rate;

                                 (b) the sum (adjusted to the nearest 1/4 of 1%
                      or, if there is no nearest 1/4 of 1%, to the next higher 1/4 of 1%) of (i) 1/2 of 1% per annum, plus (ii) the rate obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business
                      Day) for the three-week period ending on the previous Friday by Citibank, N.A. on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank, N.A. from three New York certificate of deposit dealers of recognized standing selected by Citibank, N.A. by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank, N.A. with respect to liabilities consisting of or including (among other liabilities) three-month U.S. dollar non-personal time deposits in the United States, plus (iii) the average during such three-week period of the annual assessment rates estimated by Citibank, N.A. for determining the then current annual assessment payable by Citibank, N.A. to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of Citibank, N.A. in the United States; and

                                 (c) 1/2 of 1% per annum above the Federal Funds
                      Rate.

                      "BASE RATE ADVANCE" means an Advance that bears interest as provided in Section 2.07(a)(i).

                      "BMCA HOLDINGS" means BMCA Holdings Corporation, a Delaware corporation.

                      "BORROWER" has the meaning specified in the recital of parties to this Agreement.

                      "BORROWER'S ACCOUNT" means the account of the Borrower maintained by the Borrower with Citibank, N.A. at its office at 399 Park Avenue, New York, New York 10043, Account No. NY DDA 30541035 Building Materials Corporation of America, or such other account as the Borrower shall specify in writing to the Administrative Agent.

                      "BORROWING" means a Revolving Credit Borrowing or a Swing Line Borrowing.

                      "BORROWING BASE CERTIFICATE" means a certificate in substantially the form of Exhibit K hereto, duly certified by a Responsible Financial Officer of the Borrower.

                      "BORROWING BASE DEFICIENCY" means, at any time, the failure of (a) the Loan Value at such time to equal or exceed (b) the sum of (i) the aggregate principal amount of the Revolving Credit Advances, the Letter of Credit Advances and the Swing Line Advances


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
           outstanding at such time plus (ii) the aggregate Available Amount under all Letters of Credit outstanding at such time.

                      "BUSINESS DAY" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

                      "CAPITAL EXPENDITURES" means, for any Person for any period, all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person.

                      "CAPITALIZED LEASES" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

                      "CARRYOVER AMOUNT" has the meaning specified in Section 5.02(p).

                      "CASH COLLATERAL ACCOUNT" has the meaning specified in the Security Agreement.

                      "CASH DISCOUNT RESERVES" means those reserves against the principal balance of Receivables of the Loan Parties which represents anticipated cash discounts, as such reserves are reflected in the general ledger of such Loan Parties in accordance with their customary practice and otherwise acceptable to the Administrative Agent.

                      "CASH EQUIVALENTS" means any of the following, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens other than Liens created under the Collateral Documents (a) securities issued or fully guaranteed or insured by the United States government or any agency thereof, (b) certificates of deposit, eurodollar time deposits, overnight bank deposits and bankers' acceptances of any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies that, at the time of acquisition, are rated at least "A-1" by S&P or "P-1" by Moody's, (c) commercial paper of an issuer rated at least "A-1" by S&P or "P-1" by Moody's or (d) shares of any money market fund that (i) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (a), (b) and (c) above, (ii) has net assets of not less than $500,000,000 and (iii) is rated at least "A-1" by S&P or "P-1" by Moody's; provided, however, that the maturities of all obligations of the type specified in clauses (a), (b) and (c) above shall not exceed 360 days.

                      "CASUALTY EVENT" means the disposition of property pursuant to a condemnation proceeding or the destruction of property as a result of casualty.

                      "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601 et seq., as it may be as amended from time to time during the term of this Agreement.

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
                      "CERTAIN PERMITTED DISPOSITIONS" means, with respect to any assets of any Loan Party, any sale, lease, transfer or other disposition in connection with the following: (i) sales of Inventory in the ordinary course of its business and the granting of any option or other right to purchase, lease or otherwise acquire Inventory in the ordinary course of its business; (ii) sales, transfers or other dispositions of assets among Loan Parties; (iii) any such transaction that constitutes an investment in a Non-Recourse Subsidiary or other Subsidiary that is not a Loan Party permitted under Section 5.02(f)(ii), (iv) any cash payment made by any Loan Party in the ordinary course of business; and (v) any Casualty Event.

                      "CFC" means an entity that is a controlled foreign corporation under Section 957 of the Internal Revenue Code.

                      "CHANGE OF CONTROL" means the occurrence of any of the following:

                                 (a) prior to the time that at least 15% of the
                      then outstanding Voting Interests of the Parent, the Borrower, or any Subsidiary of the Parent of which the Borrower is also a Subsidiary is publicly traded on a national securities exchange or in the NASDAQ (national market system), the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 of the Securities and Exchange Commission under the Securities Act of 1934, as amended), directly or indirectly, of majority voting power of the Voting Interests of the Borrower, whether as a result of issuance of securities of the Borrower or any of its Affiliates, any merger, consolidation, liquidation or dissolution of the Borrower or any of its Affiliates, any direct or indirect transfer of securities by any Permitted Holder or by the Parent or any of its Subsidiaries or otherwise (for purposes of this clause (a) and clause (b) below, the Permitted Holders shall be deemed to beneficially own any Voting Interests of a corporation (the "specified corporation") held by any other corporation (the "parent corporation") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, a majority of the Voting Interests of the parent corporation);

                                 (b) any "Person" (as such term is used in
                      sections 13(d) and 14(d) of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (a) above, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the Voting Interest or Parent or the Borrower; provided that the Permitted Holders beneficially own (as defined in clause (a) above), directly or indirectly, in the aggregate a lesser percentage of the Voting Interests of the Parent or the Borrower than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of Parent or the Borrower; or


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
                                 (c) during any period of two consecutive years,
                      individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Borrower including predecessors, was approved by a vote of a majority of the directors of the Borrower then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Borrower then in office.

                      "CHESTER BUYOUT OPTION" has the meaning specified in the Preliminary Statements.

                      "CHESTER EQUIPMENT" means that certain equipment owned by the Borrower and located at the Chester, South Carolina plant and described in the Chester Financing Agreement.

                      "CHESTER FINANCING AGREEMENT" means that certain Security Agreement, executed on or about the date hereof, between the Borrower and The CIT Group/Equipment Financing, Inc., as the same may be amended, restated, supplemented or otherwise modified from time to time.

                      "CHESTER LEASE" means that certain lease agreement entered into between the Borrower, as lessee, and General Electric Capital Corporation and The CIT Group/Equipment Financing, Inc., as lessors, with respect to equipment located at the Chester, South Carolina plant.

                      "COLLATERAL" means all "Collateral" referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

                      "COLLATERAL AGENT" means Citibank, N.A., in its capacity as collateral agent under the Collateral Documents.

                      "COLLATERAL AGENT AGREEMENT" means the Amended and Restated Collateral Agent Agreement, dated as of the date hereof, among the Administrative Agent, the Collateral Monitoring Agent, each senior note trustee specified therein, and Citibank, N.A., as Collateral Agent.

                      "COLLATERAL DOCUMENTS" means the Security Agreement, the Mortgages, the Collateral Agent Agreement, each of the collateral documents, instruments and agreements delivered pursuant to Section 5.01(j), and each other agreement that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

                      "COLLATERAL MONITORING AGENT" has the meaning specified in the recital of parties to this Agreement.


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
                      "COMMITMENT" means a Revolving Credit Commitment or a Letter of Credit Commitment.

                      "CONFIDENTIAL INFORMATION" means information that any Loan Party furnishes to any Agent or any Lender Party on a confidential basis, but does not include any such information that is or becomes generally available to the public other than as a result of a breach by such Agent or any Lender Party of its obligations hereunder or that is or becomes available to such Agent or such Lender Party from a source other than the Loan Parties that is not, to the best of such Agent's or such Lender Party's knowledge, acting in violation of a confidentiality agreement with a Loan Party.

                      "CONSOLIDATED" refers to the consolidation of accounts in accordance with GAAP.

                      "CONTINGENT OBLIGATION" means, with respect to any Person, any Obligation or arrangement of such Person to guarantee or with the effect of guaranteeing any Obligations constituting Debt ("PRIMARY OBLIGATIONS") of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly. The amount of any such Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in accordance with generally accepted accounting principles.

                      "CONVERSION", "CONVERT" and "CONVERTED" each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.09 or 2.10.

                      "COST OF GOODS SOLD QUOTIENT" means, on any date of determination, (a) the cost of goods sold for the 12 month period ending on the last day of the calendar month immediately prior to such date of determination, excluding depreciation and amortization, and as determined in accordance with GAAP, divided by (b) the aggregate balance of accounts payable as of the end of such calendar month, determined in accordance with GAAP.

                      "CREDITORS' COMMITTEE" means any official committee of creditors appointed in G-I Holdings' bankruptcy proceedings.

                      "CURRENT ASSETS" of any Person means all assets of such Person that would, in accordance with GAAP, be classified as current assets of a company conducting a business the same as or similar to that of such Person, after deducting adequate reserves in each case in which a reserve is proper in accordance with GAAP.

                      "CUSA" means Citicorp USA, Inc.

                      "DAYS PAYABLE OUTSTANDING QUOTIENT" means, on any date of determination, (a) 360 days divided by (b) the Cost of Goods Sold Quotient.

                      "DEBT" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services (other than trade payables and other accrued current liabilities incurred in the ordinary course of such Person's business and either (i) not overdue (to the knowledge of the Borrower exercising reasonable diligence) by more than the later to occur of
           (A) 90 days from the due date thereof and (B) 30 days from the date the Borrower becomes aware (exercising reasonable diligence) that such liability is overdue, or (ii) are being contested in good faith in an appropriate manner), (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments,
           (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (e) all Obligations of such Person as lessee under Capitalized Leases, (f) all Obligations of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations (other than pursuant to the 2001 Long Term Incentive Plan in effect on the date hereof or similar plans) of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person or any warrants, rights or options to acquire such Equity Interests on or prior to the Termination Date, valued, in the case of Redeemable Preferred Interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Contingent Obligations and Off-Balance Sheet Obligations of such Person and (i) all indebtedness and other payment Obligations referred to in clauses (a) through (h) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations.

                      "DEBT FOR BORROWED MONEY" of any Person means, at any date of determination, all items that, in accordance with GAAP, would be classified as indebtedness on a Consolidated balance sheet of such Person at such date.

                      "DEFAULT" means any Event of Default or any event that would constitute an Event of Default but for the passage of time or the requirement that notice be given or both.

                      "DEFAULT INTEREST" has the meaning set forth in Section 2.07(b).

                      "DEFAULTED ADVANCE" means, with respect to any Lender Party at any time, the portion of any Advance required to be made by such Lender Party to the Borrower pursuant to Section 2.01 or 2.02 at or prior to such time that has not been made by such Lender Party or by the Administrative Agent for the account of such Lender Party pursuant to Section 2.02(e) as of such time. In the event that a portion of a Defaulted Advance shall be deemed made pursuant to
           Section 2.15(a), the remaining portion of such Defaulted Advance shall be considered a Defaulted Advance originally required to be made pursuant to Section 2.01 on the same date as the Defaulted Advance so deemed made in part.

                      "DEFAULTED AMOUNT" means, with respect to any Lender Party at any time, any amount required to be paid by such Lender Party to any Agent or any other Lender Party hereunder or under any other Loan Document at or prior to such time that has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender Party to (a) the Swing Line Bank pursuant to
           Section 2.02(b) to purchase a portion of a Swing Line Advance made by the Swing Line Bank, (b) the Issuing Bank pursuant to Section 2.03(c) to purchase a portion of a Letter of Credit Advance made by the Issuing Bank, (c) the Administrative Agent pursuant to Section 2.02(e) to reimburse the Administrative Agent for the amount of any Advance made by the Administrative Agent for the account of such Lender Party, (d) any other Lender Party pursuant to Section 2.13 to purchase any participation in Advances owing to such other Lender Party and (e) any Agent or the Issuing Bank pursuant to Section 7.05 to reimburse such Agent or the Issuing Bank for such Lender Party's ratable share of any amount required to be paid by the Lender Parties to such Agent or the Issuing Bank as provided therein. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to
           Section 2.15(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

                      "DEFAULTING LENDER" means, at any time, any Lender Party that, at such time, (a) owes a Defaulted Advance or a Defaulted Amount or (b) shall take any action or be the subject of any action or proceeding of a type described in Section 6.01(f).

                      "DILUTION RESERVES" means reserves against the principal balance of Receivables of the Loan Parties, reflecting a variety of items including expected pricing disputes, returned goods, short shipments, freight claims, bad debts, and warranty deductions that exceed an amount equal to 5% of the aggregate balance at such time of all Eligible Receivables prior to giving effect to such Dilution Reserves.

                      "DISCLOSED LITIGATION" has the meaning specified in
           Section 3.01(e).

                      "DOMESTIC LENDING OFFICE" means, with respect to any Lender Party, the office of such Lender Party specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

                      "EBITDA" means, at any date of determination, the difference between (a) the sum, determined on a Consolidated basis, without duplication, of (i) net income (or net loss), (ii) interest expense, (iii) income tax expense, (iv) depreciation expense, (v) amortization expense, (vi) non-cash charges relating to the 2001 Long Term Incentive Plan (or any replacements thereof) given to employees of the Borrower and/or its Subsidiaries, (vii) extraordinary losses (as reflected on the income statement of the Borrower), and (viii) all other non-recurring, non-cash charges (as reflected on the income statement of the Borrower), and (b) (i) any cash payments made with respect to any non-recurring, non-cash charges, taken in a prior period, and which were previously included in EBITDA for purposes of this Agreement, in each case of the Borrower and its Subsidiaries,
           (ii) extraordinary gains (as reflected on the income statement of the Borrower), and (iii) all non-recurring non-cash gains (as reflected on the income statement of the Borrower), in each case, determined in accordance with GAAP for the applicable period.

                      "EFFECTIVE DATE" means the first date on which the conditions set forth in Article III shall have been satisfied.

                      "ELIGIBLE ASSIGNEE" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; (d) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $2,000,000,000; (e) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $2,000,000,000; (f) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow or of the Cayman Islands, or a political subdivision of any such country, and having total assets in excess of $2,000,000,000, so long as such bank is acting through a branch or agency located in the country in which it is organized or another country that is described in this clause (f); (g) the central bank of any country that is a member of the OECD; (h) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of business and having a combined capital and surplus of at least $250,000,000 and (i) any other Person (other than a natural person) approved by the Administrative Agent, the Issuing Bank and, so long as no Event of Default shall have occurred and be continuing at the time of effectiveness of such assignment, the Borrower (which approvals shall not be unreasonably withheld); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries or any of its competitors.

                      "ELIGIBLE COLLATERAL" means, collectively, Eligible Equipment, Eligible Inventory, Eligible Precious Metals, Eligible Real Property, Eligible Receivables and Eligible Supplies.

                      "ELIGIBLE EQUIPMENT" means the Equipment (excluding precious metals) of the Loan Parties, (a) that is owned by a Loan Party, and (b) with respect to which the representations and warranties applicable to such Equipment contained in any Loan Document are true and correct in all material respects, and, in each case, that the Administrative Agent deems to be Eligible Equipment, based on such credit and collateral considerations as the Administrative Agent may, in its sole discretion exercised reasonably, deem appropriate for this transaction. The value of such Equipment shall be determined by the Administrative Agent in its sole discretion taking into consideration, among other factors, its liquidation value. By way of example only, and without limiting the discretion of the Administrative Agent to consider any Equipment not to be Eligible Equipment, the Administrative Agent will consider any of the following classes of Equipment not to be Eligible Equipment:

                                 (i) Equipment located on leaseholds as to which
                      the lessor has not entered into a consent and agreement providing the Collateral Agent and the Collateral Monitoring Agent with the right to receive notice of default, the right to repossess such Equipment at any time and such other rights as may be acceptable to the Collateral Agent and the Collateral Monitoring Agent;

                                 (ii) Equipment in respect of which the Security
                      Agreement, after giving effect to the related filings of financing statements that have then been made, if any, does not or has ceased to create a valid and perfected first priority lien or security interest in favor of the Collateral Agent securing the Secured Obligations; and

                                 (iii) Equipment that is obsolete, unusable or
                      otherwise unmerchantable.

                      "ELIGIBLE INVENTORY" means the Inventory of the Loan Parties including raw materials, work-in-process, finished goods, parts and supplies (a) that is owned by a Loan Party, (b) with respect to which the Collateral Agent has a valid, perfected and enforceable Lien, (c) with respect to which the representations and warranties applicable to such Inventory contained in any Loan Document are true and correct in all material respects, (d) that is not obsolete, unmerchantable, unusable or otherwise unavailable for sale, and (e) with respect to which (in respect of any Inventory labeled with a brand name or trademark and sold by the applicable Loan Party pursuant to a trademark owned by such Loan Party or a license granted to such Loan Party) the Collateral Agent would have rights under such trademark or license pursuant to the Security Agreement or other agreement satisfactory to the Administrative Agent to sell such Inventory in connection with a liquidation thereof and, in each case, that the Administrative Agent deems to be Eligible Inventory based on such credit and collateral considerations as the Administrative Agent may, in its sole discretion exercised reasonably, deem appropriate for this transaction. The value of such Inventory shall be determined by the Administrative Agent in its sole discretion taking into consideration, among other factors, the lowest of its cost, its book value determined in accordance with GAAP and its liquidation value. By way of example only, and without limiting the discretion of the Administrative Agent to consider any Inventory not to be Eligible Inventory, the Administrative Agent will consider any of the following classes of Inventory not to be Eligible Inventory;

                                 (i) Inventory located on leaseholds as to which
                      the lessor has not entered into a consent and agreement providing the Collateral Agent and the Collateral Monitoring Agent with the right to receive notice of default, the right to repossess such Inventory at any time and such other rights as may be acceptable to the Collateral Agent and the Collateral Monitoring Agent unless a reserve satisfactory to the Administrative Agent shall have been established with respect thereto;

                                 (ii) Inventory consisting of promotional,
                      marketing, packaging or shipping materials and supplies;

                                 (iii) Inventory that fails to meet all
                      standards imposed by any governmental agency, or department or division thereof, having regulatory authority over such Inventory or its use or sale;

                                 (iv) Inventory located outside the United
                      States and Canada;

                                 (v) Subject to clause (i) above, Inventory that
                      is not in the possession of or under the sole control of the Loan Parties; and

                                 (vi) Inventory in respect of which the Security
                      Agreement, after giving effect to the related filings of financing statements that have then been made, if any, does not or has ceased to create a valid and perfected first priority lien or security interest in favor of the Collateral Agent for the benefit of the Secured Parties securing the Secured Obligations.

                      "ELIGIBLE PRECIOUS METALS" means the platinum and rhodium of the Loan Parties (a) that is owned by a Loan Party, (b) with respect to which the representations and warranties applicable to such platinum and rhodium contained in any Loan Document are true and correct in all material respects, (c) with respect to which the Loan Parties have maintained reporting requirements and controls as to the custody of such metals that are satisfactory to the Administrative Agent, and, in each case, that the Administrative Agent deems to be Eligible Precious Metals based on such credit and collateral considerations as the Administrative Agent may, in its sole discretion exercised reasonably, deem appropriate for this transaction and for such assets. The value of such precious metals shall be determined by the Administrative Agent in its sole discretion taking into consideration any and all factors the Administrative Agent may deem appropriate for such purposes. By way of example only, and without limiting the discretion of the Administrative Agent to consider any precious metals not to be Eligible Precious Metals, the Administrative Agent will consider any of the following classes of precious metals not to be Eligible Precious Metals:

                                 (i) precious metals located anywhere other than
                      on property owned by a Loan Party at its Nashville, Tennessee plant;

                                 (ii) precious metals that are not in the
                      possession of or under the sole control of the Loan Parties; and

                                 (iii) precious metals in respect of which the
                      Security Agreement, after giving effect to the related filings of financing statements that have then been made, if any, does not or has ceased to create a valid and perfected first priority lien or security interest in favor of the Collateral Agent for the benefit of the Secured Parties securing the Secured Obligations.

                      "ELIGIBLE REAL PROPERTY" means any parcel of real property located in the United States and owned by a Loan Party as to which:
           (a) the representations and warranties applicable to such real property contained in any Loan document are true and correct in all material respects, and (b) the conditions set forth in Section 3.01(a)(v) have been satisfied with respect to such property (it being understood that each requirement set forth in Section

           3.01(a)(v) shall apply to each parcel to be considered Eligible Real Property, and that to the extent that any such requirements in
           Section 3.01(a)(v) appear to be limited to particular parcels specified therein, such limitations only apply for purposes of determining whether the conditions precedent to the Initial Extension of Credit have been met), and, in each case, as to which the Administrative Agent deems to be Eligible Real Property based on such credit and collateral considerations as the Administrative Agent may, in its sole discretion exercised reasonably, deem appropriate for this transaction. The value of such real property shall be determined by the Administrative Agent in its sole discretion taking into consideration any and all factors the Administrative Agent may deem appropriate for such purposes including, without limitation, the fair market value of such real property as determined by means of third party appraisals. By way of example only, and without limiting the discretion of the Administrative Agent to consider any real property not to be Eligible Real Property, the Administrative Agent will consider any of the following classes of real property not to be Eligible Real Property:

                                 (i) real property which the Administrative
                      Agent determines in its sole discretion, exercised reasonably, should not be considered to be Eligible Real Property based on the results of the environmental assessment reports prepared with respect to such property;

                                 (ii) real property that fails to meet all
                      standards (including, without limitation, any and all Environmental Laws) imposed by any governmental agency, or department or division thereof, having regulatory authority over such real property or its use or sale, regardless of whether such failure is reasonably likely to result in liability to any Loan Party or Secured Party;

                                 (iii) real property that is not in the
                      possession of or under the sole control of the Loan
                      Parties;

                                 (iv) real property that is determined by the
                      Administrative Agent not to be Eligible Real Property in accordance with Section 8.15; or

                                 (v) real property in respect of which the
                      related Mortgage, after giving effect to all related filings and recordations that have then been made, does not or has ceased to create a valid first priority security interest in favor of the Collateral Agent for the benefit of the Secured Parties securing the Secured Obligations.

                      "ELIGIBLE RECEIVABLES" means only such Receivables of the Loan Parties as the Administrative Agent, in its sole discretion, exercised reasonably based on credit and collateral considerations appropriate for this transaction, shall from time to time elect to consider Eligible Receivables for purposes of this Agreement. The value of such Receivables shall be determined by the Administrative Agent in its sole discretion taking into consideration, among other factors, their book value determined in accordance with GAAP, subject to such reserves as may be established by the Administrative Agent using criteria customary for Receivables of a similar nature (including, without limitation, Specified Deductions), and deemed appropriate for this transaction by the Administrative Agent using criteria customary for Receivables of a similar nature. By way of example only, and without limiting the discretion of the

           Administrative Agent to consider any Receivables not to be Eligible Receivables, the Administrative Agent will consider any of the following classes of Receivables not to be Eligible Receivables:

                                 (a) Receivables that do not arise out of sales
                      of goods or rendering of services in the ordinary course of the business of the Loan Parties;

                                 (b) Receivables on terms other than those
                      normal or customary in the business of the Loan Parties;

                                 (c) Receivables owing from any Person that is
                      an Affiliate of any Loan Party or any of its Subsidiaries;

                                 (d) Receivables more than 105 days past the
                      original invoice date or more than 30 days past the date due; except as specified on Schedule III hereto;

                                 (e) Receivables that are extended, rewritten,
                      waived, restructured, or otherwise modified from time to time;

                                 (f) Receivables owing from any Person from
                      which an aggregate amount of more than 25% of the Receivables owing is more than 30 days past due;

                                 (g) Receivables owing from any Person that (i)
                      has disputed liability for any Receivable owing from such Person or (ii) has otherwise asserted any claim, demand or liability against any Loan Party or any of its Subsidiaries, whether by action, suit, counterclaim or otherwise, but only to the extent of such claim, demand or liability;

                                 (h) Receivables owing from any Person that
                      shall take or be the subject of any action or proceeding of a type described in Section 6.01(f);

                                 (i) Receivables (i) owing from any Person that
                      is also a supplier to or creditor of any Loan Party to the extent of the amount of any right of set-off, unless such Person has waived all rights of set-off in a manner acceptable to the Administrative Agent or (ii) representing any manufacturer's or supplier's credits, discounts, incentive plans or similar arrangements entitling any Loan Party to discounts on future purchase therefrom;

                                 (j) Receivables arising out of sales to account
                      debtors outside the United States or Canada unless the sale is on letter of credit or acceptance terms reasonably acceptable to the Administrative Agent;

                                 (k) Receivables arising out of sales on a
                      bill-and-hold, guaranteed sale, sale-or-return, sale on approval or consignment basis or subject to any right of return, set-off or charge-back;

                                 (l) Receivables owing from an account debtor
                      that is an agency, department or instrumentality of the United States or any State thereof unless the Borrower shall have satisfied the requirements of the Assignment of Claims Act of 1940, as amended, and any similar state legislation;

                                 (m) Receivables the full and timely payment of
                      which the Administrative Agent in accordance with its customary criteria and in its sole discretion believes is likely not to occur;

                                 (n) Receivables not evidenced by an invoice or
                      other writing in form and substance reasonably satisfactory to the Administrative Agent;

                                 (o) Receivables with respect to which the
                      representations and warranties set forth in the Transaction Documents applicable to Receivables are not true and correct;

                                 (p) (i) Except as set forth on Schedule IV, so
                      long as Home Depot or any other Receivables Obligor has long-term unsecured debt ratings of at least "A" and "A2" from S&P and Moody's, respectively, Receivables in excess of (x) $60 million in the case of Home Depot, and (y) $50 million in the case of any other Receivables Obligor, (ii) in any circumstance where clause (i) is not applicable but so long as a Receivables Obligor has a long-term unsecured debt rating of at least "BBB" and "Baa2" (in each case with stable outlooks) from S&P and Moody's, respectively, Receivables in excess of (A) $40 million in the case of Home Depot, and (B) $30 million in the case of any other Receivables Obligor; and (iii) in any other case Receivables in excess of 10% of all Eligible Receivables owing from any Receivables Obligor;

                                 (q) Receivables in respect of which the
                      Collateral Documents, after giving effect to the related filings of financing statements that have then been made, if any, do not or have ceased to create a valid and perfected first priority lien or security interest in favor of the Collateral Agent for the benefit of the Secured Parties securing the Secured Obligations; and

                                 (r) Receivables owing from an account debtor
                      located in New Jersey unless, at such time, the Loan Party to which such Receivables are owed has provided satisfactory evidence to the Administrative Agent of such Loan Party's qualification to do business as a corporation in such state.

                      "ELIGIBLE SUPPLIES" means the supplies of the Loan Parties
           (a) that are owned by a Loan Party, (b) with respect to which the Collateral Agent has a valid, perfected and enforceable Lien, (c) with respect to which the representations and warranties applicable to such supplies contained in any Loan Document are true and correct in all material respects, (d) that are not obsolete, unmerchantable, unusable or otherwise unavailable for their intended use, and (e) with respect to which (in respect of any supplies labeled with a brand name or trademark and used by the applicable Loan Party pursuant to a trademark owned by such Loan Party or a license granted to such Loan Party) the Collateral Agent would have rights under such trademark or license pursuant to the Security Agreement or other agreement satisfactory to the Administrative Agent to use such supplies in connection with or following any enforcement actions and, in each case, that the Administrative Agent deems to be Eligible Supplies based on such credit and collateral considerations as the Administrative Agent may, in its sole discretion exercised reasonably, deem appropriate for this transaction. The value of such supplies shall be determined by the Administrative Agent in its sole discretion taking into consideration, among other factors, the lowest of its cost, its book value determined in accordance with GAAP and its liquidation value. By way of example only, and without limiting the discretion of the Administrative Agent to consider any supplies not to be Eligible Supplies, the Administrative Agent will consider any of the following classes of supplies not to be Eligible Supplies:

                                 (i) supplies located on leaseholds as to which
                      the lessor has not entered into a consent and agreement providing the Collateral Agent and the Collateral Monitoring Agent with the right to receive notice of default, the right to repossess such supplies at any time and such other rights as may be acceptable to the Collateral Agent and the Collateral Monitoring Agent;

                                 (ii) supplies consisting of promotional,
                      marketing, packaging or shipping materials and supplies;

                                 (iii) supplies that fail to meet all standards
                      imposed by any governmental agency, or department or division thereof, having regulatory authority over such supplies or their use;

                                 (iv) supplies located outside the United States
                      and Canada;

                                 (v) supplies that are not in the possession of
                      or under the sole control of the Loan Parties; and

                                 (vi) supplies in respect of which the Security
                      Agreement, after giving effect to the related filings of financing statements that have then been made, if any, does not or has ceased to create a valid and perfected first priority lien or security interest in favor of the Collateral Agent for the benefit of the Secured Parties securing the Secured Obligations.

                      "ENVIRONMENTAL ACTION" means any action, suit, written demand, demand letter, written claim, notice of non-compliance or violation, written notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating to any Environmental Laws or Environmental Permits or arising from alleged injury or threat to human health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

                      "ENVIRONMENTAL LAW" means any applicable international, Federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or enforceable administrative agency interpretation, policy or guidance relating to pollution or protection of the environment, human health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, manufacture, generation, storage, disposal, release or discharge of Hazardous Materials.

                      "ENVIRONMENTAL PERMIT" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

                      "EQUIPMENT" means all Equipment referred to in Section 1(a) of the Security Agreement.

                      "EQUITY INTERESTS" means, with respect to any Person, any and all shares, interests (including preferred interests), warrants, rights, options or other interests, participations or other equivalents of or interests in (however designated) equity of such Person, including common or preferred stock, whether now outstanding or issued after the date hereof, but excluding any debt securities convertible into or exchangeable for such equity.

                      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the applicable regulations promulgated and rulings issued thereunder.

                      "ERISA AFFILIATE" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code.

                      "ERISA EVENT" means (a)(i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or by ERISA or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or
           (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

                     "ESCROW BANK" has the meaning specified in Section 2.15(c).

                     "EUROCURRENCY LIABILITIES" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                     "EURODOLLAR BASE RATE" means, with respect to any Interest Period for any Eurodollar Rate Advance, the rate determined by the Administrative Agent to be the offered rate for deposits in U.S. dollars for the applicable Interest Period appearing on the Dow Jones Markets Telerate Page 3750 as of 11:00 a.m., London time, on the second full Business Day next preceding the first day of each Interest Period. In the event that such rate does not appear on the Dow Jones Markets Telerate Page 3750 (or otherwise on the Dow Jones Markets screen), the Eurodollar Base Rate for the purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent, or, in the absence of such availability, the Eurodollar Base Rate shall be the rate of interest determined by the Administrative Agent to be the rate per annum at which deposits in U.S. dollars are offered by the principal office of Citibank, N.A. in London to major banks in the London interbank market at 11:00 a.m. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the Eurodollar Rate Loan of Citibank, N.A. for a period equal to such Interest Period.

                     "EURODOLLAR LENDING OFFICE" means, with respect to any Lender Party, the office of such Lender Party specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

                     "EURODOLLAR RATE" means, with respect to any Interest Period for any Eurodollar Rate Advance, an interest rate per annum equal to the rate per annum obtained by dividing (a) the Eurodollar Base Rate by (b)(i) a percentage equal to 100% minus (ii) the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the Eurodollar Rate is determined) having a term equal to such Interest Period.

                     "EURODOLLAR RATE ADVANCE" means an Advance that bears interest as provided in Section 2.07(a)(ii).

                     "EURODOLLAR RATE RESERVE PERCENTAGE" for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve

           System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

                      "EVENTS OF DEFAULT" has the meaning specified in Section 6.01.

                      "EXCESS CAPEX AMOUNt" means (a) $15,000,000 if the excess of (i) the EBITDA of the Borrower and its Subsidiaries for the four fiscal quarters ending December 31, 2003 over (ii) the sum of (A) cash interest expense for such four fiscal quarter period and (B) income tax expense actually paid for such four fiscal quarter period, in each case, of the Borrower and its Subsidiaries, equals or exceeds $80,000,000; or (b) $0, in each other case.

                      "EXCESS EBITDA" for any calendar year means the product of
           (a) 40% and (b) the excess, if any, of EBITDA of the Borrower and its subsidiaries for the immediately preceding calendar year over the amount specified below with respect to such preceding calendar year:

                    Preceding Calendar Year                     EBITDA
                    -----------------------                     ------

                              2003                          $120,000,000
                              2004                           125,000,000
                              2005                           130,000,000
                              2006                           150,000,000

                      "EXCLUDED ASSET" has the meaning specified in Section 5.02(e)(iii).

                      "EXISTING DEBT" means Debt of each Loan Party and its Subsidiaries outstanding immediately before the occurrence of the Effective Date.

                      "EXISTING INDENTURES" means collectively, (a) the Indenture, dated as of December 9, 1996 between the Borrower and The Bank of New York ("BNY"), as trustee, pursuant to which 8-5/8% Senior Notes due 2006 were issued, (b) the Indenture, dated as of October 20, 1997, between the Borrower and BNY, as trustee, pursuant to which 8% Senior Notes due 2007 were issued, (c) the Indenture, dated as of July 17, 1998, between the Borrower and BNY, as trustee, pursuant to which the 7.75% Senior Notes were issued, (d) the Indenture, dated as of December 3, 1998, between the Borrower and BNY, as trustee, pursuant to which 8.00% Senior Notes due 2008 were issued, and (e) the Indenture, dated as of July 5, 2000, between the Borrower and BNY, as trustee, pursuant to which the 10.50% Senior Notes due 2003 were issued, as each indenture described in the foregoing clauses (a) through (e) has been amended, supplemented or otherwise modified from time to time as of the date hereof, and as each such indenture may be further amended, supplemented or otherwise modified from time to time as permitted under the Loan Documents.

                      "EXISTING RECEIVABLES FINANCING" has the meaning specified in the Preliminary Statements.

                      "EXISTING REVOLVING CREDIT FACILITY" has the meaning specified in the Preliminary Statements.

                      "EXTRAORDINARY RECEIPT" means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including, without limitation, tax refunds, pension plan reversions, proceeds of insurance (including, without limitation, any key man life insurance but excluding proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustment received in connection with any purchase agreement.

                      "FACILITY" means the Revolving Credit Facility, the Swing Line Facility or the Letter of Credit Facility.

                      "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                      "FEDERAL RESERVE BOARD" means the Board of Governors of the United States Federal Reserve System, or any successor thereto.

                      "FEE LETTER" means the fee letter dated March 17, 2003 between the Borrower, the Administrative Agent and the Lead Arranger, as amended or superceded.

                      "FISCAL YEAR" means a fiscal year of the Borrower and its Consolidated Subsidiaries ending on December 31 in any calendar year.

                      "FLEET LC" has the meaning specified in the Preliminary Statements.

                      "FUND" means any Person (other than an individual) that is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

                      "FUTURE G-I LETTERS OF CREDIT" means the Letters of Credit to be issued after the Effective Date for the benefit of G-I Holdings that do not constitute Initial G-I Letters of Credit. For the avoidance of doubt, issuances of Future G-I Letters of Credit, as well as renewals of Future G-I Letters of Credit (to the extent such renewals increase the stated amount of such Future G-I Letters of Credit), shall be deemed to be restricted distributions for purposes of Section 5.02(g).

                      "GAAP" has the meaning specified in Section 1.03.

                      "G-I HOLDINGS" means G-I Holdings, Inc. a Delaware corporation.

                      "G-I HOLDINGS TAX GROUP" means G-I Holdings and the corporations that in any tax year (ending before or after the Effective Date) join with G-I Holdings, the Borrower, or any successor or predecessor thereof in filing a consolidated U.S. Federal income tax return as members of an affiliated group within the meaning of Section 1504(a)(1) of the Internal Revenue Code.

                      "GOVERNMENTAL AUTHORITY" means any nation or government, any state, province, city, municipal entity or other political subdivision thereof, and any governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board, bureau or similar body, whether Federal, state, provincial, territorial, local or foreign.

                      "GOVERNMENTAL AUTHORIZATION" means any authorization, approval, consent, franchise, license, covenant, order, ruling, permit, certification, exemption, notice, declaration or similar right, undertaking or other action of, to or by, or any filing, qualification or registration with, any Governmental Authority.

                      "HAZARDOUS MATERIALS" means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

                      "HEDGE AGREEMENTS" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging agreements.

                      "INCREMENTAL PP&E AVAILABILITY" means at any time, 75% of the net orderly liquidation value of any Equipment and 50% of the fair market value of real property, in each case, that becomes Eligible Collateral of the Loan Parties through acquisition or otherwise, during the previous 12 month period, as measured on the first and each subsequent anniversary of the Effective Date and as determined by third party appraisals (and any updates thereof) acceptable to the Administrative Agent in its sole discretion exercised reasonably, provided however, that on the last Business Day of each subsequent calendar quarter, such amount will be reduced by 2.5% of the aggregate amount as of the date on which such Incremental PP&E Availability was initially calculated.

                      "INDEMNIFIED PARTY" has the meaning specified in Section 8.04(b).

                      "INFORMATION MEMORANDUM" means the information memorandum dated May, 2003 used by the Lead Arranger in connection with the syndication of the Facility.

                      "INITIAL EXTENSION OF CREDIT" means the earlier to occur of the initial Borrowing and the initial issuance of a Letter of Credit hereunder.

                     "INITIAL G-I HOLDINGS LETTERS OF CREDIT" means the Letters of Credit to be issued on the Effective Date for the benefit of G-I Holdings, in an aggregate stated amount not to exceed $12 million, together with any renewals (so long as all requirements for renewal shall have been met) or replacement Letters of Credit, in each case, made simultaneously with the expiration, cancellation or other termination of the Initial G-I Holdings Letter of Credit so renewed or replaced, and made for the same purpose and for the same beneficiary as such Initial G-I Holdings Letter of Credit so renewed or replaced, provided that at no time shall the aggregate stated amount of all outstanding Initial G-I Holdings Letters of Credit exceed $12 million. For the avoidance of doubt, no Initial G-I Holdings Letter of Credit shall be deemed to be a restricted distribution for purposes of Section 5.02(g).

                     "INITIAL ISSUING BANK", "INITIAL LENDER PARTIES", "INITIAL LENDERS" and "INITIAL SWING LINE BANK" each has the meaning specified in the recital of parties to this Agreement.

                     "INITIAL PP&E AVAILABILITY" means, at any time, the sum of
           (a) 75% of the net orderly liquidation value of Eligible Equipment of the Loan Parties as of the Effective Date and (b) 50% of the fair market value of Eligible Real Property of the Loan Parties as of the Effective Date, in each case as determined by third party appraisals (and any updates thereof) acceptable to the Administrative Agent in its sole discretion exercised reasonably; provided however, that on the last Business Day of each calendar quarter, commencing September 30, 2003, such amount will be reduced by 2.5% of the aggregate amount as of the Effective Date.

                     "INSUFFICIENCY" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in
           Section 4001(a)(18) of ERISA.

                     "INTELLECTUAL PROPERTY SECURITY AGREEMENT" means an agreement, in substantially the form of Exhibit D hereto or otherwise in form and substance satisfactory to the Administrative Agent, for recording security interests in collateral consisting of intellectual property with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other Governmental Authorities necessary to perfect such security interests.

                     "INTENDED USE TRANSACTIONS" has the meaning specified in the Preliminary Statements.

                     "INTEREST COVERAGE RATIO" means, at any date of determination, the ratio of (a) EBITDA to (b) cash interest paid or required to be paid on, all Debt for Borrowed Money, in each case, of or by the Borrower and its Consolidated Subsidiaries for the period of four consecutive fiscal quarters most recently ended with respect to which financial statements are required to have been delivered pursuant to this Agreement.

                     "INTEREST PERIOD" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                                 (a) the Borrower may not select any Interest
                      Period with respect to any Eurodollar Rate Advance under a Facility that ends after any principal repayment installment date for such Facility unless, after giving effect to such selection, the aggregate unpaid principal amount of Advances having Interest Periods that end on or prior to such principal repayment installment date for such Facility shall be at least equal to the aggregate principal amount of Advances under such Facility due and payable on or prior to such date;

                                 (b) Interest Periods commencing on the same
                      date for Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

                                 (c) whenever the last day of any Interest
                      Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                                 (d) whenever the first day of any Interest
                      Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

                     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                     "IN-TRANSIT ASSETS" means Eligible Inventory and Eligible Supplies of the Loan Parties that are in physical transit between Loan Parties (subject to the Loan Parties having provided reporting satisfactory to the Administrative Agent with respect to such Eligible Inventory and Eligible Supplies).

                     "INVENTORY" means all Inventory referred to in Section 1(b) of the Security Agreement.

                     "INVESTMENT" in any Person means any loan or advance to such Person, any purchase or other acquisition of any Equity Interests or Debt or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation (or similar transaction) and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (h) or (i) of the definition of "DEBT" in respect of such Person.

                     "IRB PROPERTY" has the meaning specified in Section 3.01(a)(v).

                     "ISSUING BANK" means the Initial Issuing Bank and any Eligible Assignee to which the Letter of Credit Commitment hereunder has been assigned pursuant to Section 8.07 so long as such Eligible Assignee expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as an Issuing Bank and notifies the Administrative Agent of its Applicable Lending Office and the amount of its Letter of Credit Commitment (which information shall be recorded by the Administrative Agent in the Register), for so long as such Initial Issuing Bank or Eligible Assignee, as the case may be, shall have a Letter of Credit Commitment.

                     "L/C COLLATERAL ACCOUNT" has the meaning specified in the Security Agreement.

                     "L/C DISBURSEMENT" shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

                     "L/C RELATED DOCUMENTS" has the meaning specified in
           Section 2.04(e)(ii).

                     "LEAD ARRANGER" has the meaning specified in the recital of parties to this Agreement.

                     "LENDER PARTY" means any Lender, the Issuing Bank or the Swing Line Bank.

                     "LENDERS" means the Initial Lenders and each Person that shall become a Lender hereunder pursuant to Section 8.07 for so long as such Initial Lender or Person, as the case may be, shall be a party to this Agreement.

                     "LETTERS OF CREDIT" has the meaning specified in Section 2.01(c).

                     "LETTER OF CREDIT ADVANCE" means an advance made by the Issuing Bank or any Lender pursuant to Section 2.03(c).

                     "LETTER OF CREDIT AGREEMENT" has the meaning specified in
           Section 2.03(a).

                     "LETTER OF CREDIT COMMITMENT" means, with respect to the Issuing Bank at any time, the amount set forth opposite the Issuing Bank's name on Schedule I hereto under the caption "Letter of Credit Commitment" or, if the Issuing Bank has entered into an Assignment and Acceptances, set forth for the Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) as the Issuing Bank's "Letter of Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

                     "LETTER OF CREDIT FACILITY" means a sub-limit available under the Revolving Credit Facility for the issuance of Letters of Credit in an aggregate amount not to exceed $100,000,000, as such sub-limit may be reduced from time to time pursuant to the terms hereof.

                     "LIEN" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

                     "LIQUIDITY" means, at any date of determination, the sum of
           (i) the aggregate amount available to be drawn under the Facilities (taking into account the Loan Value amount at such time), and (ii) cash and Cash Equivalents held by the Borrower and its Subsidiaries (so long as such cash and Cash Equivalents are under the control of, and subject to a perfected security interest in favor of, the Collateral Agent for the benefit of the Secured Parties).

                     "LOAN DOCUMENTS" means (i) this Agreement, (ii) the Notes (if any), (iii) the Subsidiary Guaranty, (iv) the Collateral Documents, (v) the Fee Letter, and (vi) each Letter of Credit Agreement in each case as amended.

                     "LOAN PARTIES" means the Borrower and the Subsidiary Guarantors.

                     "LOAN VALUE" means at any time, an amount determined by the Administrative Agent in its sole discretion, exercised reasonably, equal to (a) the sum of (i) up to 85% of the value of Eligible Receivables; (ii) up to the lesser of (A) 28% of the value of Eligible Inventory consisting of raw materials (other than glass mat and In-Transit Assets) and (B) 85% of the orderly liquidation value of such Eligible Inventory; (iii) up to the lesser of (A) 28% of the value of Eligible Inventory consisting of work-in-process (other than glass mat and In-Transit Assets) and (B) 85% of the orderly liquidation value of such Eligible Inventory; (iv) up to the lesser of (A) 55.5% of the value of Eligible Inventory consisting of finished goods (other than glass mat and In-Transit Assets) and (B) 85% of the orderly liquidation value of such Eligible Inventory; (v) up to the lesser of (A) 55% of the value of Eligible Inventory consisting of glass mat (other than In-Transit Assets) and (B) 85% of the orderly liquidation value of such Eligible Inventory; (vi) up to the lesser of (A) 28% of the value of Eligible Supplies (other than In-Transit Assets) and (B) 85% of the orderly liquidation value of such Eligible Supplies; (vii) up to the lesser of (A) 30% of the value of In-Transit Assets and (B) 85% of the orderly liquidation value of such In-Transit Assets; (viii) up to 75% of the fair market value of Eligible Precious Metals; and (ix) the PP&E Availability; provided, however that the amount included in Loan Value pursuant to this clause (ix) shall not constitute more than 30% of the aggregate Loan Value, and provided, further, that the amount included in Loan Value pursuant to clauses (ii), (iii), (iv), (v), (vi), (vii), (viii) and (ix) shall not exceed $250,000,000 in the aggregate, minus (b) the sum of (i) only so long as the Chester Buyout Option shall not have been consummated, a reserve of $20 million, (ii) the 7.75% Note Reserve, if applicable, in an amount equal to the 7.75% Note Amount,
           (iii) only so long as the 10.50% Senior Notes shall remain outstanding, a reserve of $35 million, and (iv) without duplication of the foregoing, such other reserves as the Administrative Agent, in its sole discretion exercised reasonably, deems appropriate to reflect risks or contingencies that may affect any one or more class of such items. For the avoidance of doubt, advance rates, eligibility criteria and reserves shall be determined on a consistent basis with the Administrative Agent's customary practices applicable to similar financings, but with adjustments appropriate for this transaction based on factors which include, without limitation, risks applicable to this transaction, and the services (including, but not limited to, services relating to cash management and/or hedging arrangements) to be provided by the Agents and Lender Parties in connection with this transaction.

                     "MARGIN STOCK" has the meaning specified in Regulation U.

                     "MARKETING PROGRAM RESERVES" means reserves against the principal balance of Receivables of the Loan Parties reflecting expected amounts to be offered to customers through various rebates and marketing programs, as reflected on the weekly roll-forward or the general ledger in accordance with customary practices.

                     "MATERIAL ADVERSE CHANGE" means any material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries, taken as a whole, except for such material adverse change as may arise solely and directly as a result of the Disclosed Litigation related to or arising out of the alleged asbestos liabilities of the Borrower.

                     "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries, taken as a whole, (b) the rights and remedies of any Agent or any Lender Party under any Loan Document or (c) the ability of any Loan Party to perform its Obligations under any Loan Document to which it is or is to be a party, except for such material adverse effect as may arise solely and directly as a result of the Disclosed Litigation related to or arising out of the alleged asbestos liabilities of the Borrower.

                     "MATERIAL CONTRACT" means, with respect to any Person, each contract to which such Person is a party involving aggregate consideration payable to or by such Person of $35 million or more in any year or otherwise material to the business, condition (financial or otherwise), operations, performance, properties or prospects of such Person.

                     "MISCELLANEOUS DEDUCTIONS" means collectively, (a) deductions to the principal balance of Receivables of the Loan Parties relating to pricing disputes, short shipments, collection disputes, returned goods, and (b) other miscellaneous deductions.

                     "MONTHLY EBITDA DIFFERENCE" for any calendar month means the excess of (a) $150,000,000 over (b) the EBITDA of the Borrower and its Subsidiaries for the twelve-month period ending on the last day of such calendar month.

                     "MOODY'S" means Moody's Investors Service, Inc.

                     "MORTGAGE POLICIES" has the meaning specified in Section 3.01(a)(v)(B).

                     "MORTGAGES" has the meaning specified in Section
           3.01(a)(v).

                     "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                     "MULTIPLE EMPLOYER PLAN" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                     "NET CASH PROCEEDS" means, with respect to (A) any sale, lease, transfer or other disposition including, without limitation, any and all involuntary dispositions, whether by Casualty Event or otherwise, of any assets or (B) the incurrence or issuance of any Debt or (C) the sale or issuance of any Equity Interests (including, without limitation, any capital contribution) by any Person, or (D) any Extraordinary Receipt received by or paid to or for the account of any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction, in each case, after deducting therefrom only (without duplication) (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions, (b) the amount of taxes paid or payable in connection with or as a result of such transaction, (c) the amount of liability reserves established in accordance with GAAP, (d) a reasonable reserve for the after tax cost of any indemnification obligations (fixed or contingent) attributable to sellers indemnities for the purchases undertaken by the Borrower and/or its Subsidiaries in connection with such disposition, and (e) the amount of any Debt secured by a Lien on such assets that, by the terms of the agreement or instrument governing such Debt, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person or any Loan Party or any Affiliate of any Loan Party; provided, however, that in the case of taxes that are deductible under clause (b) above but for the fact that, at the time of receipt of such cash, such taxes have not been actually paid or are not then payable, such Loan Party or such Subsidiary may deduct an amount (the "RESERVED AMOUNT") equal to the amount reserved in accordance with GAAP for such Loan Party's or such Subsidiary's reasonable estimate of such taxes, other than taxes for which such Loan Party or such Subsidiary is indemnified, provided further, however, that, at the time such taxes are paid, an amount equal to the amount, if any, by which the Reserved Amount for such taxes exceeds the amount of such taxes actually paid shall constitute "Net Cash Proceeds" of the type for which such taxes were reserved for all purposes hereunder.

                     "NON-RECOURSE SUBSIDIARY" means a subsidiary of any Loan Party (A) which has been designated as such by such Loan Party, (B) which is not a Loan Party or otherwise party to the Credit Agreement or any other Loan Document, (C) which is not capitalized at any time by any investment by a Loan Party, except to the extent permitted under Section 5.02(f) and (D) the Debt of which is completely non-recourse to the Loan Parties or any of their Subsidiaries.

                     "NOTE" means each promissory note, if any, of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Credit Advances, Letter of Credit Advances and Swing Line Advances made by such Lender, as amended.

                     "NOTE FINANCING REQUIREMENTS" means (a) either (i) cash in an amount equal to the aggregate outstanding and unpaid obligations under the 7.75% Senior Notes (the "7.75% NOTE AMOUNT") shall have been deposited into a segregated account under the sole dominion and control of the Collateral Agent (and in which account the Collateral Agent has a first priority security interest), or (ii) the Administrative Agent shall have established a reserve against Loan Value (the "7.75% NOTE RESERVE") in an amount equal to the 7.75% Note Amount, in each case, on or prior to June 15, 2005, (b) the Borrower shall have (i) pro forma liquidity (as certified to the Administrative Agent by a Responsible Financial Officer of the Borrower) of at least the Specified Liquidity Amount on the date (the "DEPOSIT DATE") on which the deposit described in clause (a)(i) above is made or the reserve described in clause (a)(ii) above is established, as applicable, and (ii) during the 90 day period immediately preceding the Deposit Date, an average weekly pro forma liquidity (as certified to the Administrative Agent by a Responsible Financial Officer of the Borrower) for each week during such period of at least the Specified Liquidity Amount, and (c) the Borrower shall have certified (and the Administrative Agent shall be reasonably satisfied) that (x) the Days Payable Outstanding Quotient does not exceed 35 days for the calendar month immediately preceding the Deposit Date, and (y) during the period from the end of the calendar month immediately preceding the Deposit Date to the Deposit Date (A) no changes have been made to the payment terms of the accounts payable of the Borrower and its Subsidiaries other than such changes as are customary for the industry and consistent with historical practice, and (B) the Borrower and its Subsidiaries have continued to make payments on their accounts payable, consistent with historical practice.

                      "NOTICE OF BORROWING" has the meaning specified in Section 2.02(a).

                      "NOTICE OF ISSUANCE" has the meaning specified in Section 2.03(a).

                      "NOTICE OF RENEWAL" has the meaning specified in Section 2.01(c).

                      "NOTICE OF SWING LINE BORROWING" has the meaning specified in Section 2.02(b).

                      "NOTICE OF TERMINATION" has the meaning specified in
           Section 2.01(c).

                      "NPL" means the National Priorities List under CERCLA.

                     "OBLIGATION" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of any Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document and (b) the obligation of such Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

                     "OECD" means the Organization for Economic Cooperation and Development.

                     "OFF BALANCE SHEET OBLIGATION" means, with respect to any Person, any Obligation of such Person under a synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing classified as an operating lease in accordance with GAAP, if, and only to the extent that, such Obligations would give rise to a claim against such Person in a proceeding referred to in Section 6.01(f) (it being understood that this definition of "Off Balance Sheet Obligation" shall not include operating leases entered into in the ordinary course of business).

                     "OPEN YEAR" has the meaning specified in Section
           4.01(r)(ii).

                     "OTHER TAXES" has the meaning specified in Section
           2.12(b).

                     "PARENT" means G-I Holdings so long as it owns, and any other Person that acquires or owns, directly or indirectly, 80% or more of the Voting Interests of the Borrower.

                     "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

                     "PERMITTED ACQUISITIONS" has the meaning specified in
           Section 5.02(f)(vii).

                     "PERMITTED ADVANCES" has the meaning specified in Section 5.02(f)(ii).

                     "PERMITTED DEBT REPURCHASES" has the meaning specified in
           Section 5.02(k)(iii).

                     "PERMITTED ENCUMBRANCES" has the meaning specified in the Mortgages.

                     "PERMITTED HOLDERS" means (a) Samuel J. Heyman, his heirs, administrators, executors and entities of which a majority of the Voting Interests is owned by Samuel J. Heyman, his heirs, administrators or executors and (b) any Person controlled, directly or indirectly, by Samuel J. Heyman or his heirs, administrators or executors.

                     "PERMITTED LIENS" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b); (b) Liens imposed by operation of law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days, and (ii) are being contested in good faith by appropriate proceedings and with respect to which appropriate reserves have been established in accordance with GAAP; (c) pledges or deposits to secure obligations under workers' compensation laws, employment insurance or other social security obligations or similar legislation or to secure public or statutory obligations, appeal bonds, performance bonds or other obligations of a like nature; (d) Permitted Encumbrances; (e) easements, rights of way and other encumbrances on title to real property that were not incurred in connection with and do not secure Debt and do not render title to the property encumbered thereby uninsurable or materially adversely affect the use of such property for its intended purposes; (f) financing statements with respect to lessor's rights or interests in and to the personal property leased to such Person in the ordinary course of such Person's business other than through a Capitalized Lease; (g) Liens arising out of judgments or decrees which are being contested in good faith, provided that enforcement of such Liens is stayed pending such contest; (h) broker's liens securing the payment of commissions and management fees in the ordinary course of business; (i) Liens arising solely from the filing of UCC financing statements for precautionary purposes in connection with leases or conditional sales of property that are otherwise permitted under the Loan Documents; (j) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of non-delinquent customs duties in connection with the importation of goods; (k) leases or subleases granted to others not interfering in any material respect with the business of the Borrower and its Subsidiaries, taken as a whole; (l) Liens encumbering deposits made in the ordinary course of business to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Borrower or any of its Subsidiaries for which a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made.

                     "PERMITTED PAYMENTS AMOUNT" equals, at any time, $100,000,000; provided, however, that such amount shall be adjusted at the end of each calendar month by subtracting the Monthly EBITDA Difference (if positive) from (or adding the absolute value of the Monthly EBITDA Difference (if negative) to) (a) in the case of any calendar month ending during 2003, $100,000,000 and (b) in the case of all other calendar months, the Permitted Payments Amount at the end of the immediately preceding calendar year; provided further that the Permitted Payments Amount shall be permanently adjusted at the end of each calendar year by subtracting the Year End EBITDA Difference (if positive) from (or adding the absolute value of the Year End EBITDA Difference (if negative) to) (x) in the case of the year ended December 31, 2003, $100,000,000 and (y) in the case of all other calendar years, the Permitted Payments Amount at the end of the immediately preceding calendar year.

                     "PERMITTED TRANSACTION AMOUNT" means, at any date, the sum of (a) the aggregate amount paid in connection with all Permitted Debt Repurchases on or prior to such date, (b) the aggregate amount of the cash and non-cash consideration of all Permitted Acquisitions consummated by the Borrower and its Subsidiaries on or prior to such date and (c) the aggregate amount of all Permitted Advances made on or prior to such date.

                     "PERSON" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                     "PLAN" means a Single Employer Plan or a Multiple Employer Plan.

                     "PLEDGED DEBT" has the meaning specified in the Security Agreement.

                     "PP&E AVAILABILITY" means at any time the sum of (a) Initial PP&E Availability and (b) Incremental PP&E Availability as defined on each anniversary of the Effective Date which has occurred prior to such time (as reduced pursuant to the definition thereof).

                     "PRECIOUS METALS NOTE" has the meaning specified in the Preliminary Statements.

                     "PREFERRED INTERESTS" means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person's property and assets, whether by dividend or upon liquidation.

                     "PREPAYMENT DATE" means with respect to any cash receipts from a transaction described in the definition of "Net Cash Proceeds", the third Business Day following the date of the receipt of such Net Cash Proceeds by any Loan Party or any of its Subsidiaries.

                     "PROPERTIES" means those properties listed on Schedules 4.01(t)(1) and 4.01 (s) hereto.

                     "PRO RATA SHARE" of any amount means, with respect to any Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender's Revolving Credit Commitment at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01, such Lender's Revolving Credit Commitment as in effect immediately prior to such termination) and the denominator of which is the Revolving Credit Facility at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01, the Revolving Credit Facility as in effect immediately prior to such termination).

                     "RECEIVABLES" means all Receivables referred to in Section 1(c) of the Security Agreement.

                     "RECEIVABLES OBLIGOR" means, collectively, an obligor under any Receivable, together with any and all Affiliates of such obligor.

                     "REDEEMABLE" means, with respect to any Equity Interest, any Debt or any other right or Obligation, any such Equity Interest, Debt, right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

                     "REDUCTION AMOUNT" has the meaning specified in Section 2.06(b)(vi).

                     "REGISTER" has the meaning specified in Section 8.07(d).

                     "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                     "RELATED DOCUMENTS" means the Tax Agreement.

                     "REQUIRED ENVIRONMENTAL TASKS" has the meaning specified in Section 8.15.

                     "REQUIRED LENDERS" means, at any time, Lenders owed or holding at least a majority in interest of the sum of (a) the aggregate principal amount of the Advances outstanding at such time,
           (b) the aggregate Available Amount of all Letters of Credit outstanding at such time, and (c) the aggregate Unused Revolving Credit Commitments at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time (i) the aggregate principal amount of the Advances owing to such Lender (in its capacity as a Lender) and outstanding at such time, (ii) such Lender's Pro Rata Share of the aggregate Available Amount of all Letters of Credit outstanding at such time, and (iii) the Unused Revolving Credit Commitment of such Lender at such time. For purposes of this definition, the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank and of Letter of Credit Advances owing to the Issuing Bank and the Available Amount of each Letter of Credit shall be considered to be owed to the Lenders ratably in accordance with their respective Revolving Credit Commitments.

                     "RESERVE DEDUCTIONS" means deductions to the outstanding principal balance of Receivables in an amount equal to the aggregate of Dilution Reserves, Cash Discount Reserves, Applied Credits, Warranty Reserves, and Marketing Program Reserves.

                     "RESPONSIBLE FINANCIAL OFFICER" means the Chief Financial Officer, Treasurer, and/or Controller (so long as such Person is also a Responsible Officer of any Loan Party or any of its Subsidiaries).

                     "RESPONSIBLE OFFICER" means any officer of any Loan Party or any of its Subsidiaries.

                     "RESTRICTED PAYMENTS BASKET" has the meaning specified in
           Section 5.02(g)(iii).

                     "REVOLVING CREDIT ADVANCE" has the meaning specified in
           Section 2.01(c).

                     "REVOLVING CREDIT BORROWING" means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by the Lenders.

                     "REVOLVING CREDIT COMMITMENT" means, with respect to any Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Revolving Credit Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) as such Lender's "Revolving Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

                     "REVOLVING CREDIT FACILITY" means, at any time, the aggregate amount of the Lenders' Revolving Credit Commitments at such time.

                     "RHONE POULENC TRANSACTIONS" means the factual elements and events involved in or otherwise related to the formation of Rhone-Poulenc Surfactants and Specialties, L.P. ("RPSS") in 1990, the contributions thereto and operation thereof, the dissolution, liquidation, and distribution of RPSS assets in 1999 and the pledge of those assets by one or more members of the G-I Holdings Tax Group, in each case as further described in the documents either (i) docketed at Docket Numbers 1028 and 1383 on the docket of the cases pending in the United States Bankruptcy Court for the District of New Jersey under the jointly administered Case No. 01-30135 (RG) or (ii) filed with the court in connection with the case currently pending in the United States District Court for the District of New Jersey, Case No. 02-CV-03082 (WGB).

                     "SECURED OBLIGATIONS" has the meaning specified in Section 2 of the Security Agreement.

                     "SECURED PARTIES" means the Agents, the Collateral Agent, the Lender Parties, and each other secured party specified in the Collateral Documents.

                     "SECURITY AGREEMENT" means a security agreement, substantially in the form of Exhibit D hereto, as amended or otherwise supplemented.

                     "7.75% NOTE AMOUNT" has the meaning specified in the definition of "Note Financing Requirements."

                     "7.75% NOTE RESERVE" has the meaning specified in the definition of "Note Financing Requirements."

                     "7.75% SENIOR NOTES" has the meaning specified in the Preliminary Statements.

                     "SINGLE EMPLOYER PLAN" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

                     "SOLVENT" and "SOLVENCY" mean, with respect to any Person on a particular date, that as of such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and
           (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                     "S&P" means Standard & Poor's, a division of the McGraw Hill Companies, Inc.

                     "SPECIAL PAYMENTS BASKET" means, at any time, the excess of
           (i) the sum of (A) the lesser of $100 million and the Permitted Payments Amount at such time plus (B) (except as otherwise specified herein) the portion of the Restricted Payments Basket not used pursuant to Section 5.02(g)(iii) in any calendar year (provided that the Borrower has notified the Administrative Agent that it has allocated an unused portion of the Restricted Payments Basket to the Special Payments Basket) over (ii) the Permitted Transaction Amount as of such date.

                     "SPECIFIED DEDUCTIONS" means, collectively, Reserve Deductions, and Miscellaneous Deductions.

                     "SPECIFIED LIQUIDITY AMOUNT" means, on any date, the amount specified below for the period set forth below which includes such date:

                       Period                                Amount
                       ------                                ------
              Effective Date - 6/30/04                    $60,000,000
                  7/1/04 - 6/30/05                         55,000,000
                     Thereafter                            50,000,000

                     "STANDBY LETTER OF CREDIT" means any Letter of Credit issued under the Letter of Credit Facility, other than a Trade Letter of Credit.

                     "SUBORDINATED DEBT" means any Debt of any Loan Party that is subordinated to the Obligations of such Loan Party under the Loan Documents on, and that otherwise contains, terms and conditions satisfactory to the Required Lenders.

                     "SUBORDINATED DEBT DOCUMENTS" means all agreements, indentures and instruments pursuant to which Subordinated Debt is issued, in each case as amended, to the extent permitted under the Loan Documents.

                     "SUBSIDIARY" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries. Notwithstanding anything to the contrary in the foregoing, the term "Subsidiary" shall not include any Non-Recourse Subsidiary.

                     "SUBSIDIARY GUARANTORS" means the Subsidiaries of the Borrower listed on Schedule II hereto and each other Subsidiary of the Borrower that shall be required to execute and deliver a guaranty pursuant to Section 5.01(j).

                     "SUBSIDIARY GUARANTY" means the guaranty of the Subsidiary Guarantors in substantially the form of Exhibit F hereto, together with each other guaranty and guaranty supplement delivered pursuant to Section 5.01(j), in each case as amended, amended and restated, modified or otherwise supplemented.

                     "SUPER MAJORITY LENDERS" means, at any time, Lenders owed or holding at least 66 2/3% in interest of the sum of (a) the aggregate principal amount of the Advances outstanding at such time,
           (b) the aggregate Available Amount of all Letters of Credit outstanding at such time, and (c) the aggregate Unused Revolving Credit Commitments at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Super Majority Lenders at such time (i) the aggregate principal amount of the Advances owing to such Lender (in its capacity as a Lender) and outstanding at such time,
           (ii) such Lender's Pro Rata Share of the aggregate Available Amount of all Letters of Credit outstanding at such time, and (iii) the Unused Revolving Credit Commitment of such Lender at such time. For purposes of this definition, the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank and of Letter of Credit Advances owing to the Issuing Bank and the Available Amount of each Letter of Credit shall be considered to be owed to the Lenders ratably in accordance with their respective Revolving Credit Commitments.

                     "SUPPLEMENTAL COLLATERAL AGENT" has the meaning specified in Section 7.07 and "Supplemental Collateral Agents" shall have the corresponding meaning.

                     "SURVIVING DEBT" means Debt of each Loan Party and its Subsidiaries outstanding immediately before and after giving effect to the Initial Extension of Credit.

                     "SWING LINE ADVANCE" means an advance made by (a) the Swing Line Bank pursuant to Section 2.01(b) or (b) any Lender pursuant to
           Section 2.02(b).

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
                     "SWING LINE BANK" means the Initial Swing Line Bank and any Eligible Assignee to which the Swing Line Commitment hereunder has been assigned pursuant to Section 8.07 so long as such Eligible Assignee expressly agrees to perform in accordance with their terms all obligations that by the terms of this Agreement are required to be performed by it as a Swing Line Bank and notifies the Administrative Agent of its Applicable Lending Office and the amount of its Swing Line Commitment (which information shall be recorded by the Administrative Agent in the Register), for so long as such Initial Swing Line Bank or Eligible Assignee, as the case may be, shall have a Swing Line Commitment.

                     "SWING LINE BORROWING" means a borrowing consisting of a Swing Line Advance made by the Swing Line Bank pursuant to Section 2.01(b) or the Lenders pursuant to Section 2.02(b).

                     "SWING LINE COMMITMENT" means, with respect to the Swing Line Bank at any time, the amount set forth opposite the Swing Line Bank's name on Schedule I hereto under the caption "Swing Line Commitment" or, if the Swing Line Bank has entered into an Assignment and Acceptance, set forth for the Swing Line Bank in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) as the Swing Line Bank's "Swing Line Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

                     "SWING LINE FACILITY" means, at any time, an amount equal to the amount of the Swing Line Bank's Swing Line Commitment at such time, as such amount may be reduced at or prior to such time pursuant to Section 2.05.

                     "TAX AGREEMENT" means the Tax Sharing Agreement dated as of January 31, 1994, by and among the Borrower, GAF Corporation (a predecessor-in-interest to G-I Holdings), as amended as of March 19, 2001, and as further amended to the extent permitted under the Loan Documents.

                     "TAX CERTIFICATE" has the meaning specified in Section 5.03(k).

                     "TAXES" has the meaning specified in Section 2.12(a).

                     "10.50% SENIOR NOTES" has the meaning specified in the Preliminary Statements.

                     "TERMINATION DATE" means the earliest of (a) November 15, 2006, (b) the date of termination in whole of the Revolving Credit Commitments, the Letter of Credit Commitment and the Swing Line Commitment, pursuant to Section 2.05 or 6.01, and (c) only if (i) the 7.75% Senior Notes have not been refinanced in full prior to such date on market terms and conditions at the time of such refinancing and having (x) no scheduled amortization prior to December 15, 2006 in excess of the Amortization Basket and (y) security arrangements (if any) no more onerous to the Lenders than those set forth in the security documentation in effect at the time of such refinancing, and
           (ii) the Borrower has not satisfied all of the Note Financing Requirements, June 15, 2005.

                     "TRADE LETTER OF CREDIT" means any Letter of Credit that is issued under the Letter of Credit Facility for the benefit of a supplier of Inventory to the Borrower or any of its Subsidiaries to effect payment for such Inventory.

                     "TRANSACTION DOCUMENTS" means, collectively, the Loan Documents and the Related Documents.

                     "TRANSACTIONS" means, collectively, the Intended Use Transactions and the other transactions contemplated in the Loan Documents.

                     "2001 LONG TERM INCENTIVE PLAN" means that certain incentive compensation plan known as the Building Materials Corporation of America 2001 Long Term Incentive Plan, effective as of December 31, 2000, pursuant to which the Borrower grants Incentive Units (as defined therein) to eligible employees of the Borrower and its subsidiaries.

                     "TYPE" refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.

                     "UNUSED REVOLVING CREDIT COMMITMENT" means, with respect to any Lender at any time, (a) such Lender's Revolving Credit Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Revolving Credit Advances, Swing Line Advances and Letter of Credit Advances made by such Lender (in its capacity as a Lender) and outstanding at such time plus (ii) such Lender's Pro Rata Share of
           (A) the aggregate Available Amount of all Letters of Credit outstanding at such time, (B) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Bank pursuant to
           Section 2.03(c) and outstanding at such time and (C) the aggregate principal amount of all Swing Line Advances made by the Swing Line Bank pursuant to Section 2.01(d) and outstanding at such time.

                     "VOTING INTERESTS" means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

                     "WARRANTY RESERVE" means a reserve established by the Administrative Agent in its reasonable discretion against the principal balance of Receivables of the Loan Parties which represents 60 days of average warranty claims, as determined by the Administrative Agent in connection with its quarterly review.

                     "WELFARE PLAN" means a welfare plan, as defined in Section 3(1) of ERISA, that is maintained for employees of any Loan Party or in respect of which any Loan Party could have liability.

                     "WITHDRAWAL LIABILITY" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

                     "YEAR END EBITDA DIFFERENCE" for any calendar year means the excess of (a) $150,000,000 over (b) the EBITDA of the Borrower and its Subsidiaries for such calendar year.

           SECTION 1.02. Computation of Time Periods; Other Definitional Provisions. In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word "FROM" means "from and including" and the words "TO" and "UNTIL" each mean "to but excluding". References in the Loan Documents to any agreement or contract "AS AMENDED" shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

           SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(g) ("GAAP").

           SECTION 1.04. Currency Equivalents Generally. Any amount specified in this Agreement (other than in Articles II, VII and IX) or any of the other Loan Documents to be in U.S. dollars shall also include the equivalent of such amount in any currency other than U.S. dollars, such equivalent amount to be determined at the rate of exchange quoted by Citibank, N.A. in New York, New York at the close of business on the Business Day immediately preceding any date of determination thereof, to prime banks in New York, New York for the spot purchase in the New York foreign exchange market of such amount in U.S. dollars with such other currency.

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES
                            AND THE LETTERS OF CREDIT

           SECTION 2.01. The Advances and the Letters of Credit. (a) The Revolving Credit Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "REVOLVING CREDIT ADVANCE") to the Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in an amount for each such Advance not to exceed such Lender's Unused Revolving Credit Commitment at such time. Each Revolving Credit Borrowing shall be in an aggregate amount of $5 million or an integral multiple of $1 million in excess thereof (other than a Borrowing the proceeds of which shall be used solely to repay or prepay in full outstanding Swing Line Advances or outstanding Letter of Credit Advances in accordance with the terms hereof) and shall consist of Revolving Credit Advances made simultaneously by the Lenders ratably according to their Revolving Credit Commitments. Within the limits of each Lender's Unused Revolving Credit Commitment in effect from time to time, the Borrower may borrow under this
Section 2.01(a), prepay pursuant to Section 2.06(a) and reborrow under this
Section 2.01(a).

                     (b) The Swing Line Advances. The Swing Line Bank agrees on the terms and conditions hereinafter set forth, to make Swing Line Advances to the Borrower from time to time on any Business Day during the period from the

Effective Date until the Termination Date (i) in an aggregate amount not to exceed at any time outstanding the Swing Line Commitment (the "SWING LINE FACILITY") and (ii) in an amount for each such Swing Line Borrowing not to exceed the aggregate of the Unused Revolving Credit Commitments of the Lenders at such time. No Swing Line Advance shall be used for the purpose of funding the payment of principal of any other Swing Line Advance. Each Swing Line Borrowing shall be made as a Base Rate Advance. Within the limits of the Swing Line Facility and within the limits referred to in clause (ii) above, the Borrower may borrow under this Section 2.01(b), repay pursuant to Section 2.04(b) or prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(b).

                     (c) The Letters of Credit. The Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue (or cause its Affiliate that is a commercial bank to issue on its behalf) letters of credit (the "LETTERS OF CREDIT") in U.S. Dollars for the account of the Borrower or, subject to the second proviso in this sentence below, for the benefit of G-I Holdings from time to time on any Business Day during the period from the Effective Date until 30 days before the Termination Date in respect of the Revolving Credit Facility in an aggregate Available Amount (i) for all Letters of Credit not to exceed at any time the Issuing Bank's Letter of Credit Commitment at such time and (ii) for each such Letter of Credit not to exceed the Unused Revolving Credit Commitments of the Lenders at such time; provided, however, that in no event shall the aggregate Available Amount for all Letters of Credit exceed $100 million; and provided, further, however, that the issuance of any Future G-I Letter of Credit, and the renewal of any Future G-I Letter of Credit which increases the stated amount of such Future G-I Letter of Credit, shall be subject to compliance with Section 5.02(g). No Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal) later than the earlier of 30 days before the Termination Date and (A) in the case of a Standby Letter of Credit, one year after the date of issuance thereof, but may by its terms be renewable annually upon notice (a "NOTICE OF RENEWAL") given to the Issuing Bank and the Administrative Agent on or prior to any date for notice of renewal set forth in such Letter of Credit but in any event at least three Business Days prior to the date of the proposed renewal of such Standby Letter of Credit and upon fulfillment of the applicable conditions set forth in Article III unless the Issuing Bank has notified the Borrower (with a copy to the Administrative Agent) on or prior to the date for notice of termination set forth in such Letter of Credit but in any event at least 30 Business Days prior to the date of automatic renewal of its election not to renew such Standby Letter of Credit (a "NOTICE OF TERMINATION") and (B) in the case of a Trade Letter of Credit, 60 days after the date of issuance thereof; provided that the terms of each Standby Letter of Credit that is automatically renewable annually shall (x) require the Issuing Bank that issued such Standby Letter of Credit to give the beneficiary named in such Standby Letter of Credit notice of any Notice of Termination, (y) permit such beneficiary, upon receipt of such notice, to draw under such Standby Letter of Credit prior to the date such Standby Letter of Credit otherwise would have been automatically renewed and (z) not permit the expiration date (after giving effect to any renewal) of such Standby Letter of Credit in any event to be extended to a date later than 60 days before the Termination Date. If either a Notice of Renewal is not given by the Borrower or a Notice of Termination is given by the Issuing Bank pursuant to the immediately preceding sentence, such Standby Letter of Credit shall expire on the date on which it otherwise would have been automatically renewed; provided, however, that even in the absence of receipt of a Notice of Renewal the Issuing Bank may in its discretion, unless instructed to the contrary by the Administrative Agent or the Borrower, deem that a Notice of Renewal had been timely delivered and in such case, a Notice of

Renewal shall be deemed to have been so delivered for all purposes under this Agreement. Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this Section 2.01(c), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.03(c) and request the issuance of additional Letters of Credit under this Section 2.01(c).

           SECTION 2.02. Making the Advances. (a) Except as otherwise provided in Section 2.02(b) or 2.03, each Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances, or the first Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice thereof by telex or telecopier. Each such notice of a Borrowing (a "NOTICE OF BORROWING") shall be by telephone, confirmed immediately in writing, or telex or telecopier, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) Type of Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing and
(iv) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Lender shall, before 11:00 A.M. (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing in accordance with the respective Revolving Credit Commitments of such Lender and the other Lenders. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower's Account; provided, however, that, in the case of any Revolving Credit Borrowing, the Administrative Agent shall first make a portion of such funds equal to the aggregate principal amount of any Swing Line Advances and Letter of Credit Advances made by the Swing Line Bank or the Issuing Bank, as the case may be, and by any other Lender and outstanding on the date of such Revolving Credit Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to the Swing Line Bank or the Issuing Bank, as the case may be, and such other Lenders for repayment of such Swing Line Advances and Letter of Credit Advances.

                     (b) Each Swing Line Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the date of the proposed Swing Line Borrowing, by the Borrower to the Swing Line Bank and the Administrative Agent. Each such notice of a Swing Line Borrowing (a "NOTICE OF SWING LINE BORROWING") shall be by telephone, confirmed immediately in writing, or telex or telecopier, specifying therein the requested (i) date of such Borrowing, (ii) amount of such Borrowing and (iii) maturity of such Borrowing (which maturity shall be no later than the seventh day after the requested date of such Borrowing). The Swing Line Bank will make the amount of the requested Swing Line Advances available to the Administrative Agent at the Administrative Agent's Account, in same day funds. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in
Article III, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower's Account. Upon written demand by the Swing Line Bank, with a copy of such demand to the Administrative Agent, each other Lender shall purchase from the Swing Line Bank, and the Swing Line Bank shall sell and assign to each such other Lender, such other Lender's Pro Rata Share of such outstanding Swing Line Advance as of the date of such demand, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Swing Line Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Swing Line Advance to be purchased by such Lender. The Borrower hereby agrees to each such sale and assignment. Each Lender agrees to purchase its Pro Rata Share of an outstanding Swing Line Advance on
(i) the Business Day on which demand therefor is made by the Swing Line Bank, provided that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Swing Line Bank to any other Lender of a portion of a Swing Line Advance, the Swing Line Bank represents and warrants to such other Lender that the Swing Line Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Line Advance, the Loan Documents or any Loan Party. If and to the extent that any Lender shall not have so made the amount of such Swing Line Advance available to the Administrative Agent, such Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Swing Line Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such amount for the account of the Swing Line Bank on any Business Day, such amount so paid in respect of principal shall constitute a Swing Line Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Swing Line Advance made by the Swing Line Bank shall be reduced by such amount on such Business Day.

                     (c) Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select Eurodollar Rate Advances for the initial Borrowing hereunder or for any Borrowing if the aggregate amount of such Borrowing is less than $5 million or if the obligation of the Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.09 or 2.10 and (ii) the Revolving Credit Advances may not be outstanding as part of more than eight separate Borrowings.

                     (d) Each Notice of Borrowing and each Notice of Swing Line Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

                     (e) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under Section 2.07 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Advance as part of such Borrowing for all purposes.

                     (f) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

           SECTION 2.03. Issuance of and Drawings and Reimbursement Under Letters of Credit. (a) Request for Issuance. Each Letter of Credit shall be issued upon notice, given not later than 11:00 A.M. (New York City time) on the fourth Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrower to the Issuing Bank, which shall give to the Administrative Agent and each Lender prompt notice thereof by telecopier or electronic communication. Each such notice of issuance of a Letter of Credit (a "NOTICE OF ISSUANCE") shall be by telephone, confirmed immediately in writing, or telecopier electronic communication, specifying therein the requested (A) date of such issuance (which shall be a Business Day), (B) Available Amount of such Letter of Credit, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit as the Issuing Bank may specify to the Borrower for use in connection with such requested Letter of Credit (a "LETTER OF CREDIT AGREEMENT"). If (x) the requested form of such Letter of Credit is acceptable to the Issuing Bank in its sole discretion exercised reasonably and (y) it has not received notice of objection to such issuance from the Required Lenders, the Issuing Bank will, upon fulfillment of the applicable conditions set forth in
Article III, make such Letter of Credit available to the Borrower at its office referred to in Section 8.02 or as otherwise agreed with the Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

                     (b) Letter of Credit Reports. The Issuing Bank shall furnish (i) to the Administrative Agent, the Borrower and each Lender on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit issued during the preceding month and drawings during such month under all Letters of Credit and, (ii) to the Administrative Agent and each Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit.

                     (c) Participations in Letters of Credit. Upon the issuance of a Letter of Credit by the Issuing Bank under Section 2.03(a), the Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each Lender, and each such Lender shall be deemed, without further action by any party hereto, to have purchased from the Issuing Bank, a participation in such Letter of Credit in an amount for each Lender equal to such Lender's Pro Rata Share of the Available Amount of such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay such Lender's Pro Rata Share of each L/C Disbursement made by the Issuing Bank and not reimbursed by the Borrower forthwith on the date due as provided in Section 2.04(e) by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Issuing Bank by deposit to the Administrative Agent's Account, in same day funds, an amount equal to such Lender's Pro Rata Share of such L/C Disbursement. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.03(c) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default or the termination of the Commitments, and that each such payment shall be made without any off-set, abatement, withholding or reduction whatsoever. If and to the extent that any Lender shall not have so made the amount of such L/C Disbursement available to the Administrative Agent, such Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date such L/C Disbursement is due pursuant to Section 2.04(c) until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for its account or the account of the Issuing Bank, as applicable. If such Lender shall pay to the Administrative Agent such amount for the account of the Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by the Issuing Bank shall be reduced by such amount on such Business Day.

                     (d) Drawing and Reimbursement. The payment by the Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Bank of a Letter of Credit Advance, which shall be a Base Rate Advance, in the amount of such draft.

                     (e) Failure to Make Letter of Credit Advances. The failure of any Lender to make the Letter of Credit Advance to be made by it on the date specified in Section 2.03(c) shall not relieve any other Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Letter of Credit Advance to be made by such other Lender on such date.

           SECTION 2.04. Repayment of Advances. (a) Monthly Repayments. On the 10th day of each month (or, if such day is not a Business Day, on the next succeeding Business Day), the Administrative Agent shall apply all amounts on deposit in the Cash Collateral Account in excess of $10 million first, to the prepayment of the Letter of Credit Advances then outstanding until such Advances are paid in full, second to the prepayment of the Swing Line Advances then outstanding until such Advances are paid in full, and third to the prepayment of the Revolving Credit Advances until such Advances are paid in full.

                     (b) Daily Repayments Upon Default. On each Business Day after the occurrence and during the continuance of a Default, the Administrative Agent shall apply all amounts on deposit in the Cash Collateral Account first, to the prepayment of the L/C Advances then outstanding until such Advances are paid in full, second to the prepayment of the Swing Line Advances then outstanding until such Advances are paid in full, third to the prepayment of the Revolving Credit Advances until such Advances are paid in full and fourth to be deposited in the L/C Collateral Account to cash collateralize 103% of the Available Amount of the Letters of Credit then outstanding.

                     (c) Revolving Credit Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Lenders on the Termination Date the aggregate principal amount of the Revolving Credit Advances then outstanding.

                     (d) Swing Line Advances. The Borrower shall repay to the Administrative Agent for the account of the Swing Line Bank and each other Lender that has made a Swing Line Advance the outstanding principal amount of each Swing Line Advance made by each of them on the earlier of the maturity date specified in the applicable Notice of Swing Line Borrowing (which maturity shall be no later than the seventh day after the requested date of such Borrowing) and the Termination Date.

                     (e) Letter of Credit Advances. (i) The Borrower shall repay to the Administrative Agent for the account of the Issuing Bank and each other Lender that has made a Letter of Credit Advance on the earlier of demand (accompanied by written notice from the Issuing Bank that a payment has been made under such Letter of Credit) and the Termination Date the outstanding principal amount of each Letter of Credit Advance made by each of them.

                     (ii) The Obligations of the Borrower under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances (it being understood that any such payment by the Borrower is without prejudice to, and does not constitute a waiver of, any rights the Borrower might have or might acquire as a result of the payment by the Issuing Bank of any draft or the reimbursement by the Borrower thereof):

                      (A) any lack of validity or enforceability of any Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C RELATED DOCUMENTS");

                      (B) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

                      (C) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for which any such beneficiary or any such transferee may be acting), the Issuing

           Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

                      (D) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                      (E) payment by the Issuing Bank under a Letter of Credit against presentation of a draft, certificate or other document that does not strictly comply with the terms of such Letter of Credit;

                      (F) any non-perfection of any Collateral or any release or amendment or waiver of or consent to departure from the Subsidiary Guaranty for all or any of the Obligations of the Borrower in respect of the L/C Related Documents; or

                      (G) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a Subsidiary Guarantor.

           SECTION 2.05. Termination or Reduction of the Commitments. (a) Optional. The Borrower may, upon at least three Business Days' notice to the Administrative Agent, and without premium or penalty, terminate in whole or reduce in part the unused portions of the Letter of Credit Facility and/or the Unused Revolving Credit Commitments; provided, however, that each partial reduction of a Facility (i) shall be in an aggregate amount of $5 million or an integral multiple of $1 million in excess thereof and (ii) shall be made ratably among the Lenders in accordance with their Commitments with respect to such Facility.

                     (b) Mandatory. (i) The Letter of Credit Facility shall be permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which the amount of the Letter of Credit Facility exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility.

                     (ii) The Swing Line Facility shall be permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which the amount of the Swing Line Facility exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility.

                     (iii) The Revolving Credit Facility shall be automatically and permanently reduced, on a pro rata basis, on each date on which prepayment thereof is required to be made pursuant to Section 2.06(b)(i) in respect of the sale or other disposition of fixed assets in an amount equal to the applicable Reduction Amount, excluding (x) that portion of the Reduction Amount representing the first $100 million of Net Cash Proceeds received by the Loan Parties from the sale or other disposition of fixed assets and (y) that portion of the Reduction Amount representing the Net Cash Proceeds received by the Loan Parties from the sale, or other disposition of the Excluded Assets, provided that each such reduction of the Revolving Credit Facility shall be made ratably among the Lenders in accordance with their Revolving Credit Commitments.

           SECTION 2.06. Prepayments. (a) Optional. The Borrower may, upon at least one Business Day's notice in the case of Base Rate Advances and three Business Days' notice in the case of Eurodollar Rate Advances, in each case to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding aggregate principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount so prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of $5 million or an integral multiple of $1 million in excess thereof and (y) if any prepayment of a Eurodollar Rate Advance is made on a date other than the last day of an Interest Period for such Advance, the Borrower shall also pay any amounts owing pursuant to Section 8.04(d).

                     (b) Mandatory. (i) The Borrower shall, on the applicable Prepayment Date with respect to Net Cash Proceeds by any Loan Party from (A) the sale, lease, transfer or other disposition including, without limitation, any and all involuntary dispositions, whether by condemnation, casualty loss or otherwise, of any assets of any Loan Party or any of its Subsidiaries (other than any sale, lease, transfer or other disposition of assets referred to in clause (i), (ii) or (iii) of the definition of Certain Permitted Dispositions),
(B) the incurrence or issuance by any Loan Party or any of its Subsidiaries of any Debt (other than Debt incurred or issued pursuant to Section 5.02(b)), (C) the sale or issuance by any Loan Party or any of its Subsidiaries of any Equity Interests and (D) any Extraordinary Receipt received by or paid to or for the account of any Loan Party or any of its Subsidiaries and not otherwise included in clause (A), (B) or (C) above and prepay an aggregate principal amount of the Advances comprising part of the same Borrowings (with application to be made in accordance with clause (iv) of this Section 2.06(b)), in an aggregate amount equal to the amount of such Net Cash Proceeds. Each such prepayment shall be applied to the Revolving Credit Facility as set forth in clause (iv) below. For the avoidance of doubt, mandatory prepayments shall not permanently reduce the Commitments except as set forth in Section 2.05(b).

                     (ii) The Borrower shall, on each Business Day, prepay an aggregate principal amount of the Revolving Credit Advances comprising part of the same Borrowings, the Letter of Credit Advances and the Swing Line Advances (with application to be made in accordance with clause (iv) of this Section 2.06(b)) in an amount equal to the amount by which (A) the sum of (I) the aggregate principal amount of (x) the Revolving Credit Advances, (y) the Letter of Credit Advances and (z) the Swing Line Advances then outstanding plus (II) the aggregate Available Amount of all Letters of Credit then outstanding, exceeds (B) the lesser of the Revolving Credit Facility and the Loan Value on such Business Day.

                     (iii) The Borrower shall, on each Business Day, pay to the Administrative Agent for deposit in the L/C Collateral Account an amount sufficient to cause the aggregate amount on deposit in the L/C Collateral Account to equal the amount by which the aggregate Available Amount of all Letters of Credit then outstanding exceeds the Letter of Credit Facility on such Business Day.

                     (iv) Prepayments of the Revolving Credit Facility made pursuant to clause (i), (ii), or (iii) above shall be first applied to prepay Letter of Credit Advances then outstanding until such Advances are paid in full, second applied to prepay Swing Line Advances then outstanding until such

Advances are paid in full, and third applied to prepay Revolving Credit Advances then outstanding comprising part of the same Borrowings until such Advances are paid in full; and, in the case of prepayments of the Revolving Credit Facility required pursuant to clause (i) or (ii) above, the amount remaining (if any) after the prepayment in full of the Advances then outstanding (the sum of such prepayment amounts in respect of Revolving Credit Advances, Letter of Credit Advances and Swing Line Advances, and remaining amount being referred to herein as the "REDUCTION AMOUNT") may be retained by the Borrower and the Revolving Credit Facility shall be permanently reduced as set forth in Section 2.05(b)(iii). Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Collateral Account, such funds shall be applied to reimburse the Issuing Bank or Lenders, as applicable.

                     (v) All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid, together with any amounts owing pursuant to Section 8.04(c). If any payment of Eurodollar Rate Advances otherwise required to be made under this
Section 2.06(b) would be made on a day other than the last day of the applicable Interest Period therefor, the Borrower may direct the Administrative Agent to (and if so directed, the Administrative Agent shall) deposit such payment in the Collateral Account until the last day of the applicable Interest Period at which time the Administrative Agent shall apply the amount of such payment to the prepayment of such Advances; provided, however, that such Advances shall continue to bear interest as set forth in Section 2.07 until the last day of the applicable Interest Period therefor.

           SECTION 2.07. Interest. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

                      (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time plus (B) the Applicable Margin, payable in arrears monthly on the first day of each month during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

                      (ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus
           (B) the Applicable Margin, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

                     (b) Default Interest. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and upon the request of the Required Lenders shall, require that the Borrower pay interest ("DEFAULT INTEREST") on (i) the outstanding and unpaid principal amount of each Advance owing to each Lender Party, payable in arrears on the dates referred to in clause (i) or (ii) of Section 2.07(a), as applicable, or otherwise on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (i) or (ii) of Section 2.07(a), as applicable, and (ii) to the fullest extent permitted by applicable law, the amount of any interest, fee or other amount payable under this Agreement or any other Loan Document to any Agent or any Lender Party that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full or otherwise on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Advance on which such interest has accrued pursuant to clause (i) or
(ii) of Section 2.07(a), as applicable, and, in all other cases, on Base Rate Advances pursuant to clause (i) of Section 2.07(a); provided, however, that following the acceleration of the Advances, or the giving of notice by the Agent to accelerate the Advances that has not been revoked or rescinded, pursuant to
Section 6.01, Default Interest shall accrue and be payable hereunder whether or not previously required by the Administrative Agent.

                     (c) Notice of Interest Period and Interest Rate. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.02(a), a notice of Conversion pursuant to Section 2.09 or a notice of selection of an Interest Period pursuant to the terms of the definition of "Interest Period", the Administrative Agent shall give notice to the Borrower and each Lender of the applicable Interest Period and the applicable interest rate determined by the Administrative Agent for purposes of clause (a)(i) or (a)(ii) above.

           SECTION 2.08. Fees. (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of the Lenders a commitment fee, from the date hereof in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date, payable in arrears on the date of the initial Extension of Credit, thereafter monthly on the first day of each month (or if such day is not a Business Day, on the next succeeding Business Day), commencing on the first Business Day of the first month commencing after the Effective Date, and on the Termination Date in respect of the applicable Facility, at the rate of 1/2 of 1% per annum on the sum of the daily Unused Revolving Credit Commitment of such Lender plus its Pro Rata Share of the daily outstanding Swing Line Advances during such month; provided, however, that any commitment fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

                     (b) Letter of Credit Fees, Etc. (i) The Borrower shall pay to the Administrative Agent for the account of each Lender a commission, payable in arrears monthly on the first day of each month (or if such day is not a Business Day, on the next succeeding Business Day), commencing on the first Business Day of the first calendar month commencing after the Effective Date, and on the Termination Date in respect of the Letter of Credit Facility, on such Lender's Pro Rata Share of the average daily aggregate stated amount during such month of Letters of Credit outstanding from time to time at the rate of the Applicable Margin for Eurodollar Rate Advances. Upon the occurrence and during the continuance of an Event of Default, the amount of commission payable by the Borrower under this clause (b)(i) shall be increased by 2% per annum.

                     (ii) The Borrower shall pay to the Issuing Bank, for its own account, (A) an issuance fee for each Letter of Credit in an amount equal to 0.25% per annum of the Available Amount of such Letter of Credit on the date of issuance of such Letter of Credit, payable in arrears monthly on the date of issuance and on the corresponding day of the month (or if such day is not a Business Day, on the next succeeding Business Day) of each of the eleven immediately succeeding months and (B) such other commissions, fronting fees, transfer fees and other customary fees and charges in connection with the issuance or administration of each Letter of Credit as the Borrower and the Issuing Bank shall agree.

                     (c) Agents' Fees. The Borrower shall pay to each Agent for its own account such fees as may from time to time be agreed between the Borrower and such Agent.

           SECTION 2.09. Conversion of Advances. (a) Optional. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Section 2.10, Convert all or any portion of the Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(c), no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(c) and each Conversion of Advances comprising part of the same Borrowing shall be made ratably among the Lenders. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower.

                     (b) Mandatory. (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $1 million, such Advances shall automatically Convert into Base Rate Advances.

                     (ii) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

                     (iii) Upon the occurrence and during the continuance of any Event of Default, (x) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (y) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

           SECTION 2.10. Increased Costs, Etc. (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Lender Party of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances or of agreeing to issue or of issuing or maintaining or participating in Letters of Credit (excluding, for purposes of this Section 2.10, any such increased costs resulting from (x) Taxes or Other Taxes (as to which Section 2.12 shall govern) and (y) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender Party is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost; provided, however, that the Borrower shall not be responsible for costs under this Section 2.10(a) arising more than 120 days prior to receipt by the Borrower of the demand from the affected Lender Party pursuant to this Section 2.10(a); provided further that a Lender Party claiming additional amounts under this
Section 2.10(a) agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error.

                     (b) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the amount of capital required or expected to be maintained by any Lender Party or any corporation controlling such Lender Party as a result of or based upon the existence of such Lender Party's commitment to lend or to issue or participate in Letters of Credit hereunder and other commitments of such type or the issuance or maintenance of or participation in the Letters of Credit (or similar contingent obligations), then, upon demand by such Lender Party or such corporation (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party's commitment to lend or to issue or participate in Letters of Credit hereunder or to the issuance or maintenance of or participation in any Letters of Credit; provided, however, that the Borrower shall not be responsible for costs under this Section 2.10(b) arising more than 180 days prior to receipt by the Borrower of the demand from the affected Lender Party pursuant to this Section 2.10(b). A certificate as to such amounts submitted to the Borrower by such Lender Party shall be conclusive and binding for all purposes, absent manifest error.

                     (c) If, with respect to any Eurodollar Rate Advances, the Required Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon (i) each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

                     (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each Eurodollar Rate Advance will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist; provided, however, that, before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

                     (e) In the event that any Lender Party demands payment of costs or additional amounts pursuant to Section 2.10 or Section 2.12 or asserts, pursuant to Section 2.10(d), that it is unlawful for such Lender Party to make Eurodollar Rate Advances or becomes a Defaulting Lender then (subject to such Lender Party's right to rescind such demand or assertion within 10 days after the notice from the Borrower referred to below) the Borrower may, upon 20 days' prior written notice to such Lender Party and the Administrative Agent, elect to cause such Lender Party to assign its Advances and Commitments in full to one or more Persons selected by the Borrower so long as (a) each such Person satisfies the criteria of an Eligible Assignee and is reasonably satisfactory to the Administrative Agent, (b) such Lender Party receives payment in full in cash of the outstanding principal amount of all Advances made by it and all accrued and unpaid interest thereon and all other amounts due and payable to such Lender Party as of the date of such assignment (including, without limitation, amounts owing pursuant to Sections 2.10, 2.12, 2.15 and 9.04) and (c) each such Lender Party assignee agrees to accept such assignment and to assume all obligations of such Lender Party assignor hereunder in accordance with Section 8.07.

           SECTION 2.11. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.15), not later than 12:30 P.M. (New York City time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent's Account in same day funds, with payments being received by the Administrative Agent after such time being deemed to have been received on the next succeeding Business Day. The Administrative Agent will promptly thereafter cause like funds to be distributed
(i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes to more than one Lender Party, to such Lender Parties for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lender Parties and
(ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to
Section 8.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                     (b) The Borrower hereby authorizes each Lender Party and each of its Affiliates, if and to the extent payment owed to such Lender Party is not made when due hereunder or, in the case of a Lender, under the Note held by such Lender, to charge from time to time, to the fullest extent permitted by law, against any or all of the Borrower's accounts with such Lender Party or such Affiliate any amount so due.

                     (c) All computations of interest, fees and Letter of Credit commissions shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

                     (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment or letter of credit fee or commission, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day. All repayments of Advances shall be applied first to repay such Advances that are Base Rate Advances and then to repay such Advances that are Eurodollar Rate Advances.

                     (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender Party hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Administrative Agent, at the Federal Funds Rate.

                     (f) Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Agents and the Lender Parties under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Agents and the Lender Parties in the following order of priority:

                      (i) first, to the payment of all of the fees, indemnification payments, costs and expenses that are due and payable to the Agents (solely in their respective capacities as Agents) under or in respect of this Agreement and the other Loan Documents on such date, ratably based upon the respective aggregate amounts of all such fees, indemnification payments, costs and expenses owing to the Agents on such date;

                      (ii) second, to the payment of all of the fees, indemnification payments, costs and expenses that are due and payable to the Issuing Bank and the Swing Line Bank (solely in their respective capacities as such) under or in respect of this Agreement and the other Loan Documents on such date, ratably based upon the respective aggregate amounts of all such fees, indemnification payments, costs and expenses owing to the Issuing Bank and the Swing Line Bank on such date;

                      (iii) third, to the payment of all of the indemnification payments, costs and expenses that are due and payable to the Lenders under Sections 8.04 hereof, Section 10 of the Security Agreement and any similar section of any of the other Loan Documents on such date, ratably based upon the respective aggregate amounts of all such indemnification payments, costs and expenses owing to the Lenders on such date;

                      (iv) fourth, to the payment of all of the amounts that are due and payable to the Administrative Agent and the Lender Parties under Sections 2.10 and 2.12 hereof on such date, ratably based upon the respective aggregate amounts thereof owing to the Administrative Agent and the Lender Parties on such date;

                      (v) fifth, to the payment of all of the fees that are due and payable to the Lenders under Section 2.08(a) on such date, ratably based upon the respective aggregate Commitments of the Lenders under the Facilities on such date;

                      (vi) sixth, to the payment of all of the accrued and unpaid interest on the Obligations of the Borrower under or in respect of the Loan Documents that is due and payable to the Administrative Agent and the Lender Parties under Section 2.07(b) on such date, ratably based upon the respective aggregate amounts of all such interest owing to the Administrative Agent and the Lender Parties on such date;

                      (vii) seventh, to the payment of all of the accrued and unpaid interest on the Advances that is due and payable to the Administrative Agent and the Lender Parties under Section 2.07(a) on


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
           such date, ratably based upon the respective aggregate amounts of all such interest owing to the Administrative Agent and the Lender Parties on such date;

                      (viii) eighth, to the payment of the principal amount of all of the outstanding Advances that is due and payable to the Administrative Agent and the Lender Parties on such date, ratably based upon the respective aggregate amounts of all such principal owing to the Administrative Agent and the Lender Parties on such date;

                      (ix) ninth, to the payment of any and all ACH Obligations (as defined in the Security Agreement) owing to Citibank, N.A., any Lender or any of their respective Affiliates; and

                      (x) tenth, to the payment of all other Obligations of the Loan Parties owing under or in respect of the Loan Documents that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date.

           SECTION 2.12. Taxes. (a) Any and all payments by any Loan Party to or for the account of any Lender Party or any Agent hereunder or under the Notes or any other Loan Document shall be made, in accordance with Section 2.11 or the applicable provisions of such other Loan Document, if any, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party and each Agent, taxes that are imposed on its overall net income by the United States and taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction under the laws of which such Lender Party or such Agent, as the case may be, is organized or any political subdivision thereof and, in the case of each Lender Party, taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction of such Lender Party's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "TAXES"). If any Loan Party shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or any other Loan Document to any Lender Party or any Agent, (i) the sum payable by the Borrower shall be increased as may be necessary so that after such Loan Party and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender Party or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make all such deductions and (iii) such Loan Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                     (b) In addition, a Loan Party shall pay any present or future stamp, documentary, excise, property, intangible, mortgage recording or similar taxes, charges or levies that arise from any payment made by such Loan Party hereunder or under any Notes or any other Loan Documents or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement, the Notes or the other Loan Documents (hereinafter referred to as "OTHER TAXES").

                     (c) The Loan Parties shall indemnify each Lender Party and each Agent for and hold them harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed or asserted by any jurisdiction on amounts payable under this Section 2.12, imposed on or paid by such Lender Party or such Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender Party or such Agent (as the case may be) makes written demand therefor.

                     (d) Within 30 days after the date of any payment of Taxes, the appropriate Loan Party shall furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment, to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent. In the case of any payment hereunder or under the Notes or the other Loan Documents by or on behalf of a Loan Party through an account or branch outside the United States or by a payor that is not a United States person, if such Loan Party determines that no Taxes are payable in respect thereof, such Loan Party shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes.

                     (e) Each Lender Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender Party and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender Party in the case of each other Lender Party, and from time to time thereafter as reasonably requested in writing by the Borrower (but only so long thereafter as such Lender Party remains lawfully able to do so), provide each of the Administrative Agent and the Borrower with two original Internal Revenue Service Forms W-8BEN or W-8ECI (or in the case of a Lender Party that has certified in writing to the Administrative Agent that it is not (i) a "bank" (as defined in Section 881(c)(3)(A) of the Internal Revenue Code), (ii) a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Borrower or (iii) a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Internal Revenue Code), Internal Revenue Service Form W-8BEN), as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender Party is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes or any other Loan Document or, in the case of a Lender Party that has certified that it is not a "bank" as described above, certifying that such Lender Party is a foreign corporation, partnership, estate or trust entitled to exemption from withholding as portfolio interest under Section 871(h) or 881(c) of the Internal Revenue Code. If the forms provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided, however, that if, at the effective date of the Assignment and Acceptance pursuant to which a Lender Party becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) of this Section 2.12 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service Form W-8BEN or W-8EC1 or the related certificate described above, that the applicable Lender Party reasonably considers to be confidential, such Lender Party shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information. For purposes of subsections (d) and (e) of this Section 2.12, the terms "UNITED STATES" and "UNITED STATES PERSON" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

                     (f) For any period with respect to which a Lender Party has failed to provide the Borrower with the appropriate form, certificate or other document described in subsection (e) above (other than if such failure is due to a change in law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided or if such form, certificate or other document otherwise is not required under subsection (e) above), such Lender Party shall not be entitled to indemnification under subsection (a) or (c) of this Section 2.12 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender Party become subject to Taxes because of its failure to deliver a form, certificate or other document required hereunder, the Loan Parties shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.

                     (g) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this
Section 2.12 shall survive the payment in full of the principal and of interest on all Borrowings and Advances made hereunder.

                     (h) Notwithstanding anything to the contrary in this
Section 2.12, any Lender Party claiming any additional amounts payable pursuant to this Section 2.12 shall use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that would be payable or may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender Party.

           SECTION 2.13. Sharing of Payments, Etc. If any Lender Party shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, other than as a result of an assignment pursuant to Section 8.07) (a) on account of Obligations due and payable to such Lender Party hereunder and under the Notes and the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender Party at such time to (ii) the aggregate amount of the Obligations due and payable to all Lender Parties hereunder and under the Notes and the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time obtained by all the Lender Parties at such time or (b) on account of Obligations owing (but not due and payable) to such Lender Party hereunder and under the Notes and the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender Party at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes and the other Loan Documents at such time) of payments on account of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time obtained by all of the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party's ratable share (according to the proportion of (i) the purchase price paid to such Lender Party to (ii) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party's ratable share (according to the proportion of (i) the amount of such other Lender Party's required repayment to (ii) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered. The Borrower agrees that any Lender Party so purchasing an interest or participating interest from another Lender Party pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such Lender Party were the direct creditor of the Borrower in the amount of such interest or participating interest, as the case may be.

           SECTION 2.14. Use of Proceeds. The proceeds of the Advances and issuances of Letters of Credit shall be available (and the Borrower agrees that it shall use such proceeds and Letters of Credit) solely to (i) refinance the Existing Revolving Credit Facility, (ii) refinance the Existing Receivables Financing (and the related liquidity facility), (iii) refinance the Fleet LC,
(iv) refinance the Precious Metals Note, (v) subject to satisfaction of the Note Financing Requirements, refinance when due the 7.75% Senior Notes; (vi) refinance when due the Borrower's existing 10.50% Senior Notes, (vii) finance, if necessary, the Chester Buyout Option, (viii) pay related transactions costs, fees and expenses, and (ix) provide financing for working capital, and other general corporate purposes for the Borrower and its Subsidiaries.

           SECTION 2.15. Defaulting Lenders. (a) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Advance to the Borrower and (iii) the Borrower shall be required to make any payment hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower may, so long as no Default shall occur or be continuing at such time and to the fullest extent permitted by applicable law, set off and otherwise apply the Obligation of the Borrower to make such payment to or for the account of such Defaulting Lender against the obligation of such Defaulting Lender to make such Defaulted Advance. In the event that, on any date, the Borrower shall so set off and otherwise apply its obligation to make any such payment against the obligation of such Defaulting Lender to make any such Defaulted Advance on or prior to such date, the amount so set off and otherwise applied by the Borrower shall


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
constitute for all purposes of this Agreement and the other Loan Documents an Advance by such Defaulting Lender made on the date of such setoff under the Facility pursuant to which such Defaulted Advance was originally required to have been made pursuant to Section 2.01. Such Advance shall be considered, for all purposes of this Agreement, to comprise part of the Borrowing in connection with which such Defaulted Advance was originally required to have been made pursuant to Section 2.01, even if the other Advances comprising such Borrowing shall be Eurodollar Rate Advances on the date such Advance is deemed to be made pursuant to this subsection (a). The Borrower shall notify the Administrative Agent at any time the Borrower exercises its right of set-off pursuant to this subsection (a) and shall set forth in such notice (A) the name of the Defaulting Lender and the Defaulted Advance required to be made by such Defaulting Lender and (B) the amount set off and otherwise applied in respect of such Defaulted Advance pursuant to this subsection (a). Any portion of such payment otherwise required to be made by the Borrower to or for the account of such Defaulting Lender which is paid by the Borrower, after giving effect to the amount set off and otherwise applied by the Borrower pursuant to this subsection (a), shall be applied by the Administrative Agent as specified in subsection (b) or (c) of this Section 2.15.

                     (b) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to any Agent or any of the other Lender Parties and (iii) the Borrower shall make any payment hereunder or under any other Loan Document to the Administrative Agent for the account of such Defaulting Lender, then the Administrative Agent may, on its behalf or on behalf of such other Agents or such other Lender Parties and to the fullest extent permitted by applicable law, apply at such time the amount so paid by the Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Administrative Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Administrative Agent shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to such other Agents or such other Lender Parties, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Administrative Agent, such other Agents and such other Lender Parties and, if the amount of such payment made by the Borrower shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Administrative Agent, such other Agents and such other Lender Parties, in the following order of priority:

                      (i) first, to the Agents for any Defaulted Amounts then owing to them, in their capacities as such, ratably in accordance with such respective Defaulted Amounts then owing to the Agents;

                      (ii) second, to the Issuing Bank and the Swing Line Bank for any Defaulted Amounts then owing to them, respectively in their capacities as such, ratably in accordance with such respective Defaulted Amounts then owing to the Issuing Bank and the Swing Line Bank; and

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
                      (iii) third, to any other Lender Parties for any Defaulted Amounts then owing to such other Lender Parties, ratably in accordance with such respective Defaulted Amounts then owing to such other Lender Parties.

Any portion of such amount paid by the Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Administrative Agent pursuant to this subsection (b), shall be applied by the Administrative Agent as specified in subsection (c) of this Section 2.15.

                     (c) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Advance or a Defaulted Amount and (iii) the Borrower, any Agent or any other Lender Party shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower or such Agent or such other Lender Party shall pay such amount to the Administrative Agent to be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow or the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Administrative Agent in escrow under this subsection (c) shall be deposited by the Administrative Agent in an account with a bank (the "ESCROW BANK") selected by the Administrative Agent, in the name and under the control of the Administrative Agent, but subject to the provisions of this subsection (c). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be the Escrow Bank's standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Administrative Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with the provisions of, this subsection (c). The Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to the Administrative Agent or any other Lender Party, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:

                      (i) first, to the Agents for any amounts then due and payable by such Defaulting Lender to them hereunder, in their capacities as such, ratably in accordance with such respective amounts then due and payable to the Agents;

                      (ii) second, to the Issuing Bank and the Swing Line Bank for any amounts then due and payable to them hereunder, in their capacities as such, by such Defaulting Lender, ratably in accordance with such respective amounts then due and payable to the Issuing Bank and the Swing Line Bank;

                      (iii) third, to any other Lender Parties for any amount then due and payable by such Defaulting Lender to such other Lender Parties hereunder, ratably in accordance with such respective amounts then due and payable to such other Lender Parties; and


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                      (iv) fourth, to the Borrower for any Advance then required to be made by such Defaulting Lender pursuant to a Commitment of such Defaulting Lender.

In the event that any Lender Party that is a Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Administrative Agent in escrow at such time with respect to such Lender Party shall be distributed by the Administrative Agent to such Lender Party and applied by such Lender Party to the Obligations owing to such Lender Party at such time under this Agreement and the other Loan Documents ratably in accordance with the respective amounts of such Obligations outstanding at such time.

                     (d) The rights and remedies against a Defaulting Lender under this Section 2.15 are in addition to other rights and remedies that the Borrower may have against such Defaulting Lender with respect to any Defaulted Advance and that any Agent or any Lender Party may have against such Defaulting Lender with respect to any Defaulted Amount.

           SECTION 2.16. Evidence of Debt. (a) Each Lender Party shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance owing to such Lender Party from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The Borrower agrees that upon notice by any Lender Party to the Borrower (with a copy of such notice to the Administrative Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Lender Party to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender Party, the Borrower shall promptly execute and deliver to such Lender Party, with a copy to the Administrative Agent, a Note, in substantially the form of Exhibit A hereto, payable to the order of such Lender Party in a principal amount equal to the Revolving Credit Commitment of such Lender Party. All references to Notes in the Loan Documents shall mean Notes, if any, to the extent issued hereunder.

                     (b) The Register maintained by the Administrative Agent pursuant to Section 9.07(d) shall include a control account, and a subsidiary account for each Lender Party, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender Party hereunder, and (iv) the amount of any sum received by the Administrative Agent from the Borrower hereunder and each Lender Party's share thereof.

                     (c) Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender Party in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender Party and, in the case of such account or accounts, such Lender Party, under this Agreement, absent manifest error; provided, however, that the failure of the Administrative Agent or such Lender Party to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall


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
not limit or otherwise affect the obligations of the Borrower under this Agreement.

                                   ARTICLE III

                            CONDITIONS OF LENDING AND
                         ISSUANCES OF LETTERS OF CREDIT

           SECTION 3.01. Conditions Precedent to Initial Extension of Credit. The obligation of each Lender to make an Advance or of the Issuing Bank to issue a Letter of Credit on the date of the Initial Extension of Credit hereunder is subject to the satisfaction of the following conditions precedent before or concurrently with the Initial Extension of Credit:

                      (a) The Administrative Agent shall have received on or before the day of the Initial Extension of Credit the following, each dated as of such day (unless otherwise specified), in form and substance reasonably satisfactory to the Administrative Agent and (except for the Notes) in sufficient copies for each Lender Party:

                                 (i) The Notes payable to the order of the
                      Lenders to the extent requested by the Lenders pursuant to the terms of Section 2.16.

                                 (ii) The Security Agreement, duly executed by
                      each Loan Party, together with:

                                            (A) certificates representing the
                                 Pledged Shares referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank or accompanied by appropriate instruments of transfer,

                                            (B) proper financing statements in
                                 form appropriate for filing under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or reasonably advisable in order to perfect and protect the liens and security interests created under the Security Agreement with the priority applicable thereto, covering the Collateral described in the Security Agreement,

                                            (C) completed requests for
                                 information, dated on or before the date of the Initial Extension of Credit, listing all effective financing statements filed in the jurisdictions referred to in clause (B) above that name any Loan Party as debtor, together with copies of such financing statements,

                                            (D) the Intellectual Property
                                 Security Agreement duly executed by each Loan Party,

                                            (E) evidence of the completion of
                                 all other recordings and filings of or with respect to the Security Agreement that the


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
                                 Administrative Agent may deem necessary or reasonably advisable in order to perfect and protect the security interest created thereunder,

                                            (F) evidence of the insurance
                                 required by the terms of the Security
                                 Agreement,

                                            (G) each Pledged Account Letter
                                 referred to in the Security Agreement, duly executed by each Pledged Account Bank referred to in the Security Agreement,

                                            (H) each Securities Account Control
                                 Agreement (if any) referred to in the Security Agreement, duly executed by the Collateral Agent, the applicable Loan Party and the applicable securities intermediary,

                                            (I) each Commodity Account Control
                                 Agreement (if any) referred to in the Security Agreement, duly executed by the Collateral Agent, the applicable Loan Party and the applicable commodity intermediary, and

                                            (J) evidence that all other action
                                 that the Administrative Agent may deem
                                 reasonably necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement has been taken (including, without limitation, receipt of duly executed payoff letters and UCC-3 termination statements).

                                 (iii) The Collateral Agent Agreement, in
                      substantially the form of Exhibit E hereto, duly executed by each party thereto.

                                 (iv) The Subsidiary Guaranty, duly executed by
                      each party thereto.

                                 (v) Deeds of trust, trust deeds, and mortgages,
                      in substantially the form of Exhibit G hereto (with such changes as may be required to account for local law matters) and otherwise in form and substance satisfactory to the Administrative Agent and covering the Properties (excluding the properties listed on Schedule 3.01(a)(v) (collectively, the "IRB PROPERTIES", and each, an "IRB PROPERTY")) (together with each other mortgage delivered pursuant to Section 5.01(j) and Section 5.01(t), in each case as amended, the "MORTGAGES"), duly executed by the appropriate Loan Party, together with:

                                            (A) evidence that counterparts of
                                 the Mortgages have been duly executed,
                                 acknowledged and delivered on or before the day of the Initial Extension of Credit and are in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may deem reasonably necessary or desirable in order to create a valid first and subsisting Lien on the property described therein (subject to Permitted Encumbrances and Permitted Liens) in favor of the Collateral Agent for the benefit of the


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                                 Secured Parties and that all filing and
                                 recording taxes and fees have been paid,

                                            (B) fully paid American Land Title
                                 Association Lender's Extended Coverage title insurance policies (the "MORTGAGE POLICIES") in form and substance, with endorsements and in amounts acceptable to the Administrative Agent, issued, coinsured and reinsured by title insurers acceptable to the Administrative Agent, insuring the Mortgages to be valid first and subsisting Liens on the property described therein, free and clear of all defects (including, but not limited to, mechanics' and materialmen's Liens) and encumbrances, excepting only Permitted Liens, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents and for mechanics' and materialmen's Liens) and such coinsurance and direct access reinsurance as the Administrative Agent may deem necessary or desirable,

                                            (C) with respect to the properties
                                 set forth on Schedule 3.01(a)(v)(C), American Land Title Association/American Congress on Surveying and Mapping form surveys for which all necessary fees (where applicable) have been paid, and dated no more than 30 days before the day of the Initial Extension of Credit, certified to the Administrative Agent and the issuer of the Mortgage Policies in a manner satisfactory to the Administrative Agent by a land surveyor duly registered and licensed in the States in which the property described in such surveys is located and acceptable to the Administrative Agent, showing all buildings and other improvements, any off-site improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects acceptable to the Administrative Agent,

                                            (D) collateral access agreements, in
                                 form and substance satisfactory to the
                                 Administrative Agent, executed by each of the lessors of the leased real properties listed on
                                 Schedule 3.01(a)(v)(D) hereto, it being agreed that the Borrower shall use its commercially reasonable efforts to obtain such collateral access agreements on or prior to the date hereof and if the Borrower has not obtained the same on or prior to the date hereof, the Administrative Agent shall reserve against Loan Value an amount equal to three (3) months' rent that is payable by the Borrower or the applicable Loan Party, as tenant under the leases for the leased properties set forth on
                                 Schedule 3.01(a)(v)(D).

                                            (E) with respect to the Properties
                                 set forth on Schedule 3.01(a)(v)(E), zoning compliance letters from the applicable municipality, either substantially in the form delivered to Borrower's counsel by the Administrative Agent on June 16, 2003 or in the form customarily furnished by the applicable municipality, it being agreed that the Borrower


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
                                 shall use its commercially reasonable efforts to obtain such zoning compliance letters within sixty (60) days from the Effective Date,

                                            (F) evidence of the insurance
                                 required by the terms of the Mortgages,

                                            (G) an appraisal of each of the
                                 properties constituting Eligible Real Property and described in the Mortgages complying with the requirements of the Federal Financial Institutions Reform, Recovery and Enforcement Act of 1989, which appraisals shall be from a Person acceptable to the Administrative Agent and otherwise in form and substance satisfactory to the Administrative Agent, and

                                            (H) such other consents, agreements
                                 and confirmations of lessors and third parties as the Administrative Agent may deem necessary or desirable and evidence that all other actions that the Administrative Agent may deem necessary or desirable in order to create valid first and subsisting Liens on the property described in the Mortgages has been taken.

                                 (vi) Certified copies of the resolutions of the
                      Board of Directors of each Loan Party approving the Transaction and each Transaction Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to the Transaction and each Transaction Document to which it is or is to be a party.

                                 (vii) A copy of a certificate of the Secretary
                      of State of the jurisdiction of incorporation of each Loan Party, dated reasonably near the date of the Initial Extension of Credit, certifying (A) as to a true and correct copy of the charter of such Loan Party and each amendment thereto on file in such Secretary's office and
                      (B) that (1) such amendments are the only amendments to such Loan Party's charter on file in such Secretary's office, (2) such Loan Party has paid all franchise taxes to the date of such certificate and (3) such Loan Party is duly incorporated and in good standing or presently subsisting under the laws of the State of the jurisdiction of its incorporation.

                                 (viii) A certificate of each Loan Party, signed
                      on behalf of such Loan Party by its Secretary or any Assistant Secretary, dated the date of the Initial Extension of Credit (the statements made in which certificate shall be true on and as of the date of the Initial Extension of Credit), certifying as to (A) the absence of any amendments to the charter of such Loan Party since the date of the Secretary of State's certificate referred to in Section 3.01(a)(vii), (B) a true and correct copy of the bylaws of such Loan Party as in effect on the date on which the resolutions referred to in Section 3.01(a)(vi) were adopted and on the date of the Initial Extension of Credit, and (C) the due incorporation and good standing or valid existence of such Loan Party as a corporation organized under the laws of the jurisdiction of its incorporation, and the absence of any proceeding for the dissolution or liquidation of such Loan Party.

                                 (ix) A certificate of each Loan Party, signed
                      on behalf of such Loan Party by its President or other Responsible Officer acceptable to the Administrative Agent, dated the date of the Initial Extension of Credit (the statements made in which certificate shall be true on and as of the date of the Initial Extension of Credit), certifying as to (A) the truth of the representations and warranties contained in the Loan Documents as though made on and as of the date of the Initial Extension of Credit and (B) the absence of any event occurring and continuing, or resulting from the Initial Extension of Credit, that constitutes a Default.

                                 (x) A certificate of the Secretary or an
                      Assistant Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign each Loan Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder.

                                 (xi) Certified copies of each of the Related
                      Documents, duly executed by the parties thereto and in form and substance reasonably satisfactory to the Lender Parties, together with all agreements, instruments and other documents delivered in connection therewith as the Administrative Agent shall reasonably request.

                                 (xii) A certificate, in substantially the form
                      of Exhibit H, attesting to the Solvency of the Borrower and its subsidiaries, taken as a whole, before and after giving effect to the transactions contemplated hereunder (and assuming that the Borrower and its Subsidiaries are not subject to asbestos-related liabilities), from the Chief Financial Officer of the Borrower.

                                 (xiii) Such financial, business and other
                      information regarding each Loan Party and its Subsidiaries as the Lender Parties shall have reasonably requested, including, without limitation, information as to possible contingent liabilities, tax matters, environmental matters, obligations under Plans, Multiemployer Plans and Welfare Plans, collective bargaining agreements and other arrangements with employees, audited (with unqualified audit opinions) annual financial statements dated December 31, 2002, interim financial statements dated the end of the most recent fiscal quarter for which financial statements are available, and for each fiscal month ending thereafter for which financial statements are available, a business plan containing pro forma financial statements as to the Borrower and forecasts prepared by management of the Borrower, in form and substance satisfactory to the Lender Parties, of balance sheets, income statements, cash flow statements, statements indicating projected borrowing base availability, and a summary outlining the critical operating, investing and financing assumptions on a monthly basis for the fiscal year ending December 31, 2003 and on an annual basis for each year thereafter until the Termination Date.


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
                                 (xiv) One or more environmental assessment
                      reports, in form and substance satisfactory to the Lender Parties, as to any hazards, costs or liabilities under Environmental Laws to which any Loan Party or any of its Subsidiaries may be subject, the amount and nature of which and the Borrower's plans with respect to which shall be acceptable to the Lender Parties, together with documentation, in form and substance satisfactory to the Lender Parties, that Environmental Laws shall have been complied with. To the extent that either such report or reports or any other information that may become available to the Lender Parties shall disclose any hazards, costs or liabilities under Environmental Laws or otherwise that the Lender Parties deem material, the Lender Parties shall be satisfied that, subject to Section 8.15, such hazards, costs or liabilities were adequately reflected in the Borrower's financial reserves shown on the financial statements included in the Information Memorandum.

                                 (xv) Evidence of insurance naming the
                      Collateral Agent as additional insured and loss payee with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks, as is satisfactory to the Lender Parties.

                                 (xvi) Certified copies of all Material
                      Contracts of each Loan Party and its Subsidiaries.

                                 (xvii) A Notice of Borrowing or Notice of
                      Issuance, as applicable, and a Borrowing Base Certificate relating to the Initial Extension of Credit.

                                 (xviii) A favorable opinion of Weil Gotshal &
                      Manges, LLP, counsel for the Loan Parties, in substantially the form of Exhibit J hereto.

                                 (xix) A favorable opinion of Richard A.
                      Weinberg, General Counsel to the Borrower, in substantially the form of Exhibit M hereto.

                                 (xx) Opinions of local counsel for the Loan
                      Parties in states in which the Properties are located, with respect to the enforceability and perfection of the Mortgages and any related fixture filings substantially in the form of Exhibit J hereto, and otherwise in form and substance satisfactory to the Administrative Agent.

                                 (xxi) A favorable opinion of Shearman &
                      Sterling, counsel for the Administrative Agent, in form and substance satisfactory to the Administrative Agent.

                      (b) The Lender Parties shall be satisfied with the corporate, legal structure, management, equity ownership and capitalization of the Borrower and each of its Subsidiaries, the Equity Interests in which Subsidiaries is being pledged pursuant to the Loan Documents, including the terms and conditions of the charter, bylaws and each class of Equity Interest in each Loan Party and each such Subsidiary and of each agreement or instrument relating to such structure or capitalization.

                      (c) The Lender Parties shall be satisfied that all Existing Debt, other than Surviving Debt, has been prepaid, redeemed or defeased in full or otherwise satisfied and extinguished (other than contingent indemnification obligations) and all commitments relating thereto terminated and that all Surviving Debt shall be on terms and conditions satisfactory to the Lender Parties.

                      (d) Before and after giving effect to the transactions contemplated hereunder, there shall have occurred no material adverse change in (i) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or any of its Subsidiaries, taken as a whole since December 31, 2002,
           (ii) the ability of the Borrower or the Subsidiary Guarantors to perform their respective obligations under the loan documentation or
           (iii) the ability of the Administrative Agent and the Lenders to enforce the loan documentation.

                      (e) Other than (i) in respect of the G-I Holdings bankruptcy or (ii) the matters described on Schedule 4.01(f) hereto (the "DISCLOSED LITIGATION"), there shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or, to the best of the Borrower's knowledge, threatened before any Governmental Authority that (A) could reasonably be expected to have a Material Adverse Effect or (B) restrains, prevents or imposes or can reasonably be expected to impose materially adverse conditions upon the Facilities or the transactions contemplated hereunder, and there shall have been no material adverse change in the status, or financial effect on the Borrower or any of its Subsidiaries, of the Disclosed Litigation from that disclosed to the Administrative Agent prior to March 17, 2003.

                      (f) All Governmental Authorizations and third party consents and approvals necessary in connection with the Facilities and the transactions contemplated hereunder shall have been obtained (without the imposition of any conditions that are not reasonably acceptable to the Administrative Agent) and shall remain in effect; all applicable waiting periods in connection with the Facilities and the transactions contemplated hereunder shall have expired without any action being taken by any competent authority, and no law or regulation shall be applicable in the judgment of the Administrative Agent, in each case that restrains, prevents or imposes materially adverse conditions upon the Facilities and the transactions contemplated hereunder or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

                      (g) The Administrative Agent shall not have discovered after March 17, 2003, or otherwise become aware of (i) any information not previously disclosed to it or (ii) any development or change relating to information previously disclosed to it, that, in either case, it believes, in its reasonable judgment, could be reasonably likely to result in a Material Adverse Change.

                      (h) The Borrower shall have paid all reasonable accrued fees of the Agents and the Lender Parties and all accrued expenses of the Agents (including the reasonable accrued fees and expenses of counsel to the Administrative Agent and local counsel to the Lender

           Parties as set forth in an invoice to be provided to the Borrower from the Administrative Agent at least two Business Days prior to the date hereof).

                      (i) The Administrative Agent shall be satisfied that required and/or appropriate notice of the Facilities and the related transactions has been given to the Creditors' Committee and the futures representative in the G-I Holdings bankruptcy proceedings, and that all applicable notice periods with respect thereto have expired (a) without any adverse action being taken by any such Creditors' Committee, the futures representative or the Bankruptcy Court or (b) if any such action has been taken, both (x) the Bankruptcy Court (or other court of competent jurisdiction) shall not have entered an order or injunction prohibiting, or otherwise prohibited, the Borrower or any of its affiliates from entering into or performing the transactions contemplated hereby and (y) such action has been resolved by a final order of the Bankruptcy Court (or other court of competent jurisdiction) in a manner reasonably satisfactory to the Administrative Agent.

                      (j) The Lender Parties shall be satisfied with the consolidated tax position and contingent tax liabilities of the Borrower and its Subsidiaries (the "BORROWER GROUP") and any tax sharing agreement to which one or more members of the Borrower Group is a party, and the Internal Revenue Service shall not have assessed any liability against any member of the Borrower Group on account of tax-related litigation involving the Rhone Poulenc Transactions or G-I Holdings.

                      (k) A field examination of the Receivables of the Loan Parties and third party appraisals of the Inventory, Property and Equipment shall have been completed, with results satisfactory to the Administrative Agent.

                      (l) The existing stay of the asbestos-related litigation against the Borrower granted in the G-I Holdings bankruptcy proceedings shall not have been terminated or amended or modified in an adverse manner that is not acceptable to the Administrative Agent, and there shall have been no substantive consolidation of G-I Holdings with the assets and liabilities of the Borrower or any of the Subsidiary Guarantors in conjunction with the G-I Holdings bankruptcy proceedings.

           SECTION 3.02. Conditions Precedent to Each Borrowing and Issuance and Renewal. The obligation of each Lender to make an Advance (other than a Letter of Credit Advance made by the Issuing Bank or a Lender pursuant to Section 2.03(c) and a Swing Line Advance made by a Lender pursuant to Section 2.02(b)) on the occasion of each Borrowing (including the initial Borrowing), and the obligation of the Issuing Bank to issue a Letter of Credit (including the initial issuance) or renew a Letter of Credit and the right of the Borrower to request a Swing Line Borrowing, shall be subject to the further conditions precedent that on the date of such Borrowing or issuance or renewal (a) the following statements shall be true and the Administrative Agent shall have received for the account of such Lender or the Issuing Bank a certificate signed by a duly authorized officer of the Borrower, dated the date of such Borrowing or issuance or renewal, stating that (and each of the giving of the applicable Notice of Borrowing, Notice of Swing Line Borrowing, Notice of Issuance or Notice of Renewal and the acceptance by the Borrower of the proceeds of such Borrowing or of such Letter of Credit or the renewal of such Letter of Credit shall constitute a representation and warranty by the Borrower that both on the date of such notice and on the date of such Borrowing or issuance or renewal such statements are true):

                      (i) the representations and warranties contained in each Loan Document are correct in all material respects on and as of such date, before and immediately after giving effect to such Borrowing or issuance or renewal and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Borrowing or issuance or renewal, in which case as of such specific date;

                      (ii) no Default has occurred and is continuing, or would result from such Borrowing or issuance or renewal or from the application of the proceeds therefrom; and

                      (iii) for each Revolving Credit Advance or Swing Line Advance made by the Swing Line Bank or issuance or renewal of any Letter of Credit, the Loan Value exceeds the aggregate principal amount of the Revolving Credit Advances plus Swing Line Advances plus Letter of Credit Advances to be outstanding plus the aggregate Available Amount of all Letters of Credit to be outstanding after giving effect to such Advance or issuance or renewal, respectively;

(b) the Administrative Agent shall have received such other approvals, information or documents as any Lender Party through the Administrative Agent may reasonably request; and (c) the Administrative Agent shall be satisfied that
(i) no action adverse to the validity and enforceability of the liens created in favor of the Collateral Agent, for the benefit of the Lender Parties, under the Collateral Documents or the rights or remedies of the Agents or the Lenders under any of the Loan Documents has been taken in or in connection with the G-I Holdings bankruptcy proceedings (it being understood that the filings on June 30, 2003 of the Notice of Appeal and the brief in support thereof by the Official Committee of Asbestos Claimants in the G-I Holdings bankruptcy proceedings shall not, solely by themselves, be deemed to be adverse actions for purposes of this clause (c)) or (ii) if any such action has been taken, such action has been resolved in a manner reasonably satisfactory to the Administrative Agent.

           SECTION 3.03. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender Parties unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender Party prior to the Initial Extension of Credit specifying its objection thereto and, if the Initial Extension of Credit consists of a Borrowing, such Lender Party shall not have made available to the Administrative Agent such Lender Party's ratable portion of such Borrowing.


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
                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

           SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

                      (a) Corporate Existence. Each Loan Party and each of its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not be reasonably expected to have a Material Adverse Effect and (iii) has all requisite corporate power and authority (including, without limitation, all Governmental Authorizations) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. All of the outstanding Equity Interests in the Borrower have been validly issued, are fully paid and non-assessable and are owned by BMCA Holdings Corporation in the amounts specified on
           Schedule 4.01(a) hereto free and clear of all Liens, except those created under the Collateral Documents.

                      (b) Subsidiaries. Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Subsidiaries of each Loan Party, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of its Equity Interests authorized, and the number outstanding on the date hereof and the percentage of each such class of its Equity Interests owned (directly or indirectly) by such Loan Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding Equity Interests in each Loan Party's Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens, except those created under the Collateral Documents.

                      (c) Corporate Power; Authorization. The execution, delivery and performance by each Loan Party of each Transaction Document to which it is or is to be a party, and the consummation of the transactions contemplated hereunder, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Loan Party's charter or bylaws, (ii) violate any law, rule, regulation (including, without limitation, Regulation X and Regulation U of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could reasonably be expected to have a Material Adverse Effect.

                      (d) Governmental Authorizations. No Governmental Authorization, and no notice to or filing with, any Governmental Authority or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of any Loan Document to which it is or is to be a party, or for the consummation of the Transaction, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents,
           (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof (subject to Liens permitted hereunder)) or (iv) the exercise by any Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the authorizations, approvals, actions, notices and filings which have been duly obtained, taken, given or made on or prior to the date hereof and are in full force and effect. All applicable waiting periods in connection with the Transaction have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the Transaction or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

                      (e) Enforceable Obligations. This Agreement has been, and each other Transaction Document when delivered hereunder will have been, duly executed and delivered by each Loan Party party thereto. This Agreement is, and each other Transaction Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms.

                      (f) Litigation. There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries, including any Environmental Action, pending or to the knowledge of the Borrower, threatened before any Governmental Authority or arbitrator that (i) could reasonably be expected to have a Material Adverse Effect (other than the Disclosed Litigation) or
           (ii) purports to affect the legality, validity or enforceability of any Transaction Document or the consummation of the Transaction, and there has been no material adverse change in the status, or financial effect on any Loan Party or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 4.01(f) hereto.

                      (g) Financial Statements. (i) The Consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 2002, and the related Consolidated statement of income and Consolidated statement of cash flows of the Borrower and its Subsidiaries for the Fiscal Year then ended, accompanied by an unqualified opinion of KPMG, independent public accountants, copies of which have been furnished to each Lender Party, fairly present the Consolidated financial condition of the Borrower and its Subsidiaries as at such date and the Consolidated results of operations of the Borrower and its Subsidiaries for the period ended on such date, all in accordance with GAAP, and since December 31, 2002, there has been no Material Adverse Change.

                      (ii) The Consolidated pro forma balance sheets of the Borrower and its Subsidiaries as at the end of the month most recently ended prior to the Effective Date for which monthly financial statements are available, and the related Consolidated pro forma statements of income and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the current Fiscal Year and ending at the end of such month, certified by a Responsible Financial Officer of the Borrower, copies of which have been furnished to each Lender Party, fairly present the Consolidated pro forma financial condition of the Borrower and its Subsidiaries as at such date and the Consolidated pro forma results of operations of the Borrower and its Subsidiaries for the period ended on such date, in each case giving effect to the Transaction, all in accordance with GAAP.

                      (iii) The Consolidated forecasted balance sheets, statements of income and statements of cash flows of the Borrower and its Subsidiaries delivered to the Lender Parties in January, 2003, and all other written information in connection therewith, or otherwise required to be delivered pursuant to Section 5.03 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower's good faith and reasonable estimate of the future financial performance of the Borrower and its Subsidiaries.

                      (iv) Neither the Information Memorandum nor any other written information, exhibit or report required to be delivered or furnished in connection therewith, or otherwise by or on behalf of any Loan Party to any Agent or any Lender Party in connection with the negotiation and syndication of the Loan Documents or pursuant to the terms of the Loan Documents contained (when taken together) any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

                      (v) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance or drawings under any Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

                      (h) Investment Company Act; Public Utility Holding Company Act. Neither any Loan Party nor any of its Subsidiaries is an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended. Neither any Loan Party nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated by the Loan


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           Documents, will violate any provision of any such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

                      (i) No Burdensome Restrictions. Neither any Loan Party nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument containing restrictions, or subject to any charter or corporate restriction, that could be reasonably expected to have a Material Adverse Effect.

                      (j) Filings, Etc. All filings and other actions necessary or desirable to perfect and protect the security interest in the Collateral created under the Collateral Documents have been duly made or taken and are in full force and effect, and the Collateral Documents create in favor of the Collateral Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority security interest (subject to Liens permitted under Section 5.02(a)) in the Collateral, securing the payment of the Secured Obligations, and all filings and other actions reasonably necessary or desirable to perfect and protect such security interest have been duly taken. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the liens and security interests created or permitted under the Loan Documents.

                      (k) Solvency. Each Loan Party is, individually and together with its Subsidiaries, Solvent (assuming such Loan Party has no liability in respect of asbestos claims).

                      (l) ERISA Matters. (i) Set forth on Schedule 4.01(l) hereto, as of the date hereof, is a complete and accurate list of all Plans and Multiemployer Plans.

                      (ii) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan that would result in a material liability.

                      (iii) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Lender Parties, is complete and accurate in all material respects and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

                      (iv) Neither any Loan Party nor any ERISA Affiliate has incurred or is reasonably expected to incur any material Withdrawal Liability to any Multiemployer Plan which has not been fully satisfied.

                      (v) Neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA except to the extent such reorganization or termination has not resulted, and is not reasonably expected to result, in a material liability of any Loan Party or any ERISA Affiliate.


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
                      (m) Environmental Matters. Except as set forth on Schedule 4.01(m),

                      (i) The operations and properties of each Loan Party and each of its Subsidiaries comply in all material respects with Environmental Laws and Environmental Permits, all past non-compliance with such Environmental Laws and Environmental Permits has been resolved or is expected to be resolved without material ongoing obligations or costs, and, to the knowledge of the Loan Parties, no circumstances exist that could be reasonably likely to (A) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties that could have a Material Adverse Effect or (B) cause any such property to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law, assuming continued use of the property for industrial purposes.

                      (ii) None of the Properties currently or, to the knowledge of the Loan Parties, formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on any analogous foreign, or state list.

                      (iii) None of the Properties owned or operated by any Loan Party or any of its Subsidiaries is a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. ss.6901 et seq., the regulations thereunder or any state analogue.

                      (iv) There are no facts or circumstances or conditions arising out of the location and operation of any underground or above ground storage tanks, surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed of or the release, discharge or disposal of Hazardous Materials on any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to the knowledge of any Loan Party, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries that would reasonably be expected to cause the Loan Parties or any of their Subsidiaries any liability ((I) excluding (A) liabilities incurred in the ordinary cause of business, and (B) liabilities with respect to which the applicable Loan Party is the beneficiary of a third party indemnification agreement which is supported by a letter of credit or other credit facility, in either case in form and substance acceptable to the Administrative Agent, and which third party indemnification agreement is otherwise acceptable to the Administrative Agent, and (II) in all cases, such liabilities shall be determined net of insurance proceeds received (or to be received) by the applicable Loan Party in connection with such liability) in excess of, together with all other occurrences described in clauses Section 4.01(m) (iv), (v), and (vi), $10 million in the aggregate pursuant to Environmental Laws or Environmental Permits.

                      (v) Neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, pursuant to the order under Environmental Law of any governmental or regulatory authority which would reasonably be expected to result in liability ((I) excluding


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           (A) liabilities incurred in the ordinary cause of business, and (B)
           liabilities with respect to which the applicable Loan Party is the beneficiary of a third party indemnification agreement which is supported by a letter of credit or other credit facility, in either case in form and substance acceptable to the Administrative Agent, and which third party indemnification agreement is otherwise acceptable to the Administrative Agent, and (II) in all cases, such liabilities shall be determined net of insurance proceeds received (or to be received) by the applicable Loan Party in connection with such liability) in excess of, together with all other occurrences described in clauses Section 4.01(m) (iv), (v), and (vi), $10 million in the aggregate.

                      (vi) No wastes generated at, stored at, or transported to or from any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner that would reasonably be expected to result in liability ((I) excluding (A) liabilities incurred in the ordinary cause of business, and (B) liabilities with respect to which the applicable Loan Party is the beneficiary of a third party indemnification agreement which is supported by a letter of credit or other credit facility, in either case in form and substance acceptable to the Administrative Agent, and which third party indemnification agreement is otherwise acceptable to the Administrative Agent, and (II) in all cases, such liabilities shall be determined net of insurance proceeds received (or to be received) by the applicable Loan Party in connection with such liability) in excess of, together with all other occurrences described in clauses Section 4.01(m) (iv), (v), and (vi), $10 million in the aggregate pursuant to Environmental Laws.

                      (n) Tax Matters. (i) Neither any Loan Party nor any of its Subsidiaries is party to any tax sharing agreement other than the Tax Agreement.

                      (ii) Each Loan Party and each of its Subsidiaries and Affiliates has filed, has caused to be filed or has been included in all tax returns (Federal, state, local and foreign) required to be filed by or on behalf of it and has paid or caused to be paid all taxes shown thereon to be due for its account, together with all tax assessments imposed on them plus any applicable interest and penalties except for those taxes contested in good faith and for which reserves have been established in accordance with GAAP.

                      (iii) Set forth on Part I of Schedule 4.01(n) hereto is a complete and accurate list, as of the date hereof, of each taxable year of each Loan Party and each of its Subsidiaries and Affiliates for which Federal income tax returns have been filed on behalf of each Loan Party and for which the expiration of the applicable statute of limitations for assessment or collection has not occurred by reason of extension or otherwise (an "OPEN YEAR"). No issues have been raised by the Internal Revenue Service in respect of Open Years that, in the aggregate, could be reasonably expected to have a Material Adverse Effect.

                      (iv) There are no proposed tax adjustments or tax assessments in writing against the Borrower or any of its Subsidiaries in respect of Open Years that if paid, collected or otherwise enforced on a Loan Party would be reasonably likely to have an Material Adverse Effect.


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
                      (v) The aggregate unpaid amount, as of the date hereof, of adjustments to the state, local and foreign tax liability of each Loan Party and its Subsidiaries and Affiliates proposed by all state, local and foreign taxing authorities (other than amounts arising from adjustments to Federal income tax returns) does not exceed $2.5 million. No issues have been raised by such taxing authorities that, in the aggregate, could be reasonably likely to have a Material Adverse Effect.

                      (vi) Based on current information and circumstances, neither the Borrower nor any of its Subsidiaries expect any of the Borrowings or Advances hereunder to be specifically identified (in whole or in part) as a "reportable transaction" on Internal Revenue Service Form 8886 filed with U.S. Federal tax returns filed by them or the G-I Holdings Tax Group for purposes of Section 6011, 6111 or 6112 of the Internal Revenue Code or the Treasury Regulations promulgated thereunder.

                      (o) Labor Matters. Neither the business nor the properties of any Loan Party or any of its Subsidiaries are affected by any strike, lockout or other labor dispute, that could be reasonably likely to have a Material Adverse Effect.

                      (p) Existing Debt. Set forth on Schedule 4.01(p) hereto is a complete and accurate list of all Existing Debt (other than Surviving Debt), showing as of the date hereof the obligor and the principal amount outstanding thereunder.

                      (q) Surviving Debt. Set forth on Schedule 4.01(q) hereto is a complete and accurate list of all Surviving Debt, showing as of the date hereof the obligor and the principal amount outstanding thereunder, the maturity date thereof and the amortization schedule therefor.

                      (r) Existing Liens. Set forth on Schedule 4.01(r) hereto is a complete and accurate list as of the date hereof of all Liens on the property or assets of any Loan Party or any of its Subsidiaries, showing the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiary subject thereto.

                      (s) Owned Real Property. Set forth on Schedule 4.01(s) hereto is a complete and accurate list as of the date hereof of all real property owned by any Loan Party or any of its Subsidiaries, showing the street address, city or other relevant jurisdiction, state, record owner and book and estimated fair value thereof. Each Loan Party or such Subsidiary has good, marketable and insurable fee simple title to such real property, free and clear of all Liens, other than Liens created or permitted by the Loan Documents.

                      (t) Leased Real Property. (1) Set forth on Schedule 4.01(t)(1) hereto is a complete (except for non-material leases which (A) provide for annual rental payments totaling in the aggregate (together with the annual rental payments for all other leases not included on Scheduled 4.01(t)(1) or Schedule 4.01(t)(2)) not more than $500,000, and (B) have a term of not longer than five years) and accurate list as of the date hereof of all leases of real property under which any Loan Party or any of its Subsidiaries is the lessee, showing the street address, city or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost


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
           thereof. To the knowledge of the applicable Loan Party or Subsidiary that is the lessee, each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms.

                      (2) To the knowledge of the applicable Loan Party or Subsidiary that is the lessor, set forth on Schedule 4.01(t)(2) hereto is a complete (except for non-material leases which (A) provide for annual rental payments totaling in the aggregate (together with the annual rental payments for all other leases not included on Schedule 4.01(t)(1) or Schedule 4.0(t)(2)) not more than $500,000, and (B) have a term of not longer than five years) and accurate list as of the date hereof of all leases of real property under which any Loan Party is the lessor, showing as of the date hereof the street address, city or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. To the knowledge of the applicable Loan Party or Subsidiary that is the lessor, each such lease is the legal, valid and binding obligation of the lessee thereof, enforceable in accordance with its terms.

                      (u) Investments. Set forth on Schedule 4.01(u) hereto is a complete and accurate list as of the date hereof of all Investments held by any Loan Party or any of its Subsidiaries on the date hereof, showing the amount, obligor or issuer and maturity, if any, thereof.

                      (v) Intellectual Property. Set forth on Schedule 4.01(v) hereto is a complete and accurate list as of the date hereof as of the date hereof of all patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of each Loan Party or any of its Subsidiaries, showing the jurisdiction in which registered, the registration number, the date of registration and the expiration date.

                      (w) Material Contracts. Set forth on Schedule 4.01(w) hereto is a complete and accurate list as of the date hereof of all Material Contracts of each Loan Party and its Subsidiaries, showing the parties and term thereof. Each such Material Contract has been duly authorized, executed and delivered by each Loan Party party thereto, has not been amended or otherwise modified, except as delivered prior to the date hereof or in the case of modifications after the date of this Agreement, as permitted under the Loan Documents, is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms, and there exists no default under any Material Contract that would give the counterparty thereto the right to terminate such Material Contract (after the expiration of any applicable cure period).


                                   ARTICLE V

                            COVENANTS OF THE BORROWER

           SECTION 5.01. Affirmative Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will:


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
                      (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970.

                      (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies lawfully imposed upon it or upon its property and
           (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained in conformity with GAAP, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

                      (c) Compliance with Environmental Laws. Comply, cause each of its Subsidiaries to comply, and use commercially reasonable efforts to cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with Environmental Laws and Environmental Permits; obtain and renew, and cause each of its Subsidiaries to obtain and renew, all material Environmental Permits necessary for its operations and properties; and upon receipt of any notification or otherwise obtaining knowledge of any release of Hazardous Materials or other event that has a reasonable likelihood of causing any Loan Party or any of its Subsidiaries to incur any material liability pursuant to Environmental Laws, conduct, or pay for consultants to conduct, any investigation, study, sampling and testing reasonably necessary to evaluate the condition of the property, and undertake any cleanup, removal, further investigation, and remedial or other action required by Environmental Laws; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

                      (d) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates.

                      (e) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence, legal structure, legal name, rights (charter and statutory), permits, licenses, approvals, privileges and franchises; provided, however, that the Borrower and its Subsidiaries may consummate any merger or consolidation permitted under Section 5.02(d); and provided further that neither the Borrower nor any of its Subsidiaries shall be required to preserve any right, permit, license, approval, privilege or franchise if the Board of Directors of the Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the


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           business of the Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower, such Subsidiary or the Lender Parties; provided further that any Subsidiary Guarantor may be dissolved, provided that
           (i) no Event of Default shall then exist and be continuing, (ii) all of the property of such Subsidiary Guarantor shall be transferred to the Borrower or any other Subsidiary Guarantor, and (iii) no such dissolution shall adversely affect the Collateral (including the nature, status, quality or value thereof) or the interest of the Collateral Agent therein.

                      (f) Visitation Rights. At any reasonable time and from time to time and in each case, during normal business hours, permit the Administrative Agent or the Collateral Monitoring Agent, or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants; provided, however, that any such discussions shall be in the presence of a Responsible Officer of the Borrower, so long as the Responsible Officers of the Borrower have made reasonable efforts to make themselves available for such purpose.

                      (g) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

                      (h) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted and will from time to time make or cause to be made all appropriate repairs, renewals and replacements thereof except where failure to do so would not materially adversely affect the use of the related property.

                      (i) Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates (including, without limitation, payments of any management fees) on terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

                      (j) Covenant to Guarantee Obligations and Give Security. Upon (x) the request of the Administrative Agent, following the occurrence and during the continuance of a Default, (y) the formation or acquisition of any new direct or indirect Subsidiaries by any Loan Party or (z) the acquisition of any property by any Loan Party, and such property, in the judgment of the Administrative Agent, shall not already be subject to a perfected first priority security interest in favor of the Collateral Agent for the benefit of the Secured Parties (except to the extent the applicable Loan Party is prohibited by law or contract), then in each case at the Borrower's reasonable expense:


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
                      (i) in connection with the formation or acquisition of a Subsidiary that is not (x) a CFC or (y) a Subsidiary that is held directly or indirectly by a CFC, within 15 days after such formation or acquisition, cause each such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the Collateral Agent, the Administrative Agent and/or the Collateral Monitoring Agent a guaranty or guaranty supplement, in form and substance satisfactory to the Collateral Agent, guaranteeing the other Loan Parties' Obligations under the Loan Documents,

                      (ii) within 15 days after such request, formation or acquisition furnish to the Collateral Agent, the Collateral Monitoring Agent and the Administrative Agent a description of the real and personal properties of the Loan Parties and their respective Subsidiaries which are, or are required in accordance with the terms of the Loan Documents to become, Loan Parties, in detail reasonably satisfactory to the Collateral Agent, the Collateral Monitoring Agent and the Administrative Agent,

                      (iii) within 15 days after (A) a request or acquisition of property by any Loan Party, duly execute and deliver, and cause each Loan Party to duly execute and deliver, to the Collateral Agent, the Collateral Monitoring Agent and/or the Administrative Agent such additional mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and other security agreements as specified by, and in form and substance satisfactory to the Collateral Agent and the Administrative Agent, securing payment of all the Obligations of such Loan Party under the Loan Documents and creating Liens on all such properties and (B) such formation or acquisition of any new Subsidiary which is, or is required to become, a Loan Party, duly execute and deliver and cause each Subsidiary to duly execute and deliver to the Collateral Agent mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and other security agreements as specified by, and in form and substance satisfactory to the Collateral Agent and the Administrative Agent, securing payment of all of the Obligations of such Subsidiary under the Loan Documents; provided that (A) the stock of any Subsidiary held by a CFC shall not be pledged and (B) if such new property is Equity Interests in a CFC, only 66% of such Equity Interests shall be pledged in favor of the Secured Parties,

                      (iv) within 30 days after such request, formation or acquisition, take, and cause each Loan Party and each newly acquired or newly formed Subsidiary (other than any Subsidiary that is a CFC or a Subsidiary that is held directly or indirectly by a CFC) to take, whatever action (including, without limitation, the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or reasonably advisable in the opinion of the Collateral Agent and the Administrative Agent to vest in the Collateral Agent and/or the Administrative Agent (or in any representatives of the Collateral Agent and/or the Administrative Agent designated by such entity) valid and subsisting Liens on the


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
           properties purported to be subject to the mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and security agreements delivered pursuant to this Section 5.01(j), enforceable against all third parties in accordance with their terms,

                      (v) within 60 days after such request, formation or acquisition (or such later date as may be agreed to by the Administrative Agent), deliver to the Collateral Agent, the Collateral Monitoring Agent and/or the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, exercised reasonably, a signed copy of a favorable opinion, addressed to the Agents, the Collateral Agent and the Lender Parties, of counsel for the Loan Parties acceptable to the Administrative Agent as to (1) the matters contained in clauses (i), (iii) and (iv) above, (2) such guaranties, guaranty supplements, mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and security agreements being legal, valid and binding obligations of each Loan Party party thereto enforceable in accordance with their terms, as to the matters contained in clause
           (iv) above, (3) such recordings, filings, notices, endorsements and other actions being sufficient to create valid perfected Liens on such properties, and (4) such other matters as the Administrative Agent may reasonably request,

                      (vi) as promptly as practicable after such request, formation or acquisition, deliver, upon the request of the Administrative Agent in its sole discretion, to the Collateral Agent, the Collateral Monitoring Agent and the Administrative Agent with respect to each parcel of real property owned or held by each Loan Party and each newly acquired or newly formed Subsidiary (other than any Subsidiary that is a CFC or a Subsidiary that is held directly or indirectly by a CFC) title reports, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance satisfactory to the Collateral Agent, the Collateral Monitoring Agent and the Administrative Agent, provided, however, that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Collateral Agent, the Collateral Monitoring Agent and the Administrative Agent, and

                      (vii) at any time and from time to time, promptly execute and deliver, and cause to execute and deliver, each Loan Party and each newly acquired or newly formed Subsidiary (other than any Subsidiary that is a CFC or a Subsidiary that is held directly or indirectly by a CFC) any and all further instruments and documents and take, and cause each Loan Party and each newly acquired or newly formed Subsidiary (other than any Subsidiary that is a CFC or a Subsidiary that is held directly or indirectly by a CFC) to take, all such other action as the Collateral Agent, the Collateral Monitoring Agent and/or the Administrative Agent may deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, mortgages, pledges, assignments,


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
           security agreement supplements, intellectual property security agreement supplements and security agreements.

                      (k) Further Assurances. (i) Promptly upon request by the Administrative Agent, correct, and cause each of its Subsidiaries promptly to correct, any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and

                      (ii) Promptly upon request by the Administrative Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as the Administrative Agent may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Loan Documents, (B) to the fullest extent permitted by applicable law, subject any Loan Party's or any of its Subsidiaries' properties, assets, rights or interests to the Liens now or hereafter intended to be created by any of the Collateral Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

                      (l) Performance of Related Documents. Perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms and provisions of each Related Document to be performed or observed by it, maintain each such Related Document in full force and effect, enforce such Related Document in accordance with its terms, and take all such action to such end as may be from time to time reasonably requested by the Administrative Agent.

                      (m) Preparation of Environmental Reports. At the reasonable request of the Administrative Agent from time to time (not to exceed once per year for each such property, except during the continuance of any Default), provide to the Administrative Agent within 60 days after such request or such later date as may be agreed to by the Administrative Agent, at the expense of the Borrower, an environmental site assessment report for any of its or its Subsidiaries' properties described in such request, prepared by an environmental consulting firm acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties; without limiting the generality of the foregoing, if the Administrative Agent determines at any time that a material risk exists that any such report will not be provided within the time referred to above, the Administrative Agent may retain an environmental consulting firm to prepare such report at the expense of the Borrower, and the Borrower hereby grants and agrees to cause any Subsidiary that owns any property described in such request to grant at the time of such


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           request to the Agents, the Lender Parties, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment.

                      (n) Compliance with Terms of Leaseholds. Make all payments and otherwise perform all obligations in respect of all leases of real property to which the Borrower or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the Administrative Agent of any material default of which it is aware by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default by a Loan Party, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

                      (o) Cash Concentration Accounts. (i) Maintain the Cash Collateral Account with Citibank, N.A. in accordance with the terms of the Security Agreement, and from which accounts funds may only be withdrawn with the consent of the Administrative Agent, provided, however, that so long as no Event of Default shall have occurred and be continuing, the Administrative Agent hereby consents and shall be deemed to have granted such consent to the extent that (after giving effect to any withdrawals) the aggregate amount of (x) excess availability under the Facility, plus (y) the aggregate amount of cash and Cash Equivalents held by the Borrower and its Subsidiaries in the Cash Collateral Account equals or exceeds $35 million in the aggregate; (ii) maintain, and cause each of its Subsidiaries to maintain, lockbox accounts into which all proceeds of Collateral are paid with one or more depository banks acceptable to the Administrative Agent that have (subject to the provisions of the Collateral Documents) accepted the assignment of such accounts to the Collateral Agent (or its agent designated for such purpose) for the benefit of the Secured Parties pursuant to the Security Agreement; and (iii) cause all amounts on deposit in any deposit account to be transferred to the Cash Collateral Account at the end of each Business Day, except with respect to deposit accounts that the Borrower has (actual or deemed) approval from the Administrative Agent to fund from the Cash Collateral Account pursuant to Section 3.4(d)(v) of the Security Agreement.

                      (p) Performance of Material Contracts. Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

                      (q) G-I Holdings. Make a senior legal officer of the Borrower available on a monthly basis to provide to the Administrative Agent (i) an update of developments in (A) the G-I Holdings bankruptcy proceedings, and (B) any proceedings related to asserted Federal income tax liabilities in connection with the Rhone


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           Poulenc Transactions and (ii) any information relating thereto that the Administrative Agent may reasonably request.

                      (r) Reportable Transaction. The Borrower will notify the Administrative Agent promptly in the event that the Borrower or any other member of the G-I Holdings Tax Group specifically identifies any of the Borrowings or Advances under this Agreement as a "reportable transaction" on Internal Revenue Service Form 8886 filed with the U.S. Federal tax returns for purposes of Sections 6011, 6111 or 6112 of the Internal Revenue Code or the Treasury Regulations promulgated thereunder.

                      (s) Tax Liabilities. The Borrower (i) shall immediately inform the Lenders with respect to the Rhone Poulenc Transactions of
           (A) any written settlement proposal by any member of the G-I Holdings Tax Group or any tax authority as to which the Borrower has knowledge, which could require any Loan Party to incur liability or otherwise satisfy such settlement in whole or in part; (B) any court ruling determining tax liability or otherwise addressing the merits of the case; (C) any proposed or actual assessment or deficiency as to which any Loan Party or any member of the G-I Holdings Tax Group has knowledge; or (D) any written demand for payment of taxes from a tax authority, and (ii) shall provide any information available to them and reasonably required by the Lenders to make the determination in Section 6.01(h)(i).

                      (t) IRB Consents. The Borrower shall use its commercially reasonable efforts to request and obtain or cause the applicable Loan Party who holds title to each IRB Property to request and obtain not later than thirty (30) days after the Effective Date (or such later date as may be agreed to by the Administrative Agent), all consents and approvals (each an "IRB CONSENT") that are required pursuant to the current underlying industrial revenue bond financing documents relating to each IRB Property such that Borrower or the applicable Loan Party, as the case may be, will be permitted to grant a Mortgage covering each IRB Property without being in breach or default under such industrial revenue bond financing documents. Within thirty (30) days after receiving the applicable IRB Consent for an IRB Property, the Borrower shall deliver, or cause the applicable Loan Party to deliver to the Administrative Agent, the items, agreements, instruments and documents set forth in Section 3.01(a)(v) and Section 3.01(a)(xx) with respect to such IRB Property.

           SECTION 5.02. Negative Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will not, at any time:

                      (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement that names the Borrower or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or


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           suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, except:

                                 (i) Liens created under the Loan Documents;

                                 (ii) Permitted Liens;

                                 (iii) Liens existing on the date hereof and
                      described on Schedule 4.01(v) hereto;

                                 (iv) purchase money Liens upon or in real
                      property or equipment acquired or held by the Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any such property or equipment to be subject to such Liens, or Liens existing on any such property or equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, in each case, to the extent permitted under
                      Section 5.02(b)(iii)(B)(I); provided, however, that no such Lien shall extend to or cover any property other than the property or equipment being acquired, constructed or improved, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; and provided further that the aggregate principal amount of the Debt secured by Liens permitted by this clause (iv) shall not exceed the amount permitted under Section 5.02(b)(iii)(B) at any time outstanding;

                                 (v) Liens arising in connection with
                      Capitalized Leases permitted under Section
                      5.02(b)(iii)(B)(II); provided that no such Lien shall extend to or cover any Collateral or assets other than the assets subject to such Capitalized Leases; and provided, further that the aggregate principal amount of the Debt secured by Liens permitted by this clause (v) shall not exceed the amount permitted under Section 5.02(b)(iii)(B) at any time outstanding;

                                 (vi) Liens on fixed assets to secure Debt
                      permitted under Section 5.02(b)(iii)(B)(III); provided, that the aggregate principal amount of the Debt secured by Liens permitted by this clause (vi) shall not exceed the amount permitted under Section 5.02(b)(iii)(B) at any time outstanding;

                                 (vii) Liens arising in connection with
                      sale-leaseback transactions permitted under Section 5.02(b)(iii)(B)(IV); provided that no such Lien shall extend to or cover any Collateral or assets other than the assets subject to such sale-leaseback transactions; and provided, further that the aggregate principal amount of the Debt secured by Liens permitted by this clause (vii)


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                      shall not exceed the amount permitted under Section
                      5.02(b)(iii)(B) at any time outstanding;

                                 (viii) Liens to secure Debt permitted under
                      Section 5.02(b)(iii)(B)(VI);

                                 (ix) the replacement, extension or renewal of
                      any Lien permitted by clauses (iii) through (viii) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby; provided, that the aggregate principal amount of the Debt secured by Liens permitted by this clause (ix) (excluding the replacement, extension or renewal of any Lien permitted by clause (iii) above) shall not exceed the amount permitted under Section 5.02(b)(iii)(B) or (E) at any time outstanding; and

                                 (x) Liens arising in connection with operating
                      leases to the extent such operating leases are otherwise permitted hereunder; provided that no such Lien shall extend to or cover any Collateral or assets other than the assets subject to such operating leases.

                      (b) Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt, except:

                                 (i) in the case of the Borrower, Debt owed to a
                      wholly owned Subsidiary of the Borrower which is a Subsidiary Guarantor, which Debt (x) shall constitute Pledged Debt and (y) shall be evidenced by promissory notes in form and substance satisfactory to the Administrative Agent and such promissory notes shall, in the case of Debt owed to a Loan Party, be pledged as security for the Obligations of the holder thereof under the Loan Documents to which such holder is a party and delivered to the Collateral Agent pursuant to the terms of the Security Agreement;

                                 (ii) in the case of any Subsidiary of the
                      Borrower, Debt owed to the Borrower or to a wholly owned Subsidiary of the Borrower, provided that, in each case, such Debt (w) shall be permitted under Section 5.02(f),
                      (x) shall, in the case of Debt owed to a Loan Party, constitute Pledged Debt and (y) shall be evidenced by promissory notes in form and substance satisfactory to the Administrative Agent and such promissory notes shall, in the case of Debt owed to a Loan Party, be pledged as security for the Obligations of the holder thereof under the Loan Documents to which such holder is a party and delivered to the Collateral Agent pursuant to the terms of the Security Agreement; and

                                 (iii) in the case of the Borrower and its
                      Subsidiaries,

                                            (A) Debt under the Loan Documents,

                                            (B) So long as (1) no Default has
                                 occurred and is continuing, and (2) immediately after giving effect to such incurrence, the Borrower shall be in pro forma compliance with the provisions of Section 5.04 (such compliance to be determined on the basis of the required


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                                 financial information most recently delivered
                                 to the Administrative Agent and the Lender
                                 Parties as though such Debt had been incurred as of the first day of the fiscal period covered thereby), (I) Debt secured by Liens permitted by Section 5.02(a)(iv), (II) Capitalized Leases permitted by Section 5.02(a)(v), (III) Debt secured by Liens permitted by Section 5.02(a)(vi), (IV) Debt in respect of sale-leaseback transactions permitted by Section 5.02(a)(vii), (V) Debt secured by Liens permitted by Section 5.02(a)(viii), and (VI) Debt not to exceed $20 million in principal amount incurred under the Chester Financing Agreement to refinance the Chester Lease following the exercise of the Chester Buyout Option (such Debt being the "CHESTER BUYOUT DEBT"), in an aggregate principal amount (for all debt permitted under this Section 5.02(b)(iii)(B) not to exceed the sum of (x) $50,000,000 plus (y) in the case of Debt permitted under clause (III) and (IV) above (or any refinancing thereof), ---- the portion of the Loan Value (immediately prior to the incurrence of such debt or the consummation of the sale-leaseback transaction, as applicable) attributable to Eligible Real Property or Eligible Equipment with respect to which a Lien permitted by Section 5.02(a)(vi) has been granted, or which have been sold in connection with such sale-leaseback transaction, provided, however, that the Chester Buyout Debt shall be excluded from the limitation described above so long as such exercise is consummated within three months of the date hereof, and provided, further, that such Debt incurred pursuant to this Section 5.02(b)(iii)(B) (excluding the Chester Buyout Debt so long as the exercise of the Chester Buyout Option is consummated within three months of the date hereof) shall not have scheduled amortization payments prior to the Termination Date in an aggregate principal amount (together with the aggregate scheduled amortization payments prior to the Termination Date of any Debt permitted pursuant to clause
                                 (C) below) greater than the Amortization
                                 Basket,

                                            (C) So long as (1) no Default has
                                 occurred and is continuing and (2) after giving effect to such incurrence, the Borrower shall be in pro forma compliance with the provisions of Section 5.04 (such compliance to be determined on the basis of the required financial information most recently delivered to the Administrative Agent and the Lender Parties as though such Debt had been incurred as of the first day of the fiscal period covered thereby), Debt extending the maturity of, or refunding or refinancing, in whole or in part (without any increase in the principal amount thereof or any change in any direct or contingent obligor thereof), any Debt under the Existing Indentures, provided that (x) the terms and conditions of such extending, refunding or refinancing Debt are market terms and conditions at the time of such extension, refunding or refinancing, (y) there is no scheduled amortization payments in respect of such extending, refunding or refinancing Debt prior to the Termination Date in an aggregate principal amount (together with the aggregate


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
                                 scheduled amortization payments prior to the Termination Date of any Debt permitted pursuant to clause (B) above) greater than the Amortization Basket and (z) any security arrangements in respect of such extended, refunded or refinanced Debt shall be no more onerous to the Lender Parties than those set forth in the security documentation in effect at such time,

                                            (D) The Surviving Debt,

                                            (E) So long as (1) no Default has
                                 occurred and is continuing and (2) after giving effect to such incurrence, the Borrower shall be in pro forma compliance with the provisions of Section 5.04 (such compliance to be determined on the basis of the required financial information most recently delivered to the Administrative Agent and the Lender Parties as though such Debt had been incurred as of the first day of the fiscal period covered thereby), Debt extending the maturity of, or refunding or refinancing, in whole or in part (without any increase in the principal amount thereof or any change in any direct or contingent obligor thereof), any Debt described in clause (B) above and any other Surviving Debt (other than Debt issued pursuant to the Existing Indentures) of the type described in clause (B) above, provided that (x) there is no remaining scheduled amortization payments in respect of such extending, refunding or refinancing Debt prior to December 15, 2006 that is more onerous than the remaining scheduled amortization prior to December 15, 2006, if any, applicable to the Debt being extended, refunded or refinanced and (y) any security arrangements in respect of such extended, refunded or refinanced Debt shall be no more onerous to the Lender Parties than those set forth in the security documentation in effect at such time; provided further that the principal amount of such Debt being extended, refunded or refinanced shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing and the direct and contingent obligors therefor shall not be changed as a result of or in connection with such extension, refunding or refinancing,

                                            (F) So long as (1) no Default has
                                 occurred and is continuing and (2) after giving effect to such incurrence, the Borrower shall be in pro forma compliance with the provisions of Section 5.04 (such compliance to be determined on the basis of the required financial information most recently delivered to the Administrative Agent and the Lender Parties as though such Debt had been incurred as of the first day of the fiscal period covered thereby), unsecured Debt owing to G-I Holdings or BMCA Holdings in an aggregate principal amount not to exceed at any one time outstanding, the sum of (x) an aggregate amount up to $45 million, provided such amount was advanced by the Borrower to G-I Holdings or BMCA Holdings on or after January 17, 2003 and prior to the Effective Date plus (y) the aggregate amount advanced by the Borrower to G-I Holdings or BMCA Holdings on and after the


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
                                 Effective Date in accordance with Section
                                 5.02(f)(x); provided, however, that no payments shall be made with respect to Debt permitted under this clause (F) unless on the date of each such payment, the Borrower shall have pro forma liquidity (as certified to the Administrative Agent by a Responsible Financial Officer of the Borrower) of at least the Specified Liquidity Amount.

                                            (G) Debt consisting of surety bonds
                                 or similar instruments in favor of government agencies in connection with workers' compensation liabilities, taxes, assessments or other obligations, provided that such Debt is incurred in the ordinary course of business, and

                                            (H) Debt of any Loan Party
                                 consisting of Contingent Obligations in respect of Debt of other Loan Parties, so long as such other Loan Parties are permitted to incur such Debt hereunder.

                      (c) Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof.

                      (d) Mergers, Etc. Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, except that:

                                 (i) any Subsidiary of the Borrower may merge
                      into or consolidate with any other Subsidiary of the Borrower, provided that, in the case of any such merger or consolidation, the Person formed by such merger or consolidation shall be a wholly owned Subsidiary of the Borrower, provided further that, in the case of any such merger or consolidation to which a Subsidiary Guarantor is a party, the Person formed by such merger or consolidation shall be a Subsidiary Guarantor;

                                 (ii) in connection with any acquisition
                      permitted under Section 5.02(f), any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that (x) the Person surviving such merger shall be a wholly owned direct or indirect Subsidiary of the Borrower and (y) in the case of any such merger or consolidation to which a Subsidiary Guarantor is a party, the Person formed by such merger or consolidation shall be a Subsidiary Guarantor;

                                 (iii) in connection with any sale or other
                      disposition permitted under Section 5.02(e) (other than clause (ii) thereof), any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; and

                                 (iv) any of the Borrower's Subsidiaries may
                      merge into the Borrower; provided that the Person surviving such merger shall be the Borrower.

           provided, however, that in each case, immediately before and after giving effect thereto, no Event of Default shall have occurred and be continuing and, in the case of any such merger to which the Borrower is a party, the Borrower is the surviving corporation.

                      (e) Sales, Etc., of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets, except:

                                 (i) Certain Permitted Dispositions;

                                 (ii) in a transaction authorized by Section
                      5.02(d) (other than subsection (iii) thereof);

                                 (iii) the sale of any (x) asset identified on
                      Schedule 5.02(e) hereto (such assets being "EXCLUDED ASSETS") or (y) any other assets in any Fiscal Year by the Borrower or any Subsidiary, the fair market value of which is not greater than $15 million (provided that any unused portion thereof may be carried forward to succeeding years) (the foregoing asset sales described in clauses (x) and (y) above being collectively, "PERMITTED ASSET SALES") so long as in each case (A) the terms of any such sale shall be commercially reasonable, (B) the purchase price paid to the Borrower or such Subsidiary for such asset shall be no less than the fair market value of such asset at the time of such sale and (C) at least 66 2/3% of the purchase price for such asset shall be paid to the Borrower or such Subsidiary solely in cash;

                                 (iv) sales by means of a lease or sublease of
                      property of the Borrower or any of its Subsidiaries, so long as (x) such transaction is permitted pursuant to
                      Section 5.02(b) and (y) the Borrower or such Subsidiary continues to reflect ownership of such property in its financial statements in accordance with GAAP;

                                 (v) assignments and licenses of intellectual
                      property of the Borrower and its Subsidiaries in the ordinary course of business; and

                                 (vi) dispositions of property not to exceed an
                      aggregate fair market value of $10 million in the aggregate, which in the commercially reasonable opinion of the Borrower or such Subsidiary, and consistent with historic business practice, is obsolete;

           provided that in the case of sales of assets pursuant to clauses (i),
           (iii), (iv), and (vi) above, the Borrower shall, on the date of receipt by any Loan Party or any of its Subsidiaries of the Net Cash Proceeds from such sale, prepay the Advances pursuant to, to the extent and in the amount and order of priority set forth in, Section 2.06(b)(i), as specified therein.


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
                      (f) Investments in Other Persons. Make or hold, or permit any of its Subsidiaries to make or hold, any Investment in any Person, except:

                                 (i) (A) equity Investments by the Borrower and
                      its Subsidiaries in their Subsidiaries outstanding on the date hereof, (B) additional Investments in Loan Parties and (C) additional Investments by Subsidiaries of the Borrower that are not Loan Parties in other such Subsidiaries;

                                 (ii) so long as (1) no Event of Default has
                      occurred and is continuing, (2) after giving effect to such Investment, the Borrower is in pro forma compliance with the provisions of Section 5.04 (such compliance to be determined on the basis of the required financial information most recently delivered to the Administrative Agent and the Lender Parties as though such Investment had been made as of the first day of the fiscal period covered thereby) and (3) after giving effect to such Investment, the pro forma Liquidity of the Borrower (as certified to the Administrative Agent by a Responsible Financial Officer of the Borrower) equals or exceeds the Specified Liquidity Amount at such time, Investments in Non-Recourse Subsidiaries and other Persons that are not Loan Parties, excluding G-I Holdings and BMCA Holdings (collectively, "PERMITTED ADVANCES") in an aggregate amount invested from the date hereof (determined at the fair market value of any assets contributed) not to exceed (as certified to the Administrative Agent by a Responsible Financial Officer of the Borrower), the lesser of (x) $25 million (the "OUTSIDE INVESTMENT BASKET") and (y) the Special Payments Basket on such date; provided, however, that the Outside Investment Basket shall be replenished (up to a maximum amount not to exceed $25 million at any time) by the sum of (A) the amount of proceeds (in the form of repayments of loans or dividends or other distributions consisting of cash or Cash Equivalents made to Loan Parties) received by the Loan Parties from any Investment made using the Outside Investment Basket and (B) the fair market value of fixed assets and other tangible assets and equity interests which were previously contributed in connection with Permitted Advances, and which fixed assets and other tangible assets and equity interests have been subsequently returned to the Loan Party that had made such Permitted Advances in connection with an unwind or other disposition of such Investment;

                                 (iii) loans and advances to employees in the
                      ordinary course of the business of the Borrower and its Subsidiaries as presently conducted in an aggregate principal amount not to exceed $2.5 million at any time outstanding;

                                 (iv) Investments by the Borrower and its
                      Subsidiaries in Cash Equivalents;

                                 (v) Investments existing on the date hereof and
                      described on Schedule 4.01(u) hereto;

                                 (vi) Investments by the Borrower in Hedge
                      Agreements to the extent permitted under Section 5.02(s);


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                                 (vii) the purchase or other acquisition (a
                      "PERMITTED ACQUISITION") of all of the Equity Interests in, or all or substantially all of the property and assets of, any Person that, upon the consummation thereof, will be wholly owned directly by the Borrower or one or more of its wholly owned Subsidiaries (including, without limitation, as a result of a merger or consolidation); provided that, with respect to each purchase or other acquisition made pursuant to this clause (vii):

                                            (A) any such newly created or
                                 acquired Subsidiary shall comply with the requirements of Section 5.01(j);

                                            (B) the lines of business of the
                                 Person to be (or the property and assets of which are to be) so purchased or otherwise acquired shall be substantially the same lines of business as one or more of the principal businesses of the Borrower and its Subsidiaries in the ordinary course;

                                            (C) such purchase or other
                                 acquisition shall not include or result in any contingent liabilities that could reasonably be expected to result in a Material Adverse Change (as determined in good faith by the board of directors (or the persons performing similar functions) of the Borrower or such Subsidiary if the board of directors is otherwise approving such transaction;

                                            (D) the total cash and noncash
                                 consideration (including, without limitation, the fair market value of all Equity Interests issued or transferred to the sellers thereof, all indemnities (net of insurance and after taxes) relating to pre-closing liabilities, earnouts and other contingent payment obligations to, and the aggregate amounts paid or to be paid under noncompete, consulting and other affiliated agreements with, the sellers thereof, and reserves for liabilities with respect thereto and all assumptions of long-term debt for borrowed money (as defined in accordance with generally accepted accounting principles), liabilities and other obligations in connection therewith, but net of cash or Cash Equivalents received in exchange) paid by or on behalf of the Borrower and its Subsidiaries for any such Permitted Acquisition, when aggregated with the total cash and noncash consideration paid by or on behalf of the Borrower and its Subsidiaries for all other purchases and other acquisitions made by the Borrower and its Subsidiaries pursuant to this clause (vii), shall not exceed (as certified to the Administrative Agent by a Responsible Financial Officer of the Borrower) the Special Payments Basket on such date;

                                            (E) (1) immediately before and
                                 immediately after giving pro forma effect to any such Permitted Acquisition, no Event of Default shall have occurred and be continuing,
                                 (2) immediately after giving effect to such purchase or other acquisition, the Borrower and its Subsidiaries shall have pro forma Liquidity (as certified to the Administrative Agent by a Responsible Financial Officer of the Borrower) equal to or exceeding the Specified Liquidity


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                                 Amount at such date, and (3) the Borrower and
                                 its Subsidiaries shall be in pro forma
                                 compliance with all of the covenants set forth in Section 5.04, such compliance to be determined on the basis of the required financial information most recently delivered to the Administrative Agent and the Lender Parties as though such purchase or other acquisition had been consummated as of the first day of the fiscal period covered thereby; and

                                            (F) the Borrower shall have
                                 delivered to the Administrative Agent, on behalf of the Lender Parties, at least three Business Days prior to the date on which any such purchase or other acquisition is to be consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this clause (vii) have been satisfied or will be satisfied on or prior to the consummation of such Permitted Acquisition;

                     provided, however, that the property and assets so purchased or acquired shall not be considered to be Eligible Collateral until so determined by the Administrative Agent and the Collateral Monitoring Agent after the performance of due diligence with results reasonably satisfactory to the Administrative Agent and the Collateral Monitoring Agent applying their customary criteria for determining eligibility;

                                 (viii) Investments in any "strategic alliance"
                      joint marketing arrangement, provided that such Investments do not exceed $2 million in the aggregate for any Fiscal Year;

                                 (ix) (a) Investments consisting of Initial G-I
                      Letters of Credit or substitutions thereof (as described in, and subject to Section 5.02(g)(iv)) and (b) subject to
                      Section 5.02(g), Investments consisting of Future G-I Letters of Credit and renewals thereof;

                                 (x) Investments (other than Investments
                      described in clause (ix) above) in G-I Holdings and BMCA Holdings (subject to the limitations specified in Section 5.02(g)); and

                      (g) Restricted Payments. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such or issue or sell any Equity Interests, or permit any of its Subsidiaries to do any of the foregoing, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in the Borrower or to issue or sell any Equity Interests therein, except that, so long as no Event of Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

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                                 (i) the Borrower may declare and pay dividends
                      and distributions payable only in common stock of the Borrower;

                                 (ii) any Subsidiary of the Borrower may (A)
                      declare and pay cash dividends to the Borrower, (B) declare and pay cash dividends to any other wholly owned Subsidiary of the Borrower of which it is a Subsidiary and
                      (C) accept capital contributions from its parent to the extent permitted under Section 5.02(f);

                                 (iii) so long as (a) the Borrower is in pro
                      forma compliance with all of the financial covenants set forth in Section 5.04 (such compliance to be determined on the basis of the required financial information most recently delivered to the Administrative Agent and the Lender Parties as though such distributions had been consummated as of the first day of such fiscal period covered thereby) and (b) after giving effect to such distribution, the Borrower has pro forma liquidity (as certified to the Administrative Agent by a Responsible Financial Officer of the Borrower) equal to or exceeding the Specified Liquidity Amount at such time, the Borrower shall be permitted to make distributions to G-I Holdings in any calendar year in an aggregate amount (together with (without duplication) (1) the aggregate amount of any Investments made in accordance with the provisions of
                      Section 5.02(f)(x); (2) the aggregate Available Amount of all Future G-I Letters of Credit, and (3) the aggregate available Amount of all renewals of Future G-I Letters of Credit (to the extent such renewals increase the stated amount of such Future G-I Letters of Credit being renewed)), equal to the sum (as certified to the Administrative Agent by a Responsible Financial Officer of the Borrower) of (x) $15,000,000 per annum plus (y) amounts loaned after the Effective Date to the Borrower by G-I Holdings or BMCA Holdings during any calendar year (and not previously repaid or allocated to the Special Payments Basket as provided below) plus (z) the Available Amount of all Initial G-I Holdings Letters of Credit and Future G-I Letters of Credit which expire or are cancelled or otherwise terminated during such year without being renewed or substituted with cash or other collateral in accordance with clause (iv) below (the "RESTRICTED PAYMENTS BASKET"), and

                                 (iv) Investments consisting of the Initial G-I
                      Holdings Letters of Credit, or any substitution of such Initial G-I Holdings Letter of Credit (simultaneously with the cancellation, expiration or other termination of such Initial G-I Holdings Letter of Credit) for a contribution of cash or the posting of a bond or similar instrument by any Loan Party solely to the extent that cash, bond or similar instrument is used to secure payment for the same obligation (and for the benefit of the same beneficiary) as such Initial G-I Holdings Letter of Credit so substituted.

                      (h) Amendments of Constitutive Documents. Amend, or permit any of its Subsidiaries to amend, its certificate of incorporation or bylaws or other constitutive documents other than amendments that could not be reasonably expected to have a Material Adverse Effect.


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
                      (i) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in (i) accounting policies or reporting practices, except as required or permitted by generally accepted accounting principles, or (ii) such Person's Fiscal Year.

                      (j) Prepayments, Etc., of Debt. Prepay, redeem, purchase, defease, exchange or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt, except (i) the prepayment of the Advances in accordance with the terms of this Agreement, (ii) regularly scheduled or required repayments or redemptions of Surviving Debt and (iii) so long as (x) the Borrower is in pro forma compliance with all of the covenants set forth in Section 5.04 (such compliance to be determined on the basis of the required financial information most recently delivered to the Administrative Agent and the Lender Parties as though such transaction had been consummated as of the first day of such fiscal period covered thereby), (y) no Event of Default shall have occurred and be continuing, and (z) after giving effect to such transaction, the Borrower has pro forma Liquidity (as certified to the Administrative Agent by a Responsible Financial Officer of the Borrower) equal to or exceeding the Specified Liquidity Amount at such time, purchases or redemptions of any Debt ("PERMITTED DEBT Repurchases"), so long as the aggregate amount paid in connection with such Permitted Debt Repurchases (when taken together with the Permitted Acquisitions and the Permitted Advances) shall not exceed the Special Payments Basket on such date (as certified to the Administrative Agent by a Responsible Financial Officer of the Borrower); or amend, modify or change in any material manner any term or condition of any Surviving Debt or Subordinated Debt, or permit any of its Subsidiaries to do any of the foregoing other than to prepay any Debt payable to the Borrower.

                      (k) Amendment, Etc., of Related Documents. Except to the extent such action could not reasonably be expected to result in a Material Adverse Effect, cancel or terminate any Related Document or consent to or accept any cancellation or termination thereof, amend, modify or change in any manner any term or condition of any Related Document or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition of any Related Document, agree in any manner to any other amendment, modification or change of any term or condition of any Related Document or take any other action in connection with any Related Document that would impair the value of the interest or rights of any Loan Party thereunder or that would impair the rights or interests of any Agent or any Lender Party, or permit any of its Subsidiaries to do any of the foregoing.

                      (l) Negative Pledge. Enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets except (i) in favor of the Secured Parties or (ii) in connection with (A) any Surviving Debt, or (B) any purchase money Debt permitted by Section 5.02(b)(iii)(B) solely to the extent that the agreement or instrument governing such Debt prohibits a Lien on the property acquired with the proceeds of such Debt, or (C) any Capitalized Lease permitted by
           Section 5.02(b)(iii)(C) solely to the extent that such Capitalized


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           Lease prohibits a Lien on the property subject thereto.

                      (m) Partnerships, Etc. Become a general partner in any general or limited partnership or joint venture, or permit any of its Subsidiaries to do so, other than any Subsidiary the sole assets of which consist of its interest in such partnership or joint venture.

                      (n) Speculative Transactions. Engage, or permit any of its Subsidiaries to engage, in any transaction involving commodity options or futures contracts or any similar speculative transactions.

                      (o) Capital Expenditures. Make, or permit any of its Subsidiaries to make, any Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by the Borrower and its Subsidiaries in any calendar year to exceed the sum of (A) $60,000,000 (the "BASE CAPEX BASKET") plus (B) the lesser of (I) the sum of (x) Excess EBITDA for such calendar year and (y) the amount (if any) of the Base CAPEX Basket which was unused during the immediately preceding calendar year, and (II) the difference between
           (i) unused availability under the Senior Facility as of the end of the immediately preceding calendar year minus (ii) the Specified Liquidity Amount applicable to such calendar year, plus (C) in the case of the calendar year ending December 31, 2003, the Excess CAPEX Amount, provided, however, that for calendar year 2006, compliance with the foregoing limitation on Capital Expenditures shall be determined as of September 30, 2006, based on the four fiscal quarters ending on such date.

                      (p) Formation of Subsidiaries. Organize or invest, or permit any of its Subsidiaries to organize or invest, in any new Subsidiary except as permitted under Section 5.02(f).

                      (q) Payment Restrictions Affecting Subsidiaries. Directly or indirectly, enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement or arrangement limiting the ability of any of its Subsidiaries to declare or pay dividends or other distributions in respect of its Equity Interests or repay or prepay any Debt owed to, make loans or advances to, or otherwise transfer assets to or invest in, the Borrower or any Subsidiary of the Borrower (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except (i) the Loan Documents, and (ii) any agreement or instrument evidencing Surviving Debt.

                      (r) Amendment, Etc., of Material Contracts. Except to the extent such action could not reasonably be expected to result in a Material Adverse Effect, cancel or terminate any Material Contract or consent to or accept any cancellation or termination thereof, amend or otherwise modify any Material Contract or give any consent, waiver or approval thereunder, waive any default under or breach of any Material Contract, agree in any manner to any other amendment, modification or change of any term or condition of any Material Contract or take any other action in connection with any Material Contract that would impair the value of the interest or rights of any Loan Party thereunder or that would impair the interest or


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           rights of any Agent or any Lender Party, or permit any of its
           Subsidiaries to do any of the foregoing.

                      (s) Hedge Agreements. Become a party to any Hedge Agreements other than non-speculative Hedge Agreements entered into in the ordinary course of business and consistent with prudent business practice to hedge against fluctuations in interest rates, commodity prices and foreign exchange rates.

           SECTION 5.03. Reporting Requirements. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will furnish to the Agents and the Lender
Parties:

                      (a) Default Notice. As soon as possible and in any event within two days after the occurrence of each Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a statement of the chief financial officer of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto.

                      (b) Annual Financials. As soon as available and in any event within 95 days after the end of each Fiscal Year, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, including therein a Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Year and a Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for such Fiscal Year, in each case accompanied by an opinion acceptable to the Required Lenders of KPMG or other independent public accountants of recognized standing acceptable to the Required Lenders, together with (i) a certificate of such accounting firm to the Lender Parties stating that in the course of the regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that an Event of Default has occurred and is continuing with respect to the financial covenants relating to the Facilities, or if, in the opinion of such accounting firm, an Event of Default has occurred and is continuing, a statement as to the nature thereof, (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by such accountants in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Section 5.04, provided that in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP and (iii) a certificate of a Responsible Financial Officer of the Borrower stating that no Event of Default has occurred and is continuing or, if an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto.

                      (c) Quarterly Financials. As soon as available and in any event within 50 days after the end of each of the first three quarters of each Fiscal Year (i) so long as the Borrower is a


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           reporting company under the Securities Act of 1934, as amended (a
           "Reporting Company"), a copy of the Borrowers Form 10Q filed with the Securities and Exchange Commission for each such fiscal quarter and
           (ii) if the Borrower is not a Reporting Company at such time, then the Borrower shall provide such financial statements to the Administrative Agent as it would be required to file with the Securities and Exchange Commission if it was a Reporting Company at such time, in each case duly certified (subject to normal year-end audit adjustments) by a Responsible Financial Officer of the Borrower as having been prepared in accordance with GAAP, together with (i) a certificate of said officer stating that no Event of Default has occurred and is continuing or, if an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by the Borrower in determining compliance with the covenants contained in Section 5.04, provided that in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP.

                      (d) Monthly Financials. As soon as available and in any event within (i) 45 days after the end of each March, June and September, (ii) 60 days after the end of each December, and (iii) 30 days after the end of each other month, a Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such month and a Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous month and ending with the end of such month and a Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding month of the preceding Fiscal Year, all in reasonable detail and duly certified by a Responsible Financial Officer of the Borrower.

                      (e) Business Plans and Annual Forecasts. As soon as available and in any event not later than 90 days after the end of each Fiscal Year, an annual business plan and forecasts prepared by management of the Borrower, in form satisfactory to the Administrative Agent, of balance sheets, income statements and cash flow statements and projected borrowing base availability on a monthly basis for the Fiscal Year immediately following such Fiscal Year and on an annual basis for each Fiscal Year thereafter until the Termination Date, together with narratives outlining the material operating, investing and financing assumptions incorporated in such forecasts.

                      (f) Tax and Asbestos Litigation Reports. Provide a monthly summary in form and substance reasonably satisfactory to the Administrative Agent of the status of (i) any tax proceeding involving, or any Federal income tax liability, contingent or actual, of the Borrower, any Loan Party, or any other member of the G-I Holdings Tax Group, in connection with or arising out of the Rhone Poulenc Transactions and (ii) asbestos litigation involving the Borrower or any of its Subsidiaries.


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
                      (g) Litigation. Promptly after the Borrower becomes aware of the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any Governmental Authority affecting any Loan Party or any of its Subsidiaries of the type described in Section 4.01(f), and promptly after the occurrence thereof, notice of any material adverse change in the status or the financial effect on any Loan Party or any of its Subsidiaries of the Disclosed Litigation from that described on Schedule 4.01(f) hereto.

                      (h) Securities Reports. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that any Loan Party or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange.

                      (i) Creditor Reports. Promptly after the furnishing thereof, copies of any statement or report furnished to any holder of Debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lender Parties pursuant to any other clause of this Section 5.03.

                      (j) Revenue Agent Reports. Within 10 days after receipt, copies of all Revenue Agent Reports (Internal Revenue Service Form
           886), or other written proposals of the Internal Revenue Service, that propose, determine or otherwise set forth positive adjustments to the Federal income tax liability of the affiliated group (within the meaning of Section 1504(a)(1) of the Internal Revenue Code) of which the Borrower is a member aggregating $1 million or more.

                      (k) Tax Certificates. Promptly, and in any event within five Business Days after the due date (with extensions) for filing the final Federal income tax return in respect of each taxable year, a certificate (a "TAX CERTIFICATE"), signed by the President or a Responsible Financial Officer of the Borrower, stating that the Borrower has paid all amounts required to be paid for such year under the Tax Agreement, and that the Borrower and its Subsidiaries have not paid amounts in respect of taxes (Federal, state, local or foreign) in excess of the amounts they are required to pay, under the Tax Agreement in respect of such taxable year.

                      (l) ERISA. (i) ERISA Events and ERISA Reports. (A) Promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the Chief Financial Officer of the Borrower describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (B) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information.


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                      (ii) Plan Terminations. Promptly and in any event within
           two Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan.

                      (iii) Plan Annual Reports. Promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan.

                      (iv) Multiemployer Plan Notices. Promptly and in any event within five Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause (A) or (B).

                      (m) Environmental Conditions. Promptly after the assertion or occurrence thereof, notice of (i) any Environmental Action against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could (A) reasonably be expected to have a Material Adverse Effect or (B) cause any property described in the Mortgages to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law assuming continued use for industrial purposes; or (ii) any other matter or occurrence that may impact the number, scope, import or substance of any Environmental Approval Action or the underlying circumstances thereof.

                      (n) Real Property. As soon as available and in any event within 95 days after the end of each Fiscal Year, a report supplementing Schedules 4.01(s), 4.01(t)(1), and 4.01(t)(2) hereto, including an identification of all owned and leased real property disposed of by the Borrower or any of its Subsidiaries during such Fiscal Year, a list and description (including the street address, county or other relevant jurisdiction, state, record owner, book value thereof and, in the case of leases of property, lessor, lessee, expiration date and annual rental cost thereof) of all real property acquired or leased during such Fiscal Year and a description of such other changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete.

                      (o) Insurance. As soon as available and in any event within 95 days after the end of each Fiscal Year, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Subsidiaries and containing such additional information as any Agent, or any Lender Party through the Administrative Agent, may reasonably specify.

                      (p) Borrowing Base Certificate. On the first Business Day of each week, a Borrowing Base Certificate, as at the last Business Day of the immediately preceding week, certified by the Responsible Financial Officer of the Borrower.


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                      (q) Annual Lender Meetings. On or before the anniversary
           of the Effective Date in each calendar year, hold a meeting with the Lenders.

                      (r) Access for Field Examinations. On or before the end of each fiscal quarter, provide representatives of the Collateral Monitoring Agent sufficient access to the properties and offices of the Borrower and its Subsidiaries for such representatives to conduct, at the Borrower's expense, a field examination.

                      (s) Notice of Repurchase of Senior Notes. Provide to the Administrative Agent (simultaneously with providing the same to the Creditors' Committee and futures representative in the G-I Holdings bankruptcy proceedings), a copy of the notice required to be provided to the Creditors' Committee and the futures representative in the G-I Holdings bankruptcy proceedings with respect to such repurchase program, pursuant to the order dated June 18, 2003 which was entered in the G-I Holdings bankruptcy proceedings.

                      (t) Basket Report. On each day on which monthly financials are required to be provided pursuant to Section 5.03(d), a report certified by a Responsible Financial Officer of the Borrower, and in substantially the form of Exhibit N hereto, showing the gross and unused balances of the Restricted Payments Basket, the Special Payments Basket, and all other baskets as of the most recently ended month, together with information in detail reasonably acceptable to the Administrative Agent concerning changes (whether as a result of usage or otherwise) in such gross and unused balances during such month.

                      (u) Other Information. Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as any Agent, or any Lender Party through the Administrative Agent, may from time to time reasonably request (including, without limitation, asset appraisals).

           SECTION 5.04. Financial Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will:

                      (a) EBITDA. Maintain for each period of four fiscal quarters ending on the dates indicated below EBITDA of not less than the amount set forth below for such four fiscal quarters:

            Four Fiscal
     Quarter Endings Ending On                    EBITDA
     -------------------------                    ------

              6/30/03                          $120,000,000
              9/30/03                           120,000,000
             12/31/03                           120,000,000
              3/31/04                           120,000,000
              6/30/04                           120,000,000


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            Four Fiscal
     Quarter Endings Ending On                    EBITDA
     -------------------------                    ------

              9/30/04                           120,000,000
             12/31/04                           125,000,000
              3/31/05                           125,000,000
              6/30/05                           125,000,000
              9/30/05                           125,000,000
             12/31/05                           130,000,000
              3/31/06                           135,000,000
              6/30/06                           140,000,000
              9/30/06                           145,000,000
             12/31/06                           150,000,000


                      (b) Interest Coverage Ratio. Maintain as of the end of each fiscal quarter ending during each period set forth below an Interest Coverage Ratio of not less than the amount set forth below for each period set forth below:

          Period                                        Ratio
          ------                                        -----
          Effective Date - 12/31/04                     1.75 to 1
          1/1/05 - 12/31/05                             2.00 to 1
          Thereafter                                    2.25 to 1

                                   ARTICLE VI

                                EVENTS OF DEFAULT

           SECTION 6.01. Events of Default. If any of the following events ("EVENTS OF DEFAULT") shall occur and be continuing:

                      (a) (i) the Borrower shall fail to pay any principal of any Advance when the same shall become due and payable or (ii) the Borrower shall fail to pay any interest on any Advance, or any Loan Party shall fail to make any other payment under any Loan Document when due and payable; or

                      (b) any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

                      (c) the Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 2.14, 5.01(e), (f),
           (i) or (j), 5.02, 5.03(a), (b), (c), (d) or (l) or 5.04; or


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                      (d) any Loan Party shall fail to perform or observe any
           other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 15 days after the earlier of the date on which (i) a Responsible Officer becomes aware of such failure or (ii) written notice thereof shall have been given to the Borrower by any Agent or any Lender Party; or

                      (e) any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt of such Loan Party or such Subsidiary (as the case may be) that is outstanding in a principal amount of at least $15 million either individually or in the aggregate for all such Loan Parties and Subsidiaries (but excluding Debt outstanding hereunder), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

                      (f) any Loan Party or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

                      (g) any judgments or orders (other than in respect of the alleged Federal income tax liabilities of the Borrower relating to or arising out of the Rhone Poulenc Transactions or relating to the alleged asbestos liabilities of the Borrower), either individually or in the aggregate, for the payment of money in excess of $5 million shall be rendered against any Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 15 consecutive days during which a stay of enforcement of


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
           such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not give rise to an Event of Default under this Section 6.01(g) if and for so long as (A) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer, which shall be rated at least "A" by A.M. Best Company, covering full payment thereof and (B) such insurer has been notified, and has not disputed the claim made for payment, of the amount of such judgment or order; or

                      (h) (i) any court or governmental agency determines a tax liability or otherwise issues any adverse ruling addressing the merits, proposes to or actually enters a stipulated settlement or settlement notice, or makes or provides any assessment, notice of intent to file a lien, or lien filing against any member of the G-I Holdings Tax Group or any Loan Party with respect to the Rhone Poulenc Transactions, and there shall be a period of 20 consecutive days after the taking of such action during which time the Super Majority Lenders shall not have determined that there shall not exist, because of such action, a reasonable likelihood that one or more of the Loan Parties will pay, satisfy, or receive demand for payment of any tax liabilities relating to or arising out of the Rhone Poulenc Transactions (it being understood that during such 20 consecutive day period the Lender Parties shall not be required to make any Advances hereunder), or (ii) any court renders a judgment or order against any Loan Party related to or arising out of the alleged asbestos liabilities of the Borrower and as a result of which it is reasonable to conclude that the Loan Parties might be liable for such asbestos liabilities; or

                      (i) any non-monetary judgment or order shall be rendered against any Loan Party or any of its Subsidiaries that could be reasonably likely to have a Material Adverse Effect, and there shall be any period of 20 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                      (j) any provision of any Loan Document after delivery thereof pursuant to Section 3.01 or 5.01(j) shall for any reason cease to be valid and binding on or enforceable against any Loan Party party to it, or any such Loan Party shall so state in writing; or

                      (k) any Collateral Document or financing statement after delivery thereof pursuant to Section 3.01 or 5.01(j) shall for any reason (other than pursuant to or permitted by the terms of any Loan Document) cease to create a valid and perfected first priority lien subject to any Liens permitted by Section 5.02 on and security interest in the Collateral purported to be covered thereby; or

                      (l) a Change of Control shall occur; or

                      (m) any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties


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
           and the ERISA Affiliates related to such ERISA Event) exceeds (together with all other liabilities described in Section 6.01(m), (n), and (o)) $10 million in the aggregate; or

                      (n) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds (together with all other liabilities described in Section 6.01(m), (n), and (o)) $10 million in the aggregate; or

                      (o) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding (together with all other liabilities described in Section 6.01(m), (n), and (o)) $10 million in the aggregate; or

                      (p) any Federal tax Liens in respect of the proposed Federal income tax liabilities of the Borrower or any other member of the G-I Holdings Tax Group relating to or arising out of the Rhone Poulenc Transactions shall be created and be enforceable against the assets of any Loan Party; or

                      (q) there shall occur any Material Adverse Change; or

                      (r) the existing stay of the asbestos-related litigation against the Borrower granted in the G-I Holdings bankruptcy proceedings shall have been terminated or amended or modified in a manner not reasonably acceptable to the Administrative Agent, or there shall have occurred a substantive consolidation of G-I Holdings with the assets and liabilities of the Borrower or any of the Subsidiary Guarantors in conjunction with the G-I Holdings bankruptcy proceedings;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than Letter of Credit Advances by the Issuing Bank or a Lender pursuant to Section 2.03(c) and Swing Line Advances by a Lender pursuant to Section 2.02(b)) and of the Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, (A) by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, (B) by notice to each party required under the terms of any agreement


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
in support of which a Standby Letter of Credit is issued, request that all Obligations under such agreement be declared to be due and payable; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (x) the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than Letter of Credit Advances by the Issuing Bank or a Lender pursuant to Section 2.03(c) and Swing Line Advances by a Lender pursuant to
Section 2.02(b)) and of the Issuing Bank to issue Letters of Credit shall automatically be terminated and (y) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

           SECTION 6.02. Actions in Respect of the Letters of Credit upon Default. If any Event of Default shall have occurred and be continuing, the Administrative Agent may, or shall at the request of the Required Lenders, irrespective of whether it is taking any of the actions described in Section
6.01 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Collateral Agent on behalf of the Lender Parties in same day funds at the Collateral Agent's office designated in such demand, for deposit in the L/C Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding. If at any time the Administrative Agent determines that any funds held in the L/C Collateral Account are subject to any right or claim of any Person other than the Agents and the Lender Parties or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Collateral Agent, as additional funds to be deposited and held in the L/C Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Collateral Account that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Collateral Account, such funds shall be applied to reimburse the Issuing Bank or Lenders, as applicable, to the extent permitted by applicable law.

                                  ARTICLE VII

                                  THE AGENTS

           SECTION 7.01. Authorization and Action. Each Lender Party (in its capacities as a Lender, the Swing Line Bank (if applicable), and the Issuing Bank (if applicable)) hereby appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), no Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lender Parties and all holders of Notes; provided, however, that no Agent shall be required to take any action that exposes such Agent to personal liability or that is contrary to this Agreement or applicable law. Each Agent agrees to give


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
to each Lender Party prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

           SECTION 7.02. Agents' Reliance, Etc. Neither any Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Agent:
(a) may treat the payee of any Note as the holder thereof until, in the case of the Administrative Agent, the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, or, in the case of any other Agent, such Agent has received notice from the Administrative Agent that it has received and accepted such Assignment and Acceptance, in each case as provided in Section 8.07; (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance, observance or satisfaction of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or the existence at any time of any Default under the Loan Documents or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties.

           SECTION 7.03. CUSA and Affiliates. With respect to its Commitments, the Advances made by it and the Notes issued to it, CUSA shall have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though it were not an Agent; and the term "Lender Party" or "Lender Parties" shall, unless otherwise expressly indicated, include CUSA in its individual capacity as such. CUSA and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person that may do business with or own securities of any Loan Party or any such Subsidiary, all as if CUSA was not an Agent and without any duty to account therefor to the Lender Parties. No Agent shall have any duty to disclose any information obtained or received by it or any of its Affiliates relating to any Loan Party or any of its Subsidiaries to the extent such information was obtained or received in any capacity other than as such Agent.

           SECTION 7.04. Lender Party Credit Decision. Each Lender Party acknowledges that it has, independently and without reliance upon any Agent or any other Lender Party and based on the financial statements referred to in
Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this


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Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon any Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

           SECTION 7.05. Indemnification. (a) Each Lender Party severally agrees to indemnify each Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents (collectively, the "INDEMNIFIED COSTS"); provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender Party agrees to reimburse each Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 8.04, to the extent that such Agent is not promptly reimbursed for such costs and expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.05 applies whether any such investigation, litigation or proceeding is brought by any Lender Party or any other Person.

                     (b) Each Lender Party severally agrees to indemnify the Issuing Bank (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Issuing Bank in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Issuing Bank under the Loan Documents; provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Issuing Bank's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender Party agrees to reimburse the Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 8.04, to the extent that the Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrower.

                     (c) For purposes of this Section 7.05, the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (i) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lender Parties, (ii) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time, and (iii) their respective Unused Revolving Credit Commitments at such time; provided that the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank and of Letter of Credit Advances owing to the Issuing Bank shall be considered to be owed to the Lenders ratably in accordance with their respective Revolving Credit Commitments. The failure of any Lender Party to reimburse any Agent or the Issuing Bank, as the


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case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties to such Agent or the Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse such Agent or the Issuing Bank, as the case may be, for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse such Agent or the Issuing Bank, as the case may be, for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 7.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

           SECTION 7.06. Successor Agents. Any Agent may resign at any time by giving written notice thereof to the Lender Parties and the Borrower and may be removed at any time with or without cause by the Required Lenders; provided, however, that any removal of the Administrative Agent will not be effective until it has also been replaced as Collateral Monitoring Agent, Swing Line Bank and Issuing Bank and released from all of its obligations in respect thereof (other than obligations resulting from its gross negligence or willful misconduct). Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lender Parties, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent and, in the case of a successor Collateral Monitoring Agent, upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents (other than duties and obligations resulting from its gross negligence or willful misconduct). If within 45 days after written notice is given of the retiring Agent's resignation or removal under this Section 7.06, no successor Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (a) the retiring Agent's resignation or removal shall become effective, (b) the retiring Agent shall thereupon be discharged from its duties and obligations under the Loan Documents (other than duties and obligations resulting from its gross negligence or willful misconduct) and (c) the Required Lenders shall thereafter perform all duties of the retiring Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Agent as provided above. After any retiring Agent's resignation or removal hereunder as Agent shall have become effective, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

           SECTION 7.07. Appointment of Supplemental Collateral Monitoring Agents. (a) It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact


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business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Administrative Agent appoint an additional individual or institution as a separate trustee, co-trustee, collateral monitoring agent, collateral agent, collateral sub-agent or collateral co-agent (any such additional individual or institution being referred to herein individually as a "SUPPLEMENTAL COLLATERAL MONITORING AGENT" and collectively as "SUPPLEMENTAL COLLATERAL MONITORING AGENTS").

                     (b) In the event that the Administrative Agent appoints a Supplemental Collateral Monitoring Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Monitoring Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Monitoring Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents necessary to the exercise or performance thereof by such Supplemental Collateral Monitoring Agent shall run to and be enforceable by either the Administrative Agent or such Supplemental Collateral Monitoring Agent, and (ii) the provisions of this Article and of Section 8.04 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Collateral Monitoring Agent and all references therein to the Administrative Agent shall be deemed to be references to the Administrative Agent and/or such Supplemental Collateral Monitoring Agent, as the context may require.

                     (c) Should any instrument in writing from any Loan Party be reasonably required by any Supplemental Collateral Monitoring Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, such Loan Party shall execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. In case any Supplemental Collateral Monitoring Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Monitoring Agent, to the extent permitted by law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Collateral Monitoring Agent.

           SECTION 7.08. The Lead Arranger, the Syndication Agent and the Co-Documentation Agents. It is understood and agreed by all parties hereto that neither the Lead Arranger, nor the Syndication Agent, nor the Co-Documentation Agents shall have any rights, powers, duties or responsibilities in such capacity under this Agreement (nor shall any such rights, powers, duties or responsibilities be read into this Agreement or any other Loan Document), and shall have no liability for any actions taken or not taken in such capacity in connection with this Agreement or the other Loan Documents.


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                                  ARTICLE VIII

                                  MISCELLANEOUS

           SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Collateral Documents, consented to) by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Lender Parties (other than any Lender Party that is, at such time, a Defaulting Lender), do any of the following at any time: (i) waive any of the conditions specified in
Section 3.01 or, in the case of the Initial Extension of Credit, Section 3.02,
(ii) change the number of Lenders or the percentage of (x) the Commitments, (y) the aggregate unpaid principal amount of the Advances or (z) the aggregate Available Amount of outstanding Letters of Credit that, in each case, shall be required for the Lenders or any of them to take any action hereunder, (iii) reduce or limit the obligations of any Subsidiary Guarantor under Section 1 of the Subsidiary Guaranty issued by it or release such Subsidiary Guarantor or otherwise limit such Subsidiary Guarantor's liability with respect to the Obligations owing to the Agents and the Lender Parties (other than, in the case of any Subsidiary Guarantor, to the extent permitted under the Subsidiary Guaranty), (iv) release all or substantially all of the Collateral in any transaction or series of related transactions, (v) amend Section 2.13 or this
Section 8.01, (vi) increase the Commitments of the Lenders, (vii) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (viii) postpone any date scheduled for any payment of principal of, or interest on, the Notes pursuant to Section 2.04 or 2.07 or any date fixed for payment of fees or other amounts payable hereunder, (ix) limit the liability of any Loan Party under any of the Loan Documents or (x) amend or otherwise modify the definition of "Loan Value" or any component thereof (including, without limitation, any advance rates included in such definition) so as to increase the aggregate Loan Value of the Eligible Collateral or any component of such Loan Value; provided further that no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Bank or the Issuing Bank, as the case may be, in addition to the Lenders required above to take such action, affect the rights or obligations of the Swing Line Bank or of the Issuing Bank, as the case may be, under this Agreement; and provided further that no amendment, waiver or consent shall, unless in writing and signed by an Agent in addition to the Lenders required above to take such action, affect the rights or duties of such Agent under this Agreement or the other Loan Documents.

           SECTION 8.02. Notices, Etc. (a) All notices and other communications provided for hereunder shall be either (x) in writing (including telecopier or telegraphic communication) and mailed, telecopied, telegraphed or delivered or
(y) as and to the extent set forth in Section 8.02(b) and in the proviso to this
Section 8.02(a), in an electronic medium and delivered as set forth in Section 8.02(b), if to the Borrower, at its address at Building Materials Corporation of America, 1361 Alps Road, Wayne, New Jersey 07470; Attention: Treasurer;
Telephone: (973) 628-3000; Facsimile (973) 628-3326; if to any Initial Lender Party, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender Party, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender Party; if to the Collateral Agent, at its address at 111 Wall Street, 14th Floor, New


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York, NY, 10005; Attention: Citibank Agency & Trust; Telephone: (212) 657-5810;
Facsimile: (212) 657-2762; if to the Administrative Agent or the Collateral Monitoring Agent, at its address at Citicorp USA, Inc.; Asset Based Finance, 388 Greenwich Ave., 19th Floor, New York, NY 10013; Attention: Michael Schadt,
Telephone: (212) 816-2432; Facsimile: (212) 816-2613; e-mail:
michael.m.schadt@citigroup.com or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent; provided that materials required to be delivered pursuant to Section 5.01(i)(i), (ii), (iv) and (vi) shall be delivered to the Administrative Agent as specified in Section 8.02(b) or as otherwise specified to the Borrower by the Administrative Agent. All such notices and communications shall, when mailed, telecopied, telegraphed or e-mailed, be effective when deposited in the mails, telecopied, delivered to the telegraph company or confirmed by e-mail, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III or VII shall not be effective until received by the Administrative Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

                     (b) So long as CUSA is the Administrative Agent, materials required to be delivered pursuant to Section 5.01(i)(i), (ii), (iv) and (vi) shall be delivered to the Administrative Agent in an electronic medium in a format acceptable to the Administrative Agent and the Lenders by e-mail at oploanswebadmin@citigroup.com. The Borrower agrees that the Administrative Agent may make such materials, as well as any other written information, documents instruments and other material relating to the Borrower, or any of its Subsidiaries or any other materials or matters relating to this Agreement, or any of the transactions contemplated hereby (collectively, the "COMMUNICATIONS") available to the Lenders by posting such notices on "e-Disclosure" (the "PLATFORM"), the Administrative Agent's internet delivery system that is part of SSB Direct, Global Fixed Income's primary web portal. Although the primary web portal is secured with a dual firewall and a User ID/Password Authorization System and the Platform is secured through a single user per deal authorization method whereby each user may access the Platform only on a deal-by-deal basis, the Borrower acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided "as is" and "as available" and (iii) neither the Administrative Agent nor any of its Affiliates warrants the accuracy, adequacy or completeness of the Communications or the Platform and each expressly disclaims liability for errors or omissions in the communications or the Platform other than those that arise as a result of such Person's gross negligence or willful misconduct. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Administrative Agent or any of its Affiliates in connection with the Platform.

                     (c) Each Lender agrees that notice to it (as provided in the next sentence) (a "NOTICE") specifying that any Communications have been posted to the Platform shall constitute effective delivery of such information, documents or other materials to such Lender for purposes of this Agreement; provided that, if requested by any Lender, the Administrative Agent shall deliver a copy of the Communications to such Lender by e-mail or telecopier.


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Each Lender agrees (i) to notify the Administrative Agent in writing of such
Lender's e-mail address to which a Notice may be sent by electronic transmission (including by electronic communication) on or before the date such Lender becomes a party to this Agreement (and from time to time thereafter to ensure that the Administrative Agent has on record an effective e-mail address for such Lender) and (ii) that any Notice may be sent to such e-mail address.

           SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender Party or any Agent to exercise, and no delay in exercising, any right hereunder or under any Note or any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

           SECTION 8.04. Costs and Expenses. (a) The Borrower agrees to pay on demand (i) all reasonable out of pocket costs and expenses of the Administrative Agent and the Collateral Agent in connection with the preparation, execution, delivery, administration (including, without limitation, the fending of Advances), modification and amendment of, or any consent or waiver under, the Loan Documents (including, without limitation, (A) all due diligence, collateral review, syndication (including, without limitation, printing, distribution and bank meetings), transportation, computer, duplication, messenger, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and
(B) the reasonable fees and expenses of one set (including, without limitation, one main law firm and such additional special or local counsel as may be reasonably required) counsel for each Agent and the Collateral Agent with respect thereto, with respect to advising such Agent and the Collateral Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Event of Default or any events or circumstances that may give rise to an Event of Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all out of pocket costs and expenses of each Agent, the Collateral Agent and each Lender Party in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent, the Collateral Agent and each Lender Party with respect thereto).

                     (b) The Borrower agrees to indemnify, defend and save and hold harmless each Agent, the Collateral Agent, each Lender Party and each of their Affiliates and their respective officers, directors, employees, agents, advisors, attorneys and representatives (each, an "INDEMNIFIED PARTY") from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, fees and expenses of counsel), joint or several, that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Transaction Documents or any of the transactions contemplated thereby, including, without limitation, any


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acquisition or proposed acquisition (including, without limitation, the transactions contemplated hereunder) by the Borrower or any of its Subsidiaries or Affiliates of all or any portion of the Equity Interests in or Debt securities or substantially all of the assets of the Borrower or any of its Subsidiaries or (ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 8.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party or any other Person, whether or not any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereunder are consummated except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. The Borrower also agrees not to assert any claim against any Agent, any Lender Party or any of their Affiliates, or any of their respective officers, directors, employees, agents and advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Transaction Documents or any of the transactions contemplated by the Transaction Documents.

                     (c) No Indemnified Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Borrower or its Subsidiaries, or any shareholders or creditors of the foregoing for or in connection with transactions contemplated hereby, except to the extent such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In no event, however, shall any Indemnified Party be liable on any theory of liability for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings).

                     (d) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.06, 2.09(b)(i) or 2.10(d), acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, or if the Borrower fails to make any payment or prepayment of an Advance for which a notice of prepayment has been given or that is otherwise required to be made, whether pursuant to Section 2.04, 2.06 or 6.01 or otherwise, the Borrower shall, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion or such failure to pay or prepay, as the case may be, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender Party to fund or maintain such Advance.

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                     (e) If any Loan Party fails to pay when due any costs,
expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender Party, in its sole discretion, exercised reasonably.

                     (f) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrower contained in Sections 2.10 and 2.12 and this Section 8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

           SECTION 8.05. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Agent and each Lender Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent, such Lender Party or such Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under the Loan Documents, irrespective of whether such Agent or such Lender Party shall have made any demand under this Agreement or such Note or Notes and although such Obligations may be unmatured. Each Agent and each Lender Party agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and each Lender Party and their respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent, such Lender Party and their respective Affiliates may have.

           SECTION 8.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and each Agent and the Administrative Agent shall have been notified by each Initial Lender Party that such Initial Lender Party has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender Party and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of each of the Lender Parties.

           SECTION 8.07. Assignments and Participations. (a) Each Lender may, upon at least five Business Days' notice to such Lender and the Administrative Agent, assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of any or all of the Facilities, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, an Affiliate of any Lender or an Approved Fund of any Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the aggregate amount of the Commitments being assigned to such Eligible Assignee pursuant to


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such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 (or such lesser amount as shall be approved by the Administrative Agent and, so long as no Default shall have occurred and be continuing at the time of effectiveness of such assignment, the Borrower), (iii) each such assignment shall be to an Eligible Assignee, (iv) except in the case of an assignment by a Person that, immediately prior to such assignment, was a Lender, to one of its Affiliates, no such assignments shall be permitted without the consent of the Administrative Agent and, so long as no Default shall have occurred and be continuing at the time of effectiveness of such assignment, the Borrower (in each case, which consents shall not be unreasonably withheld) and (v) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500.

                     (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender or Issuing Bank, as the case may be, hereunder and (ii) the Lender or Issuing Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.10, 2.12 and 8.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender's or Issuing Bank's rights and obligations under this Agreement, such Lender or Issuing Bank shall cease to be a party hereto).

                     (c) By executing and delivering an Assignment and Acceptance, each Lender Party assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to


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exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender or Issuing Bank, as the case may be.

                     (d) The Administrative Agent acting for this purpose (but only for this purpose) as the agent of the Borrower, shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitment under each Facility of, and principal amount of the Advances owing under each Facility to, each Lender Party from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agents and the Lender Parties shall treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Agent or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

                     (e) Notwithstanding anything to the contrary contained in clause (b) above, the Advances (including the Notes evidencing such Advances) are registered obligations and the right, title, and interest of the Lender Parties and their assignees in and to such Advances shall be transferable only upon notation of such transfer in the Register. A Note shall only evidence the Lender Party's or an assignee's right title and interest in and to the related Advance, and in no event is any such Note to be considered a bearer instrument or obligation. This Section 8.07 shall be construed so that the Advances are at all times maintained in "registered form" within the meaning of sections 163(f), 871(h)(2) and 881(c)(2) of the Internal Revenue Code and any related regulations (or any successor provisions of the Internal Revenue Code or such regulations). Solely for purposes of this and for tax purposes only, the Administrative Agent shall act as the Borrower's agent for purposes of maintaining such notations of transfer in the Register.

                     (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower and each other Agent. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall, if requested by the assignee, execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes an amended and restated Note (which shall be marked "Amended and Restated") to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it under each Facility pursuant to such Assignment and Acceptance and, if any assigning Lender has retained a Commitment hereunder under such Facility and has requested a replacement Note, an amended and restated Note to the order of such assigning Lender in an amount equal to the Commitment retained by it hereunder. Such amended and restated Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

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                     (g) The Issuing Bank may assign to an Eligible Assignee all of its rights and obligations under the undrawn portion of its Letter of Credit Commitment at any time; provided, however, that (i) each such assignment shall be to an Eligible Assignee and (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,500.

                     (h) Each Lender Party may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes (if any) held by it); provided, however, that (i) such Lender Party's obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Agents and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent requires the consent of all Lender Parties.

                     (i) Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
Section 8.07, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender Party by or on behalf of the Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender Party in accordance with the terms of Section 8.10.

                     (j) Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

                     (k) Notwithstanding anything to the contrary contained herein, any Lender that is a fund that invests in bank loans may create a security interest in all or any portion of the Advances owing to it and the Note or Notes held by it to the trustee for holders of obligations owed, or securities issued, by such fund as security for such obligations or securities, provided, that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 8.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

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                     (l) Notwithstanding anything to the contrary contained
herein, any Lender Party (a "GRANTING LENDER") may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an "SPC") the option to provide all or any part of any Advance that such Granting Lender would otherwise be obligated to make pursuant to this Agreement, provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Advance, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Advance, the Granting Lender shall be obligated to make such Advance pursuant to the terms hereof. The making of an Advance by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Advance were made by such Granting Lender. Each party hereto hereby agrees that (i) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender Party would be liable, (ii) no SPC shall be entitled to the benefits of Sections 2.10 and
2.12 (or any other increased costs protection provision) and (iii) the Granting Bank shall for all purposes, including, without limitation, the approval of any amendment or waiver of any provision of any Loan Document, remain the Lender Party of record hereunder. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior Debt of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained in this Agreement, any SPC may (i) with notice to, but without prior consent of, the Borrower and the Administrative Agent and with the payment of a processing fee of $500 and without paying any processing fee therefor, assign all or any portion of its interest in any Advance to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Advances to any rating agency, commercial paper dealer or provider of any surety or guarantee or credit or liquidity enhancement to such SPC. This subsection (k) may not be amended without the prior written consent of each Granting Lender, all or any part of whose Advances are being funded by the SPC at the time of such amendment.

           SECTION 8.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery by telecopier or electronic mail of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.

           SECTION 8.09. No Liability of the Issuing Bank. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in


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making or failing to make payment under any Letter of Credit, except that the
Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) the Issuing Bank's willful misconduct or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) the Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

           SECTION 8.10. Confidentiality. Neither any Agent nor any Lender Party shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (a) to such Agent's or such Lender Party's Affiliates and their officers, directors, employees, accountants, attorneys, agents and other advisors (collectively, "LENDER REPRESENTATIVES") and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, (c) as requested or required by any state, Federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any similar organization or quasi-regulatory authority) regulating such Lender Party, (d) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Loan Parties received by it from such Lender Party, (e) in connection with any litigation or proceeding to which such Agent or such Lender Party or any of its Affiliates may be a party to the extent required or requested to so disclose by the applicable Governmental Authority or (f) in connection with the exercise of any right or remedy under this Agreement or any other Loan Document. Notwithstanding anything herein to the contrary, any Agent or Lender Party may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and tax structure of the transactions as contemplated hereunder and all materials of any kind (including opinions or other tax analyses) that are provided to such Agent or Lender Party, relating to such U.S. tax treatment and tax structure.

           SECTION 8.11. Release of Collateral. Upon the sale, lease, transfer or other disposition of any item of Collateral or the incurrence of Debt (so long as permitted hereby) in respect of fixed assets of any Loan Party (including, without limitation, as a result of the sale, in accordance with the terms of the Loan Documents, of the Loan Party that owns such Collateral and as a result of the designation by any Loan Party after the Closing Date of any of its Subsidiaries as a Non-Recourse Subsidiary) in accordance with the terms of the Loan Documents, the Collateral Agent will release its Lien on and security interest in such Collateral and, at the Borrower's expense, execute and deliver to such Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents in accordance with the terms of the Loan Documents.

           SECTION 8.12. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court


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from any thereof, in any action or proceeding arising out of or relating to this
Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

                     (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

           SECTION 8.13. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

           SECTION 8.14. Waiver of Jury Trial. Each of the Borrower, the Agents and the Lender Parties irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Advances, the Letters of Credit or the actions of any Agent or any Lender Party in the negotiation, administration, performance or enforcement thereof.

           SECTION 8.15. Required Environmental Tasks.

                     (a) Approved Properties. The Properties listed on Schedule
8.15 attached hereto as or otherwise deemed by the Administrative Agent to be "Properties Approved For The Borrowing Base" are Eligible Real Property and are not subject to environmental reporting requirements under this Section 8.15.

                     (b) Conditionally Approved Properties. (i) The Properties listed on Schedule 8.15 attached hereto as or otherwise deemed by the Administrative Agent to be "Properties Conditionally Approved For The Borrowing Base" are Eligible Real Property, subject to the Borrower's compliance with the provisions of this Section 8.15(b) and to the Administrative Agent's other rights under this Agreement with respect to the designation of Eligible Real Property. In respect of each such Property, the Borrower shall, at the Borrower's sole cost and expense, initiate, diligently prosecute and complete, within a commercially reasonable time after the date of this Agreement, each action listed on Schedule 8.15 attached hereto as a "Required Environmental Task" (each, a "REQUIRED ENVIRONMENTAL TASK"). In the event that the Administrative Agent agrees, pursuant to Section 8.15(c) hereof, that all Required Environmental Tasks for any specific Property Conditionally Approved


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For The Borrowing Base have been completed or waived, that Property shall thereafter be deemed and be treated in all respects as a "Property Approved For The Borrowing Base".

                     (ii) If the Borrower fails to complete any Required Environmental Task with respect to a specific Property Conditionally Approved For The Borrowing Base within a commercially reasonable time and the Administrative Agent does not agree to waive such Required Environmental Task, the Administrative Agent shall so notify the Borrower in writing. Within thirty
(30) days after the Borrower receives such notice, the Borrower and the Administrative Agent shall discuss in good faith such noncompliance in an effort to clarify and specify the tasks relating to such Required Environmental Task that still require completion. In the event that, after the submission of the next two (2) quarterly reports required by Section 8.15(e)(i) hereof, the Administrative Agent still determines that completion of the same Required Environmental Task is not being completed within a commercially reasonable time and the Administrative Agent does not agree to waive such Required Environmental Task, the Administrative Agent may deem the applicable Property not to be Eligible Real Estate.

                     (c) Completion of Required Environmental Tasks. With respect to Properties Conditionally Approved For The Borrowing Base, until all of the Required Environmental Tasks are completed to the satisfaction of the Administration Agent, the Borrower shall provide to the Administrative Agent on each January 1, April 1, July 1 and October 1 from the Effective Date through the Termination Date, a report detailing the status of the efforts to complete such Required Environmental Tasks. In addition to or as a part of such quarterly reports, when the Borrower completes all Required Environmental Tasks with respect to a Property, it shall report such completion to the Administrative Agent.

           SECTION 8.16. Agreement to Comply With Court Order. Each of the Lender Parties hereby accepts and agrees to abide by all of the terms of the order (the "APPROVAL ORDER") as set forth in Exhibit L hereto entered by the bankruptcy court on June 18, 2003 in connection with the G-I Holdings bankruptcy proceedings and further agrees not to take any action (including, without limitation, appearing in certain litigation proceedings specified in the Approval Order) which could result in the loss of any waivers, or other rights granted in such Approval Order for the benefit of the Agents and/or the Lender Parties.





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
           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                              BUILDING MATERIALS CORPORATION OF AMERICA

                              By
                                 ---------------------------------------------
                                 Title:



                              CITICORP USA, INC.,
                                as Administrative Agent and Collateral
                                Monitoring Agent

                              By
                                 ---------------------------------------------
                                 Title:



                              CITIGROUP GLOBAL MARKETS INC.,
                                as Lead Arranger and Book Manager

                              By
                                 ---------------------------------------------
                                 Title:



                              DEUTSCHE BANK SECURITIES INC.,
                                as Syndication Agent

                              By
                                 ---------------------------------------------
                                 Title:



                              THE CIT GROUP/BUSINESS CREDIT, INC.,
                                as Co-Documentation Agent

                              By
                                 ---------------------------------------------
                                 Title:

                              CONGRESS FINANCIAL CORPORATION,
                                as Co-Documentation Agent

                              By
                                 ---------------------------------------------
                                 Title:



                              JPMORGAN CHASE BANK,
                                as Co-Documentation Agent

                              By
                                 ---------------------------------------------
                                 Title:



                              INITIAL LENDERS

                              CITICORP USA, INC.

                              By
                                 ---------------------------------------------
                                 Title:


                              DEUTSCHE BANK TRUST COMPANY AMERICAS

                              By
                                 ---------------------------------------------
                                 Title:


                              CONGRESS FINANCIAL CORPORATION

                              By
                                 ---------------------------------------------
                                 Title:


                              THE CIT GROUP/BUSINESS CREDIT, INC.

                              By
                                 ---------------------------------------------
                                 Title:

                              JPMORGAN CHASE BANK

                              By
                                 ---------------------------------------------
                                 Title:


                              GMAC COMMERCIAL FINANCE LLC

                              By
                                 ---------------------------------------------
                                 Title:


                              FLEET CAPITAL CORPORATION

                              By
                                 ---------------------------------------------
                                 Title:


                              NATIONAL CITY COMMERCIAL FINANCE, INC.

                              By
                                 ---------------------------------------------
                                 Title:


                              WELLS FARGO FOOTHILL, INC.

                              By
                                 ---------------------------------------------
                                 Title:


                              GENERAL ELECTRIC CAPITAL CORPORATION

                              By
                                 ---------------------------------------------
                                 Title:



                              INITIAL ISSUING BANK AND INITIAL SWING LINE BANK

                              CITICORP USA, INC.

                              By
                                 ---------------------------------------------
                                 Title:




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